                                U.S. $450,000,000

                   SECURED SUPER PRIORITY DEBTOR IN POSSESSION

                                CREDIT AGREEMENT

                            Dated as of March 6, 2002

                                      among

                           National Steel Corporation

                       A Debtor and Debtor in Possession,

                                  as Borrower,

                                       and

                     The Subsidiaries of the Borrower Party

                              HERETO as Guarantors,

                      as Debtors and Debtors in Possession,

                      The Lenders and Issuers Party Hereto,

                               Citicorp USA, Inc.
                             as Administrative Agent

                             Heller Financial, Inc.
                         as Collateral Monitoring Agent

                            Fleet Capital Corporation

                                       AND

                       The CIT Group/Business Credit, Inc.

                            as Documentation Agents,

                             Heller Financial, Inc.

                                       AND

                            GMAC Business Credit, LLC

                             as Syndication Agents,

                             The Fuji Bank, Limited

                                 as Co-Arranger

                                       and

                           Salomon Smith Barney, Inc.

                   as Sole Book Manager and Sole Lead Arranger

                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                             New York, NY 10153-0119

                                TABLE OF CONTENTS

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Article I      Definitions, Interpretation and Accounting Terms................................2

     Section 1.1       Defined Terms...........................................................2

     Section 1.2       Computation of Time Periods............................................31

     Section 1.3       Quantities.............................................................31

     Section 1.4       Accounting Terms and Principles........................................32

     Section 1.5       Certain Terms and References...........................................32

Article II     The Facilities.................................................................33

     Section 2.1       The Commitments........................................................33

     Section 2.2       Borrowing Procedures...................................................34

     Section 2.3       Swing Loans............................................................35

     Section 2.4       Letters of Credit......................................................37

     Section 2.5       Reduction and Termination of the Commitments...........................42

     Section 2.6       Repayment of Loans.....................................................43

     Section 2.7       Evidence of Indebtedness...............................................43

     Section 2.8       Optional Prepayments...................................................43

     Section 2.9       Mandatory Prepayments..................................................44

     Section 2.10      Application of Proceeds................................................44

     Section 2.11      Interest...............................................................45

     Section 2.12      Conversion and Continuation Options....................................45

     Section 2.13      Fees...................................................................46

     Section 2.14      Payments and Computations; Protective Advances.........................48

     Section 2.15      Special Provisions Governing Eurodollar Rate Loans.....................52

     Section 2.16      Capital Adequacy.......................................................54

     Section 2.17      Taxes..................................................................54

     Section 2.18      Substitution of Lenders................................................56

     Section 2.19      Collateral Audits......................................................56

Article III    Conditions Precedent to the Effectiveness of this Agreement and to Loans and Letters of Credit.............................................58

     Section 3.1       Conditions Precedent to the Effectiveness

                       of this Agreement......................................................58
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                                        i

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                                TABLE OF CONTENTS
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     Section 3.2       Conditions Precedent to Each Loan

                       and Letter of Credit...................................................59

     Section 3.3       Determinations of Initial Borrowing Conditions.........................60

Article IV     Representations and Warranties.................................................61

     Section 4.1       Corporate Existence; Compliance with Law...............................61

     Section 4.2       Corporate Power; Authorization;

                       Enforceable Obligations................................................61

     Section 4.3       Financial Statements...................................................62

     Section 4.4       Legal Proceedings......................................................63

     Section 4.5       Material Adverse Change................................................63

     Section 4.6       Litigation.............................................................63

     Section 4.7       Taxes..................................................................63

     Section 4.8       Full Disclosure........................................................64

     Section 4.9       Margin Regulations.....................................................64

     Section 4.10      Ownership of the Subsidiaries and Certain Assets.......................64

     Section 4.11      ERISA..................................................................65

     Section 4.12      Liens..................................................................65

     Section 4.13      No Burdensome Restrictions; No Defaults................................65

     Section 4.14      No Other Ventures......................................................66

     Section 4.15      Investment Company Act.................................................66

     Section 4.16      Insurance..............................................................66

     Section 4.17      Labor Matters..........................................................66

     Section 4.18      Use of Proceeds........................................................67

     Section 4.19      Environmental Matters..................................................67

     Section 4.20      Title; Real Property...................................................68

     Section 4.21      Deposit Accounts.......................................................68

     Section 4.22      Bankruptcy Orders......................................................68

     Section 4.23      Pledged Collateral.....................................................68

     Section 4.24      Intellectual Property..................................................69

Article V      Financial Covenants............................................................70

                                       ii

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                                TABLE OF CONTENTS
                                   (continued)

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     Section 5.1       Capital Expenditures...................................................70

Article VI     Reporting Covenants............................................................71

     Section 6.1       Financial Statements and Information...................................71

     Section 6.2       Default Notices........................................................73

     Section 6.3       ERISA Matters..........................................................73

     Section 6.4       Litigation.............................................................74

     Section 6.5       SEC Filings; Press Releases............................................74

     Section 6.6       Labor Relations........................................................74

     Section 6.7       Insurance..............................................................74

     Section 6.8       Environmental Matters..................................................75

     Section 6.9       Customer Contracts.....................................................75

     Section 6.10      Bankruptcy Court.......................................................76

     Section 6.11      Other Information......................................................76

Article VII    Affirmative Covenants..........................................................76

     Section 7.1       Preservation of Corporate Existence, Etc...............................76

     Section 7.2       Compliance with Law, Etc...............................................76

     Section 7.3       Conduct of Business....................................................76

     Section 7.4       Payment of Taxes, Etc..................................................77

     Section 7.5       Maintenance of Insurance...............................................77

     Section 7.6       Access.................................................................77

     Section 7.7       Keeping of Books.......................................................77

     Section 7.8       Maintenance of Properties, Etc.........................................77

     Section 7.9       Maintenance of Contractual Obligations, Etc............................78

     Section 7.10      Application of Proceeds................................................78

     Section 7.11      Fiscal Year............................................................78

     Section 7.12      Environmental..........................................................78

     Section 7.13      Borrowing Base Determination...........................................78

     Section 7.14      Control Accounts; Blocked Accounts.....................................79

     Section 7.15      Accounting Changes.....................................................80

     Section 7.16      Field Examination......................................................80

                                       iii

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                                TABLE OF CONTENTS
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     Section 7.17      Post Closing Matters...................................................80

Article VIII   Negative Covenants.............................................................81

     Section 8.1       Indebtedness...........................................................81

     Section 8.2       Liens, Etc.............................................................82

     Section 8.3       Investments in Other Persons...........................................83

     Section 8.4       Sale of Assets.........................................................83

     Section 8.5       Restricted Payments....................................................84

     Section 8.6       Restriction on Fundamental Changes.....................................85

     Section 8.7       Change in Nature of Business...........................................85

     Section 8.8       Transactions with Affiliates...........................................85

     Section 8.9       Restrictions on Subsidiary Distributions;

                       No New Negative Pledge.................................................86

     Section 8.10      Modification of Constituent Documents..................................86

     Section 8.11      Margin Regulations.....................................................86

     Section 8.12      Operating Leases; Sale and Leaseback Transactions......................87

     Section 8.13      Cancellation of Indebtedness Owed to It................................87

     Section 8.14      No Speculative Transactions............................................87

     Section 8.15      Compliance with ERISA..................................................87

     Section 8.16      Chapter 11 Claims......................................................87

Article IX     Events of Default..............................................................87

     Section 9.1       Events of Default......................................................87

     Section 9.2       Remedies...............................................................90

     Section 9.3       Actions in Respect of Letters of Credit................................91

     Section 9.4       Rescission.............................................................92

Article X      Guaranty.......................................................................92

     Section 10.1      The Guaranty...........................................................92

     Section 10.2      Nature of Liability....................................................92

     Section 10.3      Independent Obligation.................................................93

     Section 10.4      Authorization..........................................................93

     Section 10.5      Reliance...............................................................94

                                       iv

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                                TABLE OF CONTENTS
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     Section 10.6      Subordination..........................................................94

     Section 10.7      Waiver.................................................................94

     Section 10.8      Limitation on Enforcement..............................................95

Article XI     Security.......................................................................95

     Section 11.1      Security...............................................................95

     Section 11.2      Perfection of Security Interests.......................................96

     Section 11.3      Rights of Lender; Limitations on Lenders' Obligations..................97

     Section 11.4      Covenants of the Loan Parties with

                       Respect to Collateral..................................................98

     Section 11.5      Performance by Agent of the Loan Parties' Obligations.................103

     Section 11.6      Limitation on Agent's Duty in Respect of Collateral...................103

     Section 11.7      Remedies, Rights Upon Default.........................................104

     Section 11.8      The Administrative Agent's Appointment

                       as Attorney-in-Fact...................................................106

     Section 11.9      Modifications.........................................................107

Article XII    The Administrative Agent; The Agents..........................................108

     Section 12.1      Authorization and Action..............................................108

     Section 12.2      Administrative Agent's Reliance, Etc..................................109

     Section 12.3      The Agents as Lenders.................................................110

     Section 12.4      Lender Credit Decision................................................110

     Section 12.5      Indemnification.......................................................110

     Section 12.6      Successor Administrative Agent;

                       Successor Collateral Monitoring Agent.................................111

     Section 12.7      Concerning the Collateral and the Loan Documents......................112

     Section 12.8      Collateral Matters Relating to Related Obligations....................113

     Section 12.9      Special Provisions Relating to a Borrower's Plan......................113

     Section 12.10     Collateral Monitoring Agent...........................................114

Article XIII   Miscellaneous.................................................................114

     Section 13.1      Amendments, Waivers, Etc..............................................114

     Section 13.2      Assignments and Participations........................................116
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                                        v

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                                TABLE OF CONTENTS
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     Section 13.3      Costs and Expenses....................................................119

     Section 13.4      Indemnities...........................................................120

     Section 13.5      Limitation of Liability...............................................122

     Section 13.6      Right of Set-off......................................................122

     Section 13.7      Sharing of Payments, Etc..............................................122

     Section 13.8      Updating of Schedules.................................................123

     Section 13.9      Independence of Representations and Warranties........................123

     Section 13.10     Governing Law.........................................................123

     Section 13.11     Submission to Jurisdiction;

                       Consent to Service of Process.........................................123

     Section 13.12     Waiver of Jury Trial..................................................124

     Section 13.13     Notices, Etc..........................................................124

     Section 13.14     No Waiver; Remedies...................................................125

     Section 13.15     Execution in Counterparts;

                       Effectiveness; Assignments by the Borrower............................126

     Section 13.16     Entire Agreement......................................................126

     Section 13.17     Further Assurances....................................................126

     Section 13.18     Confidentiality.......................................................126

     Section 13.19     Reservation of Rights to Object.......................................127

          Secured Super Priority Debtor In Possession Credit Agreement, dated as of March 6, 2002, is entered into by and among National Steel Corporation, a Delaware corporation, as debtor and debtor in possession under chapter 11 of the Bankruptcy Code (as defined below) (the "Borrower"), the Guarantors (as defined below), as debtors and debtors in possession under chapter 11 of the Bankruptcy Code, the Lenders (as defined below), the Issuers (as defined below), Citicorp Usa, Inc. ("CUSA"), as agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent"), and Heller Financial, Inc. ("Heller"), as Collateral Monitoring Agent, Fleet Capital Corporation ("Fleet") and The Cit Group/business Credit, Inc. ("CIT"), as Documentation Agents, Heller Financial, Inc. and GMAC Business Credit, LLC ("GMAC"), as Syndication Agents, The Fuji Bank, Limited ("Fuji"), as Co-Arranger, and Solomon Smith Barney, Inc. ("SSBI"), as Sole Book Manager and Sole Lead Arranger.

                              W i t n e s s e t h:

          Whereas, on March 6, 2002 (the "Petition Date") the Borrower and the Guarantors each filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code (collectively, the "Cases") with the United States Bankruptcy Court for the Northern District of Illinois (Eastern Division) (said court or any other court having jurisdiction over the Cases from time to time, the "Bankruptcy Court");

          Whereas, the Borrower and the Guarantors are continuing to operate their respective businesses, possess their respective assets and manage their respective properties as debtors in possession under sections 1107 and 1108 of the Bankruptcy Code;

          Whereas, the Borrower is a party to a Credit Agreement dated as of September 28, 2001 among CUSA as Administrative Agent, Fleet and CIT, as Documentation Agents, Heller and GMAC, as Syndication Agents, Fuji, as Co-Arranger, SSBI, as Sole Book Manager and Sole Lead Arranger and the Lenders and issuers party thereto as modified, amended and supplemented to the date hereof ("Pre-petition Credit Agreement");

          Whereas, certain of Borrower's subsidiaries have guaranteed all of Borrower's obligations under the Pre-petition Credit Agreement;

          Whereas, the obligations of the Borrower under the Pre-petition Credit Agreement and the obligations of the guarantors thereof are secured by valid, perfected first priority liens and security interests in substantially all of the Accounts and Inventory of the Borrower and a perfected security interest in substantially all of the other personal property of Borrower and such guarantors;

          Whereas, as of the Petition Date, the Borrower is indebted to the lenders under the Pre-petition Credit Agreement in an aggregate outstanding principal amount of $306,019,925, plus accrued and unpaid interest thereon and other amounts due under the Pre-petition Credit Agreement;

          Whereas, the Borrower has requested that the Lenders and Issuers provide a secured super priority revolving credit and letter of credit facility of up to $450,000,000 in order to fund the continued operation of the Borrower's and the Guarantors' businesses as debtors in possession under the Bankruptcy Code; and

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

          Whereas, each of the Guarantors has agreed to guaranty the obligations of Borrower hereunder and each of the Borrower and the Guarantors has agreed to secure its obligations to the Lenders and the Issuers hereunder with, inter alia, security interests in, and liens on, all of its property and assets, whether real or personal, tangible or intangible, now existing or hereafter arising, all as more fully provided herein;

          Whereas, the Lenders and Issuers are willing to make available to the Borrower such revolving credit and letter of credit facility upon the terms and subject to the conditions set forth herein;

          Now, therefore, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                Definitions, Interpretation And Accounting Terms

          Section 1.1 Defined Terms

          As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms and, unless the context otherwise requires, to all genders and all other grammatical forms of the terms defined):

          "Account" has the meaning given to it in Article 9 of the UCC.

          "Account Debtor" has the meaning given to it in Article 9 of the UCC.

          "Additional Pledged Collateral" means all shares of, limited and/or general partnership interests in, and limited liability company interests in, and all securities convertible into, and warrants, options and other rights to purchase or otherwise acquire, stock of, either (i) any Person that, after the date of this Agreement, as a result of any occurrence, becomes a direct Subsidiary of any Loan Party or (ii) any issuer of Pledged Stock, any Partnership or any LLC that are acquired by any Loan Party after the date hereof; all certificates or other instruments representing any of the foregoing; all Security Entitlements of any Loan Party in respect of any of the foregoing; all additional indebtedness from time to time owed to any Loan Party by any obligor on the Pledged Notes and the instruments evidencing such indebtedness; and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing. Additional Pledged Collateral may be General Intangibles or Investment Property.

          "Administrative Agent" has the meaning specified in the preamble hereto.

          "Advance Rate" means, at any time, (a) up to 85% in the case of Eligible Receivables and (b) in the case of Eligible Inventory, up to the lower of (i) 65% of the cost, on a first-in, first-out basis, of all categories of such Inventory and (ii) the lower of (x) up to 75% of the lower of cost or market, on a first-in, first-out basis, of specified categories of Inventory as determined by the Collateral Monitoring Agent and (y) up to 85% of the orderly liquidation

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

valuation (net of expenses projected to be expended in such liquidation) for such specified categories of Inventory, as set forth in the most recent independent third party appraisal obtained by the Collateral Monitoring Agent, as each such rate may be increased or decreased from time to time with respect to all or any portion of Eligible Receivables or all or any portion of any class of Eligible Inventory by the Collateral Monitoring Agent in its sole discretion, acting commercially reasonably and in accordance with its regular practices and policies applicable to debtor in possession asset based loans with advance rates based on current assets in effect from time to time (which practices and policies may be changed by the Collateral Monitoring Agent in its sole discretion), with any change in such rates to be effective two (2) Business Days after written notice thereof from the Collateral Monitoring Agent to the Borrower; provided, however, that (i) in the case of Eligible Receivables, the Collateral Monitoring Agent shall not increase any such rates above the Original Advance Rates without the consent of the Super-Majority Lenders and (ii) in the case of Eligible Inventory, the Collateral Monitoring Agent may increase such rates above the Original Advance Rates based on an independent third party appraisal of the Inventory at the time of such increase but in no event in excess of 85% of the orderly liquidation valuation (net of expenses projected to be expended in such liquidation) for such Inventory as set forth in the most recent independent third party appraisal obtained by the Collateral Monitoring Agent; and, provided, further, that the Collateral Monitoring Agent shall not increase any such rates more than five percent (5%) above the Original Advance Rates for Eligible Inventory without the consent of the Super-Majority Lenders.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person and each officer, director or general partner of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Affiliate Transaction" has the meaning specified in Section 8.8 (Transactions with Affiliates).

          "Agents" means the Administrative Agent, the Collateral Monitoring Agent, each Documentation Agent and each Syndication Agent.

          "Agreement" means this Secured Super Priority Debtor In Possession Credit Agreement, together with all exhibits and schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Applicable Lending Office" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

          "Applicable Margin" means, with respect to the Loans maintained as (i) Base Rate Loans, a rate equal to two and one half percent (2.5%) per annum and
(ii) Eurodollar Rate Loans, a rate equal to three and one half percent (3.5%) per annum.

          "Approved Fund" means, any fund that is advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or affiliate of an entity that administers or manages a Lender.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

          "Approved Securities Intermediary" means a securities intermediary or commodity intermediary selected or approved by the Administrative Agent and with respect to which a Loan Party has delivered to the Administrative Agent a Control Account Agreement.

          "Arranger" means SSBI, in its capacity as sole book manager and sole lead arranger.

          "Asset Sale" has the meaning specified in Section 8.4 (Sale of Assets).

          "Assignment and Acceptance" means an assignment and acceptance, in substantially the form of Exhibit G (Form of Assignment and Acceptance), entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent.

          "Availability Reserves" means, the following, individually and collectively, (i) a reserve equal to the "Outstandings" as defined in and under the Pre-petition Credit Agreement, (ii) a liquidity reserve equal to thirty five million Dollars ($35,000,000), (iii) a reserve in an amount equal to the Carve-Out, (iv) a reserve in respect of Hedging Contracts between the Administrative Agent, any Lender (or any Affiliate thereof) and any Loan Party in an amount as determined by the Administrative Agent, in its sole discretion acting commercially reasonably, and (v) as of two (2) Business Days after the receipt of written notice by the Borrower from the Administrative Agent of any determination thereof, such other reserves as the Administrative Agent, in its sole discretion acting commercially reasonably and in accordance with its regular business practices and policies applicable to debtor in possession asset based loans with advance rates based on current assets in effect from time to time (which practices and policies may be changed by the Administrative Agent in its sole discretion), may from time to time establish as reserves against the Available Credit in order either (a) to preserve the value of the Collateral or the Administrative Agent's Lien thereon or (b) to provide for the payment of unanticipated liabilities of any Loan Party arising after the Effective Date that are reasonably likely to affect adversely the Secured Parties' rights or remedies in respect of the Collateral.

          "Available Credit" means, at any time, an amount equal to (a) the lower of (i) the then effective aggregate Commitments and (ii) the Borrowing Base at such time minus (b) the aggregate Outstandings at such time.

          "Average Available Credit" has the meaning specified in clause (b)(v) of Section 2.13 (Fees).

          "Bailee's Letter" means a letter in form and substance acceptable to the Administrative Agent and executed by any Person (other than the Borrower) that is in possession of Inventory on behalf of the Borrower pursuant to which such Person acknowledges, among other things, the Administrative Agent's Lien with respect thereto or shall be in the form attached hereto as Exhibit D-1.

          "Bankruptcy Code" means title 11, United States Code, as amended from time to time.

          "Bankruptcy Court" has the meaning specified in the recitals to this Agreement.

          "Bankruptcy Orders" means the Interim Order or the Final Order, as applicable.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

          "Base Rate" means, with respect to any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of:

          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

          (b) the sum (adjusted to the nearest one-fourth of one percent (0.25%) or, if there is no nearest one-fourth of one percent (0.25%), to the next higher one-fourth of one percent (0.25%)) of (i) one-half of one percent (0.5%) per annum plus (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such Monday is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to, and published by, the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three
     (3) New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to one hundred percent (100%) minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month Dollar nonpersonal time deposits in the United States, plus (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

          (c) the sum of (i) one-half of one percent (0.5%) per annum plus (ii) the Federal Funds Rate.

          "Base Rate Loan" means Loans the rate of interest applicable to which is based upon the Base Rate.

          "Blocked Account" means a Deposit Account over which the Administrative Agent has control pursuant to a Deposit Account Control Agreement.

          "Blocking Amount" has the meaning specified in Section 9.2(c) (Blocking Lenders).

          "Blocking Event Notice" has the meaning specified in Section 9.2(c) (Blocking Lenders).

          "Blocking Lenders" has the meaning specified in Section 9.2(c) (Blocking Lenders).

          "Borrower" has the meaning specified in the preamble hereto.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

          "Borrower's Accountants" means Ernst & Young, LLP or any other independent nationally-recognized public accountants reasonably acceptable to the Administrative Agent.

          "Borrower's Plan" means a plan of reorganization filed by the Borrower and its debtor subsidiaries under section 1121 of the Bankruptcy Code.

          "Borrowing" means a borrowing consisting of Revolving Loans made on the same day by the Lenders ratably according to their respective Commitments.

          "Borrowing Base" means, at any time, (a) the sum of (i) the product of the Advance Rate then in effect for Eligible Receivables and the face amount of all Eligible Receivables of the Borrower (calculated net of all finance charges, late fees and other fees that are unearned, sales, excise or similar taxes, and credit or allowances granted at such time) and (ii) the lesser of (A) the Inventory Sublimit and (B) the product of the Advance Rate then in effect for Eligible Inventory and (x) the cost at which such Eligible Inventory is carried on the books of the Borrower or Pellet, as the case may be, on a first-in, first-out basis, (y) the market value of such Eligible Inventory or (z) the orderly liquidation valuation (net of expenses projected to be expended in such liquidation) for such Inventory as set forth in the most recent independent third party appraisal obtained by the Collateral Monitoring Agent (in each case with respect to (x), (y) and (z) in a manner consistent with the scheme of Advance Rates for Inventory described in clause (b) of the definition of "Advance Rates"), less (b) any Eligibility Reserves then in effect.

          "Borrowing Base Certificate" means a certificate of the Borrower substantially in the form of Exhibit E (Form of Borrowing Base Certificate), including the details of how the Outside Processing Inventory Reserve was computed.

          "Borrowing Base Deficiency" means, at any time, the failure of the Borrowing Base to exceed the aggregate Outstandings.

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

          "Capital Expenditures" means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, excluding interest capitalized during construction and excluding amounts expended, in the case of an Asset Sale permitted hereunder, to acquire replacement assets, or in the case of a Property Loss Event, to effect repairs, to the extent of the Net Cash Proceeds received by the Borrower in connection with such Asset Sale or Property Loss Event, as the case may be.

          "Capital Lease" means, with respect to any Person, any lease of property by such Person as lessee (or other arrangement conveying the right to use) that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

          "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.

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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

          "Carve-Out" means (i) the unpaid fees of the clerk of the Bankruptcy Court and of the United States Trustee pursuant to 28 U.S.C. Section 1930(a) and
(b), and (ii) the aggregate allowed unpaid fees and expenses payable under sections 330 and 331 of the Bankruptcy Code to professional persons retained pursuant to an order of the Court by the Borrower and the Guarantors or any Committee appointed in the Cases (other than the fees and expenses, if any, of any such professional persons incurred, directly or indirectly, in respect of, arising from or relating to, the initiation or prosecution of any action for preferences, fraudulent conveyances, other avoidance power claims or any other claims or causes of action against the Agents or the Lenders or with respect to the Obligations or the Pre-petition Credit Agreement Claims), paid after the occurrence and during the continuance of an Event of Default not to exceed seven million Dollars ($7,000,000) in the aggregate.

          "Cases" shall have the meaning specified in the recitals hereto.

          "Cash Collateral Account" means any deposit account (including Blocked Accounts) or securities account established by the Administrative Agent in which cash and Cash Equivalents may from time to time be on deposit or held therein as provided herein.

          "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any Lender or any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia or any foreign bank or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's or "P-1" by Moody's, (c) commercial paper of an issuer rated at least "A-1" by Standard & Poor's or "P-1" by Moody's and (d) shares of any money market fund that (i) has at least ninety-five percent (95%) of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than five hundred million Dollars ($500,000,000) and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed one hundred and eighty (180) days.

          "Change of Control" means any of the following: (a) NKK shall cease to own and control, directly or indirectly, all of the voting rights associated with a majority of the outstanding Stock and the outstanding Voting Stock of the Borrower, (b) NKK shall cease to own and control all of the economic rights associated with twenty five percent (25%) or more of the outstanding Stock of the Borrower or (c) the Borrower shall cease to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding Stock of any of its Material Subsidiaries.

          "Chattel Paper" has the meaning specified in Article 9 of the UCC.

          "Citibank" means Citibank, N.A., a national banking association.

          "Claim" has the meaning ascribed to such term in Section 101(5) of the Bankruptcy Code.

          "Code" means the United States Internal Revenue Code of 1986 (or any successor legislation thereto).

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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

          "Collateral" has the meaning specified in Section 2.20 (Priority and Liens).

          "Collateral Monitoring Agent" means Heller, in its capacity as collateral monitoring agent hereunder.

          "Commitment" means, with respect to each Lender, such Lender's Tranche A Commitment or Tranche B Commitment, as the case may be.

          "Committee" means any statutory committee approved in the cases pursuant to section 1102 of the Bankruptcy Code.

          "Compliance Certificate" has the meaning specified in clause (d) of
Section 6.1 (Financial Statements and Information).

          "Constituent Documents" means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person, (b) the bylaws, operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person's Stock.

          "Consummation Date" means the date of the substantial consummation (as defined in section 1101 of the Bankruptcy Court and which for purposes of this Agreement shall be no later than the effective date) of a plan of reorganization that is confirmed pursuant to an order of the Bankruptcy Court.

          "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

          "Contracts" means with respect to any Loan Party, any and all "contracts" of such Loan Party as such term is defined in Article 1 of the UCC.

          "Contractual Obligation" of any Person means any obligation, promise, agreement (whether written or oral, express or implied and whether or not legally binding), contract (including settlements and collective bargaining agreements), undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

          "Control Account" means a Securities Account or commodity account maintained by any Loan Party with an Approved Securities Intermediary which account is the subject of an effective Control Account Agreement, and includes all financial assets held therein and all certificates and instruments, if any, representing or evidencing such Control Account.

          "Control Account Agreement" means a letter agreement, substantially in the form of Exhibit K (with such changes as may be agreed to by the Administrative Agent), executed by

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

any Loan Party and the Administrative Agent and acknowledged and agreed to by the relevant Approved Securities Intermediary.

          "Copyright Licenses" means any written agreement naming any Loan Party as licensor or licensee granting any right under any Copyright, including the grant of rights to copy, publicly perform, create derivative works, manufacture, distribute, exploit and sell materials derived from any Copyright.

          "Copyrights" means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof and (b) the right to obtain all renewals thereof.

          "CUSA" has the meaning specified in the preamble hereto.

          "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

          (a) Liens (excluding Environmental Liens) with respect to the payment of taxes, assessments or governmental charges in all cases that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP to the extent that all such Liens in the aggregate would, if all such contests were adversely determined, have no Material Adverse Effect;

          (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP to the extent that all such Liens in the aggregate would, if all such contests were adversely determined, have no Material Adverse Effect;

          (c) deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), leases (whether real or personal) and surety, appeal, customs or performance bonds;

          (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of Real Property not materially detracting from the value of such Real Property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such Real Property;

          (e) encumbrances arising under leases or subleases of Real Property that do not, in the aggregate, materially detract from the value of such Real Property or interfere with

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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

     the ordinary conduct of the business conducted and proposed to be conducted at such Real Property;

          (f) financing statements with respect to a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business; and

          (g) deposits made by the Borrower or any Guarantor and escrow or similar arrangements to secure obligations or liabilities arising from agreements of the Borrower or a Guarantor providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case incurred or assumed in connection with the disposition of any business or assets.

          "Default" means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

          "Delray" has the meaning specified in clause (i) of Section 8.3 (Investments in Other Persons).

          "Deposit Account" has the meaning given to it in Article 9 of the UCC.

          "Deposit Account Bank" means a financial institution selected or approved by the Administrative Agent and with respect to which a Loan Party has delivered to the Administrative Agent a Deposit Account Control Agreement.

          "Deposit Account Control Agreement" means a letter agreement in such form as may be agreed to by the Administrative Agent, executed by the relevant Loan Party, the Administrative Agent and the relevant Deposit Account Bank.

          "Documentation Agent" means Fleet Capital Corporation and The CIT Group/Business Credit, Inc., each in its capacity as documentation agent.

          "Documentary Letter of Credit" means any letter of credit issued by an Issuer pursuant to clause (a) of Section 2.4 (Letters of Credit) for the account of the Borrower, which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower or any of its Subsidiaries in the ordinary course of its business.

          "Dollars" and the sign "$" each mean the lawful money of the United States of America.

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Effective Date" has the meaning specified in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement).

          "Election Notice" has the meaning specified in Section 9.2(c) (Blocking Lenders).

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

          "Eligibility Reserves" means (a) the Outside Processing Inventory Reserve, and (b) effective as of two (2) Business Days after the date of written notice of any determination thereof to the Borrower by the Collateral Monitoring Agent, such other amounts as the Collateral Monitoring Agent, in its sole discretion acting commercially reasonably and in accordance with its regular business practices and policies in effect from time to time and applicable to debtor in possession asset based loans with advance rates based on current assets (which practices and policies may be changed by the Collateral Monitoring Agent in its sole discretion), may from time to time establish against the gross amounts of Eligible Inventory or Eligible Receivables to reflect risks or contingencies that (i) arise after the Effective Date, (ii) relate to, or may otherwise affect, the Collateral or the Secured Parties' risks or remedies in respect thereof and (iii) have not already been taken into account in the calculation of the Borrowing Base.

          "Eligible Inventory" means Inventory of the Borrower and Pellet including raw materials, work in process, finished goods, parts and supplies (other than any Inventory which has been consigned by the Borrower or Pellet)
(i) that is owned solely by the Borrower or Pellet, (ii) with respect to which the Administrative Agent has a valid and perfected first-priority Lien (subject only to the Liens securing the Pre-petition Credit Agreement Claims), (iii) that is located on premises (1) owned by the Borrower or Pellet, (2) leased by the Borrower with respect to which the Borrower has delivered to the Administrative Agent a duly executed Landlord's Waiver for each such location (provided that for the ninety (90) day period immediately following the Effective Date premises leased by the Borrower at a location for which a landlord's waiver was delivered in respect of such location in connection with the Pre-petition Credit Agreement shall be deemed for the purposes of this subclause (2) to be subject to a "duly executed Landlord's Waiver" regardless of whether a new Landlord's Waiver has actually been obtained) or (3) owned by third parties and either (x) covered by an appropriate Bailee's Letter or comparable agreement for such location that waives any statutory or common law lien of such third party or subordinates such lien to the Lien of the Administrative Agent for the benefit of the Lenders (provided that for the ninety (90) day period immediately following the Effective Date, no Outside Processing Inventory Reserve shall be reserved in respect of Inventory at a third party location for which a bailee's letter and a landlord's waiver was delivered in respect of such location in connection with the Pre-petition Credit Agreement) or (y) such third party's claims arising from its provision of services have been adequately reserved for under the Outside Processing Inventory Reserve, (iv) with respect to which none of the warranties contained in the Loan Documents has been breached, (v) that is not, as determined in the sole discretion of the Collateral Monitoring Agent acting in a commercially reasonable manner, obsolete or unmerchantable, (vi) with respect to which (in respect of any Inventory labeled with a brand name or trademark and sold by such Loan Party pursuant to a trademark owned by such Loan Party or a license granted to such Loan Party) the Administrative Agent would have rights under such trademark or license pursuant to this Agreement or any other agreement satisfactory to the Administrative Agent to sell such Inventory in connection with a liquidation thereof, and (vii) that the Collateral Monitoring Agent deems to be Eligible Inventory, based on such credit and collateral considerations as the Collateral Monitoring Agent may deem appropriate, in its sole discretion acting commercially reasonably and in accordance with its regular business practices and policies in effect from time to time and applicable to asset based loans with advance rates based on current assets (which practices and policies may be changed by the Collateral Monitoring Agent in its sole discretion).

          "Eligible Receivable" means the gross outstanding balance of each Account of the Borrower arising out of the sale of merchandise, goods or services in the ordinary course of

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

business, that is made by the Borrower to a Person that is not an Affiliate of the Borrower, that is not in dispute and that constitutes Collateral in which the Administrative Agent has a fully perfected first priority Lien (subject only to the Liens securing the Pre-petition Credit Agreement Claims); provided, however, that an Account shall in no event be an Eligible Receivable if:

          (a) (i) such Account is more than 60 days past due according to the original terms of sale or (ii) 90 days past the original invoice date thereof; or

          (b) any warranty contained in this Agreement or any other Loan Document with respect to such specific Account is not true and correct with respect to such Account; or

          (c) the Account Debtor on such Account has disputed liability or made any claim with respect to any other Account due from such Account Debtor to the Borrower but only to the extent of such dispute or claim; or

          (d) the Account Debtor on such Account has (i) filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors,
     (ii) made an assignment for the benefit of creditors, (iii) had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law, (iv) has failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation or (v) had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; or

          (e) the Account Debtor on such Account or any of its Affiliates is also a supplier to or creditor of the Borrower unless such supplier or creditor has executed a no-offset letter satisfactory to the Administrative Agent, in its sole discretion; provided, however, that the Administrative Agent may in its sole and absolute discretion determine that the balance of such Account Debtor's receivables are eligible after instituting a reserve in an amount equal to 125% of such Account Debtor's (or its Affiliate's) accounts payable from the Borrower; provided, further, that the amount payable to such Account Debtor by the Borrower is in excess of $10,000 at any one time; or

          (f) the sale represented by such Account is to an Account Debtor located outside the United States unless (i) the sale is on letter of credit or banker's acceptance terms acceptable, in its sole discretion, to the Collateral Monitoring Agent, (ii) the sale represented by such Account is to an Account Debtor domiciled in Canada and such Account is denominated in Dollars, (iii) the sale represented by such Account is covered by credit insurance acceptable to the Collateral Monitoring Agent, in its sole discretion or (iv) the sale represented by such Account is to a foreign Account Debtor which has been pre-approved, in its sole discretion, by the Collateral Monitoring Agent; or

          (g) the sale to such Account Debtor on such Account is on a bill-on-hold, guaranteed sale, sale-and-return, sale-on-approval or consignment basis; or

          (h) such Account is subject to a Lien in favor of any Person other than the Administrative Agent for the benefit of the Secured Parties and the lenders under the Pre-petition Credit Agreement; or

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

          (i) such Account is subject to any deduction, offset, counterclaim, return privilege or other conditions other than volume sales discounts given in the ordinary course of the Borrower's business; provided, however, that such Account shall be ineligible only to the extent of such deduction, offset, counterclaim, return privilege or other condition (unless otherwise deemed ineligible hereunder); or

          (j) the Account Debtor on such Account is located in New Jersey or Minnesota, unless the Borrower (i) has received a certificate of authority to do business and is in good standing in such state or (ii) has filed a Notice of Business Activities Report with the appropriate office or agency of such state for the current year; or

          (k) the Account Debtor on such Account is a Governmental Authority, unless the Borrower has assigned its rights to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of a federal Governmental Authority, and pursuant to applicable law, if any, in the case of any other Governmental Authority, and such assignment has been accepted and acknowledged by the appropriate government officers; or

          (l) 50% or more of the outstanding Accounts of the Account Debtor (other than those Accounts that are not Eligible Receivables solely by reason of clause (p) below) have become, or have been determined by the Collateral Monitoring Agent in accordance with the provisions hereof to be, ineligible other than solely by reason of clause (p) below; or

          (m) the sale represented by such Account is denominated in a currency other than Dollars; or

          (n) such Account is not evidenced by an invoice or other writing in form acceptable to the Collateral Monitoring Agent, in its sole discretion; or

          (o) the Borrower, in order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Person to whom or to which it was made; or

          (p) the total Accounts of the Borrower on which the same Person is the Account Debtor represent more than 20% of the Eligible Receivables at such time, but only to the extent of such excess; or

          (q) the Collateral Monitoring Agent, based on such credit and collateral considerations as the Collateral Monitoring Agent may deem appropriate, in its sole discretion acting commercially reasonably and in accordance with its regular business practices and policies in effect from time to time and applicable to debtor in possession asset-based loans with advance rates based on current assets (which practices and policies may be changed by the Collateral Monitoring Agent in its sole discretion), determines such Account to be ineligible.

          "Eligible Tranche A Assignee" means a Tranche A Lender or any Affiliate of such Tranche A Lender.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

          "Eligible Tranche B Assignee" means (a) a Lender or any Affiliate of such Lender; (b) any financial institution which has been pre-approved to be a Lender in writing by the Borrower, (c) a commercial bank having total assets in excess of five billion Dollars ($5,000,000,000) acceptable to the Borrower (which acceptance may not be unreasonably withheld); or (d) a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent and the Borrower, that regularly is engaged in making, purchasing or investing in loans; provided, however, that the consent of the Borrower required in clauses (c) and (d) above shall not be required during the continuance of an Event of Default.

          "Encumbrances" means, with respect to Real Property, all Liens, leases, options, preferences, priorities, rights of first refusal, easements, servitudes, rights-of-way, licenses, securities purchase option, call or similar right, restrictions under any shareholder agreement or any other Contractual Obligation, encumbrance or any other restriction or limitation whatsoever on any right incident to the ownership in fee of such property (including rights to transfer, use or possess such property), whether contingent or non-contingent, matured or unmatured, known or unknown.

          "Entry Date" means the date of the entry of the Final Order.

          "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.Section 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C.Section 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C.Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.Section 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C.Section 7401 et seq.); the Clean Air Act, as amended (42 U.S.C.Section 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.Section 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C.Section 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C.Section 300f et seq.); and each of their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann.Section13:1K-6 et seq.).

          "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, Order or Contractual Obligation with any Governmental Authority or other Person, relating to any environmental, health or safety condition or a Release or threatened Release and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

          "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

          "Equipment" has the meaning specified Article 9 of the UCC.

          "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto) as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414 (b), (c),
(m) or (o) of the Code.

          "ERISA Event" means (a) a reportable event described in Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a
Title IV Plan or a Multiemployer Plan, (b) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan, (d) notice of reorganization or insolvency of a Multiemployer Plan, (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan or (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower or any of its Subsidiaries or any ERISA Affiliate.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board.

          "Eurodollar Base Rate" means the rate of interest determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of one sixteenth of one percent (0.0625%) per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the principal office of Citibank in London, to major banks in the London interbank market at 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan for a period equal to such Interest Period.

          "Eurodollar Borrowing Unit" means five million Dollars ($5,000,000).

          "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b)(i) a percentage equal to one hundred percent (100%) minus (ii) the reserve percentage applicable two
(2) Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the United States Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

          "Eurodollar Rate Loan" means any Revolving Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

          "Event of Default" has the meaning specified in Section 9.1 (Events of Default).

          "Exercise of Remedies" has the meaning specified in Section 9.2(c) (Blocking Lenders).

          "Facility" means the Commitments and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.

          "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset; provided, however, that, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third-party appraiser for which the basic underlying assumptions have not materially changed since its date, the "Fair Market Value" of such asset shall be the value set forth in such appraisal and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such Business Day by a financial institution of recognized standing regularly dealing in securities of such type selected by the Administrative Agent.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the United States Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Federal Reserve Board" means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

          "Final Order" means an order of the Bankruptcy Court pursuant to section 364 of the Bankruptcy Code approving this Agreement and the other Loan Documents and authorizing the incurrence by the Borrower of permanent post-petition secured and super-priority Indebtedness in accordance with, and the granting by the Borrower of the Liens in favor of the Secured Parties having the priority set forth in, this Agreement, and as to which no stay has been entered and which has not been reversed, modified, vacated or overturned, and which is substantively identical to the Interim Order and acceptable to the Administrative Agent or otherwise in form and substance satisfactory to the Administrative Agent and Tranche A Lenders

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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

consisting of more than fifty percent (50%) in number and two thirds in amount of the then outstanding Tranche A Commitments that vote to accept or reject such revised Final Order.

          "Financial Statements" means the financial statements of the Borrower and its Subsidiaries delivered in accordance with Sections 4.3 (Financial Statements) and 6.1 (Financial Statements).

          "First Day Orders" means all orders entered by the Bankruptcy Court based on motions by the Borrower on the Petition Date or within five (5) Business Days of the Petition Date.

          "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

          "Fiscal Year" means the twelve month period ending on December 31.

          "Fully Subscribing Lender" has the meaning specified in Section 9.2(c) (Blocking Lenders).

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "General Intangibles" has the meaning specified in Article 9 of the UCC.

          "GMAC" has the meaning specified in the preamble hereto.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or generally pertaining to, a government, nation, state or other political subdivision thereof, including any central bank, the PBGC or arbitrator.

          "Guarantor" means, individually, each Person listed on the signature pages to this Agreement as a guarantor and executing this Agreement as such or any other Person that guaranties the Obligations, and, such entities collectively, the "Guarantors".

          "Guaranty" means the guaranty of the obligations of the Borrower made by the Guarantors pursuant to Article X (Guaranty) of this Agreement.

          "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of

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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise)
(i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services irrespective of whether such property is received or such services are rendered), if, in the case of any agreement described under clause (b)(i), (ii),
(iii), (iv) or (v) above, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

          "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

          "Heller" has the meaning specified in the preamble hereto.

          "Immediate Default" means any Default other than those Defaults that are unmatured on account of the cure periods set forth in clause (e)(ii) of
Section 9.1 (Events of Default).

          "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or that bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured), (d) all indebtedness for the deferred purchase price of property or services, other than (i) trade payables incurred prior to the Petition Date and
(ii) trade payables incurred after the Petition Date that are in the ordinary course of business and that are not overdue for more than 90 days, (e) indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and
(j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and general

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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Indemnitees" has the meaning specified in Section 13.3 (Costs; Expenses; Indemnities).

          "Indenture" means the Original Indenture, as supplemented by all instruments supplemental thereto, through and including the Eleventh Supplemental Indenture, dated as of March 31, 1999, to the Original Indenture, and any duly appointed successor trustees.

          "Instrument" has the meaning specified in Article 9 of the UCC, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "Intellectual Property" means, collectively, all rights, priorities and privileges of any Loan Party relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark licenses and trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Period" means, in the case of any Eurodollar Rate Loan but in any event subject to Section 2.2(f) (Borrowing Procedures - Continuation of Eurodollar Rate Lending), (x) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 (Borrowing Procedures) or 2.12 (Conversion and Continuation Options) and (y) thereafter, if such Eurodollar Rate Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.12, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.12; provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

          (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

          (c) the Borrower may not select any Interest Period that ends after the Scheduled Termination Date;

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

          (d) the Borrower may not select any Interest Period in respect of Revolving Loans having an aggregate principal amount of less than five million Dollars ($5,000,000); and

          (e) there shall be outstanding at any one time no more than six (6) Interest Periods in the aggregate.

          "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

          "Interim Facility" means that portion of the Facility made available to the Borrower prior to the Entry Date, as approved by the Interim Order, which portion shall not exceed two hundred thirty million Dollars ($230,000,000).

          "Interim Order" means that certain order issued by the Bankruptcy Court in substantially the form of Exhibit I or otherwise substantively identical thereto and acceptable to the Administrative Agent and Tranche A Lenders consisting of more than fifty percent (50%) in number and two thirds in amount of the then outstanding Tranche A Commitments that vote to accept or reject any revisions to such Interim Order.

          "Inventory" has the meaning specified in Article 9 of the UCC, wherever located.

          "Inventory Sublimit" means three hundred fifteen million Dollars ($315,000,000).

          "Investment" means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person,
(c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness of any other Person to that Person arising from a sale of property by that Person other than in the ordinary course of its business and (d) any Guaranty Obligation incurred by that Person in respect of Indebtedness of any other Person.

          "Investment Property" means, with respect to any Loan Party, any and all "investment property", as such term is defined in Article 9 of the UCC, of such Loan Party, wherever located.

          "IRS" means the Internal Revenue Service of the United States or any successor thereto.

          "Issue" means, with respect to any Letter of Credit, to issue, extend the expiry of, renew or increase the maximum stated amount (including by deleting or reducing any scheduled decrease in such maximum stated amount) of, such Letter of Credit, and terms "Issued" and "Issuance" shall have a corresponding meaning.

          "Issuer" means each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an "Issuer" or (b) hereafter becomes an Issuer with the approval of the

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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

Administrative Agent and the Borrower by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Borrower to be bound by the terms hereof applicable to Issuers.

          "Landlord's Waiver" means a landlord's waiver in the form attached hereto as Exhibit D-2.

          "Leases" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

          "Legal Proceeding" means any judicial, administrative, investigative, informal or arbitral action, arbitration, suit, claim, demand, audit, investigation, litigation, hearing (public or private), including proceedings of a Governmental Authority.

          "Lender" means each financial institution or other entity that (a) is listed on the signature pages hereof as a "Lender" (whether as a Tranche A Lender or a Tranche B Lender) or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance, including pursuant to Section 2.18 (Substitution of Lenders).

          "Letter of Credit" means any letter of credit issued or deemed issued pursuant to Section 2.4 (Letters of Credit).

          "Letter of Credit Fee" means, with respect to a Letter of Credit, a rate equal to three and one quarter percent (3.25%) per annum.

          "Letter of Credit Obligations" means, at any time, the aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, including the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

          "Letter of Credit Reimbursement Agreement" has the meaning specified in clause (f) of Section 2.4(f) (Execution of Letter of Credit Reimbursement Agreement).

          "Letter of Credit Request" has the meaning specified in Section 2.4(c) (Contents of Letter of Credit Request).

          "Letter of Credit Sublimit" has the meaning specified in Section 2.4(a)(iv).

          "Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any signed financing statement under the Uniform Commercial Code or

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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

comparable Requirement of Law naming the owner of the asset to which such Lien relates as debtor.

          "Loan Documents" means, collectively, this Agreement, the Notes (if any), each Letter of Credit Reimbursement Agreement, each Hedging Contract to which a Loan Party and a Lender or an Affiliate of a Lender is a party, each agreement pursuant to which a Lender or an Affiliate of a Lender provides cash management services to a Loan Party, the Loan Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

          "Loan Party" means each of the Borrower and each Guarantor.

          "Loan" or "Loans" means any of the Revolving Loans or the Swing Loans.

          "Material Adverse Change" means a material adverse change in any of
(a) the condition (financial or otherwise), business, performance, prospects, operations or properties of the Borrower or the Borrower and its Subsidiaries taken as a whole other than any change of the type which customarily occurs as a result of events leading up to and following the commencement of a proceeding under chapter 11 of the Bankruptcy Code and the commencement of the Cases (including, without limitation, those reflected in the financial projections heretofore made available to the Administrative Agent), (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to this Agreement or the Bankruptcy Orders, (d) the ability of the Borrower to repay the Obligations or of the Loan Parties to perform their respective obligations under the Loan Documents other than any change of the type which customarily occurs as a result of events leading up to and following the commencement of a proceeding under chapter 11 of the Bankruptcy Code and the commencement of the Cases (including, without limitation, those reflected in the financial projections heretofore made available to the Administrative Agent) or (e) the rights and remedies of the Administrative Agent, the Lenders or the Issuers under the Loan Documents.

          "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

          "Material Intellectual Property" means Intellectual Property owned by or licensed to the Borrower or any Material Subsidiary which is material to its business.

          "Material Subsidiary" means Pellet, ProCoil and NSH.

          "Maximum Credit" means, at any time, the lesser of (a) the Commitments in effect at such time and (b) the Borrowing Base at such time minus the aggregate amount of any Availability Reserve in effect at such time; provided, however, that prior to the Entry Date the Maximum Credit shall be no greater than the amount of the Interim Facility.

          "Maximum Tranche A Amount" means $306,019,925.00.

          "Moody's" means Moody's Investors Service.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

          "Net Cash Proceeds" means proceeds received by any Loan Party after the Effective Date in cash or Cash Equivalents from any (a) Asset Sale net of
(i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or payable as a result thereof and (iii) any amount required by the Bankruptcy Court to be paid or prepaid on Indebtedness (other than the Obligations) secured by a perfected and unavoidable lien on the assets subject to such Asset Sale; provided, however, that evidence of each of (i), (ii) and
(iii) above is provided to the Administrative Agent in form and substance reasonably satisfactory to it; and (b) Property Loss Event.

          "NKK" means NKK Corporation, a company organized and existing under the laws of Japan, and each and every successor thereto.

          "Non-Blocking Lender" has the meaning specified in Section 9.2(c) (Blocking Lenders).

          "Non-Consenting Lender" has the meaning specified in Section 13.1(c) (Amendments, Waivers, Etc.).

          "Non-Funding Lender" has the meaning specified in Section 2.2(d) (Independence of Funding Obligations).

          "Non-Stayed Order" means an order of the Bankruptcy Court which is in full force and effect, as to which no stay has been entered and which has not been reversed, modified, vacated or overturned.

          "Non-U.S. Lender" means each Lender or Administrative Agent that is not a United States person as defined in Section 7701(a)(30) of the Code.

          "Notes" has the meaning specified in clause (d) of Section 2.7 (Evidence of Indebtedness).

          "Notice of Borrowing" has the meaning specified in Section 2.2(a) (Form of Notice of Borrowing).

          "Notice of Conversion or Continuation" has the meaning specified in
Section 2.12(a) (Delivery of Notice of Conversion or Continuation).

          "NSFC" means National Steel Funding Corporation, a Delaware corporation.

          "NSH" means NS Holdings Corporation, a Delaware corporation.

          "NUF" means NUF LLC, a Delaware limited liability company that is an Affiliate of NKK, and any assignee permitted under the terms of the NUF Loan Documents as in effect on the date hereof.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

          "NUF Credit Agreement" means the Amended and Restated Subordinated Credit Agreement, dated as of September 28, 2001, between the Borrower and NUF.

          "NUF Loan Documents" means the NUF Credit Agreement, the Subordinated Security Agreement, dated as of September 28, 2001, between the Borrower and NUF, and each certificate, agreement (including any pledge or guaranty) and document executed in connection with the foregoing.

          "Obligations" means (a) the Revolving Loans and the Letter of Credit Obligations and all obligations of the Borrower to provide cash collateral for Letter of Credit Obligations, (b) all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description, present or future arising under this Agreement or the Notes and (c) all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Issuer or any Affiliate of either of them under any other Loan Document, any Hedging Contract or any agreement for cash management services entered into in connection with this Agreement (and, in the case of Hedging Contracts, entered into in connection with the Pre-petition Credit Agreement) (in each case under this clause (c), whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), in each case described in clause (a), (b) or (c) above, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including fees (and, in the case of clause (c) above, all letters of credit and cash management fees), interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to the Borrower under this Agreement or any Note or, in the case of clause (c) above, any other Loan Document, any Hedging Contract or any agreement for cash management services entered into in connection with this Agreement or any other Loan Document.

          "Order" means any order, award, injunction, judgment, decree, settlement, process, ruling, subpoena, writ, assessment, arbitration award, verdict (whether temporary, preliminary or permanent) or any determination or pronouncement (whether or not such determination or pronouncement can be appealed or otherwise modified) of any Governmental Authority reached as a result of a Legal Proceeding.

          "Original Advance Rates" means Advance Rates in effect on the Effective Date.

          "Original Indenture" means the Indenture of Mortgage and Deed of Trust, dated May 1, 1952, between the Borrower, Great Lakes Steel Corporation (a predecessor in interest of the Borrower), and City Bank Farmers Trust Company and Ralph E. Morton, as Trustee.

          "Outside Processing Inventory Reserve" means an amount equal to one hundred and twenty percent (120%) of the amount of the total aggregate outstanding payables due to any third party for processing, warehousing or storage of Inventory of the Borrower that, on the last Business Day of the calendar month preceding the date of the most recent Borrowing Base Certificate delivered pursuant to and in accordance with clause (f) of Section 6.1 (Financial Statements) or Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement), has been located, stored, used or otherwise held at the premises of such third parties (but excluding any Inventory that the Collateral Monitoring Agent has determined is located, stored, used or

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

otherwise held at locations covered by appropriate Bailee's Letters, Landlord's Waivers or comparable agreements and so advised the Borrower).

          "Outstandings" means, at any particular time, the sum of (a) the principal amount of the Revolving Loans outstanding at such time plus (b) the Letter of Credit Obligations outstanding at such time plus (c) the principal amount of the Swing Loans outstanding at such time.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Partially Subscribing Lender" has the meaning specified in Section 9.2(c) (Blocking Lenders).

          "Patents" means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

          "Patent License" means all agreements, whether written or oral, providing for the grant by or to any Loan Party of any right to manufacture, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.

          "Pellet" means National Steel Pellet Company, a Delaware corporation.

          "Permit" means any certificate, permit, franchise, approval, authorization, license, variance, exemption, privilege, immunity, waiver, or permission required from, or otherwise granted by, a Governmental Authority under an applicable Requirement of Law or in connection with any Contractual Obligation with a Governmental Authority.

          "Permitted Pre-petition Claim Payment" means a payment (as adequate protection or otherwise) on account of any Claim arising or deemed to have arisen prior to the Petition Date, which is made pursuant to authority granted by a Non-Stayed Order of the Bankruptcy Court; provided, that (a) the Loan Parties shall make good faith efforts to minimize such payments (other than with respect to Pre-petition Credit Agreement Claims) and (b) no such payment (other than with respect to Pre-petition Credit Agreement Claims) shall be made after the acceleration of the maturity of the Obligations so long as such acceleration shall not have been rescinded.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, labor union, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.

          "Petition Date" has the meaning specified in the recitals to this Agreement.

          "Pledged Collateral" means, collectively, the Pledged Notes, the Pledged Stock, the Pledged Partnership Interests, the Pledged LLC Interests, any other Investment Property of any Loan Party in excess of $10,000, all certificates or other instruments representing any of the foregoing, all Security Entitlements of any Loan Party in respect of any of the foregoing, all

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

dividends, interest distributions, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing. Pledged Collateral may be General Intangibles or Investment Property.

          "Pledged LLC Interests" means all of any Loan Party's right, title and interest as a member of any LLCs and all of such Loan Party's right, title and interest in, to and under any LLC Agreement to which it is a party.

          "Pledged Notes" means all right, title and interest of any Loan Party, in the Instruments evidencing all Indebtedness owed to such Loan Party and all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

          "Pledged Partnership Interests" shall mean all of any Loan Party's right, title and interest as a limited and/or general partner in all Partnerships and all of such Loan Party's right, title and interest in, to and under any Partnership Agreements to which it is a party.

          "Pledged Stock" means the shares of capital stock owned by each Loan Party.

          "Pre-petition Credit Agreement" has the meaning ascribed to it in the Recitals hereto.

          "Pre-petition Credit Agreement Claim" means all Claims relating to the "Obligations" (as defined in the Pre-petition Credit Agreement) as of the Petition Date.

          "Pre-petition Eurodollar Rate Loans" means the Pre-petition Credit Agreement Claims on the Petition Date that were "Eurodollar Rate Loans" as defined in and under the Pre-petition Credit Agreement.

          "Pre-petition Liens" means the Liens securing on the Petition Date the Pre-petition Credit Agreement Claims.

          "Pre-petition Outstandings" means, as of the Petition Date, the aggregate amount of "Outstandings" as defined in the Pre-petition Credit Agreement.

          "ProCoil" means ProCoil Corporation, a Delaware corporation.

          "Proceeds" means any and all "proceeds", as such term is defined in
Article 9 of the UCC.

          "Projections" means those financing projections dated February 15, 2002 covering the Fiscal Years ending December 31, 2002 through 2003, inclusive to be delivered to the Lenders.

          "Property Loss Event" means any loss of or damage to property of the Borrower or any Guarantor that results in the receipt by such Person of proceeds of insurance or any taking of property of the Borrower or any of its Subsidiaries that results in the receipt by such Person of a compensation payment in respect thereof.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

          "Proposed Change" has the meaning specified in Section 13.1(c) (Amendments, Waivers, Etc.).

          "Protective Advances" means all expenses, disbursements and advances incurred by the Administrative Agent pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default that the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood, or maximize the amount, of repayment of the Obligations; provided, however, no Protective Advance shall result in the aggregate amount of the Obligations exceeding the then effective aggregate Commitment.

          "Purchasing Lender" has the meaning specified in Section 13.7(a) (Purchase of Participations).

          "Ratable Portion" or "ratably" means, with respect to any Lender and any Tranche, the percentage obtained by dividing (a) the Commitment of such Lender with respect to such Tranche by (b) the aggregate Commitments of all Lenders with respect to such Tranche (or, at any time after the Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Outstandings attributable to such Tranche owing to such Lender by the aggregate outstanding principal balance of the Outstandings attributable to such Tranche owing to all Lenders).

          "Real Property" means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased by the Borrower or any Guarantor (the "Land") together with the right, title and interest of the Borrower or such Guarantor, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

          "Register" has the meaning specified in Section 13.2(c) (Assignments and Participations).

          "Reimbursement Date" has the meaning specified in Section 2.4(i) (Letters of Credit).

          "Reimbursement Obligations" means all unpaid matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

          "Related Obligations' has the meaning specified in Section 12.8 (Collateral Matters Relating to Related Obligations).

          "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

          "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          "Requirement of Law" means with respect to any Person, the common law and all federal, state, local and foreign or international laws, treaty, constitution, equity principles, rules and regulations, Orders (including the Bankruptcy Orders), judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Requisite Lenders" means, collectively, Lenders having more than (a) before the termination of the Commitments, fifty percent (50%) of the aggregate outstanding amount of the Commitments or (b) otherwise, fifty percent (50%) of the aggregate Outstandings. A Non-Funding Lender shall not be included in the calculation of "Requisite Lenders."

          "Responsible Officer" means, with respect to any Person, any principal executive officer, managing member or general partner of such Person but, in any event, with respect to financial matters (including matters relating to the solvency of such Person, Financial Statements or the Borrowing Base), the chief financial officer, treasurer or controller of such Person.

          "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any Guarantor now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents or a dividend or distribution payable solely to the Borrower and/or one or more Guarantors, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any Guarantor now or hereafter outstanding other than one payable solely to the Borrower and/or one or more of the Guarantors and (c) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Security) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of the Borrower or any of its Subsidiaries or any other Loan Party.

          "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender in a principal amount equal to the amount of such Lender's Commitment evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from Revolving Loans owing to such Lender.

          "Revolving Loan" has the meaning specified in Section 2.1 (The Commitments).

          "Sale and Leaseback Transaction" means any arrangement, directly or indirectly, whereby a Person or its Subsidiary sells or transfers any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property that such Person or its Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

          "Scheduled Termination Date" means the second anniversary of the Effective Date.

          "Secured Obligations" means, in the case of the Borrower, the Obligations, and, in the case of any Guarantor, the obligations of such Guarantor under the Guaranty and the other Loan Documents to which it is a party.

          "Secured Parties" means the Lenders, the Issuers, the Agents and each of their respective successors and assigns and any other holder of any Obligation or any obligations under any Revolving Loan.

          "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

          "Selling Lender" has the meaning specified in Section 13.7(a) (Sharing of Payments, Etc.).

          "Senior Liens" has the meaning specified in Section 2.20 (Priority and Liens).

          "Special Event of Default" means an Event of Default other than (a) those described in clauses (a), (b), (d) (with respect to any material misrepresentation in a Borrowing Base Certificate), (g), (h), (i), (j), (k) and
(l) of Section 9.1 (Events of Default) or (b) arising as a result of a breach of the representation set forth in Section 4.18 (Use of Proceeds) or the covenants set forth in Section 7.6 (Access) and Section 7.14 (Control Accounts; Blocked Accounts).

          "Special Purpose Vehicle" means any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.

          "Special Majority Lenders" means, collectively, Tranche A Lenders having more than fifty percent (50%) in number and two thirds in amount of Special Voting Claims actually voting on the Borrower's Plan. For purposes of computing the number of Tranche A Lenders for this definition, a Tranche A Lender and all of its Affiliates (including, any related Approved Fund) shall be deemed to be one Tranche A Lender.

          "Special Voting Claims" means, as of the date of determination, all Outstandings in respect of Tranche A Revolving Loans.

          "Standard & Poor's" means Standard & Poor's Rating Corp., a division of The McGraw-Hill Companies.

          "Standby Letter of Credit" means any letter of credit issued pursuant to Section 2.4 (Letters of Credit) that is not a Documentary Letter of Credit.

          "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

          "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of more than fifty percent (50%) of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

          "Super-Majority Lenders" means, collectively, Lenders having more than
(a) before the termination of the Commitments, ninety percent (90%) of the aggregate outstanding amount of the Commitments or (b) otherwise, ninety percent (90%) of the aggregate Outstandings. A Non-Funding Lender shall not be included in the calculation of "Super-Majority Lenders."

          "Superpriority" has the meaning specified in Section 2.20 (Priority and Liens).

          "Swing Loan" has the meaning specified in Section 2.3 (Swing Loans).

          "Swing Loan Lender" means CUSA and each other Lender that becomes the Administrative Agent or that agrees with the approval of the Administrative Agent and the Borrower to act as the Swing Loan Lender hereunder.

          "Swing Loan Maximum Amount" means forty million Dollars ($40,000,000).

          "Swing Loan Request" has the meaning specified in Section 2.3(b) (Swing Loans).

          "Syndication Agents" Heller and GMAC, each in its capacity as syndication agent.

          "Tax Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

          "Tax Return" has the meaning specified in Section 4.7(a) (Taxes).

          "Taxes" has the meaning specified in Section 2.17(a) (Taxes).

          "Termination Date" means the earliest of (a) the Scheduled Termination Date, (b) the date of termination of the Commitments pursuant to the terms hereof, (c) the Consummation Date, and (d) the date on which the Obligations become due and payable pursuant to Section 9.2 (Remedies).

          "Title IV Plan" means a pension plan, other than a Multiemployer Plan, that is covered by Title IV of ERISA to which the Borrower any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

          "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

          "Tranche" means the Tranche A Revolving Loans or the Tranche B Revolving Loans.

          "Tranche A Commitment" means, with respect to each Tranche A Lender, the commitment of such Tranche A Lender to make Tranche A Revolving Loans to the Borrower and to acquire interests in other Outstandings in the amount set forth opposite such Lender's name on Schedule I under the caption "Tranche A Loan Commitment" as amended to reflect each Assignment and Acceptance executed by such Tranche A Lender and as such amount may be reduced pursuant to this Agreement.

          "Tranche A Lender" means each Lender having a Tranche A Commitment or any Tranche A Revolving Loan.

          "Tranche A Revolving Loan" has the meaning specified in Section 2.1 (The Commitments).

          "Tranche B Commitment" means, with respect to each Tranche B Lender, the commitment of such Tranche B Lender to make Tranche B Revolving Loans to the Borrower in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Tranche B Lender's name on Schedule I under the caption "Tranche B Commitment" as amended to reflect each Assignment and Acceptance executed by such Tranche B Lender and as such amount may be reduced pursuant to this Agreement.

          "Tranche B Lender" means each Lender having a Tranche B Commitment or any Tranche B Revolving Loan.

          "Tranche B Revolving Loan" has the meaning specified in Section 2.1 (The Commitments).

          "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

          "United States" or "U.S." means the United States of America or any political subdivision thereof.

          "Unrestricted Loan Amount" means the amount of the Commitments on the Effective Date minus the amount of the Pre-petition Credit Agreement Claims on the Effective Date.

          "Unused Commitment Fee" has the meaning specified in Section 2.13
(Fees).

          "Vehicles" means all vehicles covered by a certificate of title law of any state.

          "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

          "Withdrawal Liability" means with respect to the Borrower at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

          "Year" means the calendar year.

          Section 1.2 Computation of Time Periods

          In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

          Section 1.3 Quantities

          In any Loan Document, in all instances where the same Dollar amount, time period, percentage or other quantity is expressed both using numerals and fully written out, the latter expression shall prevail over the expression using numerals in case of direct conflicts.

          Section 1.4 Accounting Terms and Principles

          (a) Accounting Terms. Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

          (b) Changes. If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 (Financial Statements) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of the Borrower's Accountants and results in a change in any calculation required by Article V (Financial Covenants) had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article V (Financial Covenants) shall be given effect until such provisions are amended to reflect such changes in GAAP.

          Section 1.5 Certain Terms and References

          (a) The words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole and not to any particular Article, Section, clause or sub-clause in, this Agreement.

          (b) Unless otherwise expressly indicated herein, (i) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement and (ii) the words "above" and "below", when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause.

          (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

          (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

          (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods. When used in any Loan Document, the words "either" and "or" do not refer to an exclusive choice.

          (f) The terms "Lender," "Issuer" and "Administrative Agent" include, without limitation, their respective successors.

          (g) Upon the appointment of any successor Administrative Agent pursuant to Section 12.6 (Successor Administrative Agent; Successor Collateral Monitoring Agent), references to CUSA in Section 12.3 (The Agents as Lenders) and to Citibank in the definitions of Base Rate and Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

          (h) Table of Contents and Headings. The table of contents and section titles of any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          (i) References to Agreements. References to each agreement defined in this Article I shall include, without limitation, all appendices, exhibits and schedules thereto and, unless specifically stated otherwise, shall include, without limitation, amendments, restatements, supplements or other modifications thereto and as the same may be in effect at any and all times such reference becomes operative, but only (if required) with the prior written consent of the Requisite Lenders.

          (j) Reference to Indenture. Any reference herein to any numbered section of the Indenture (but not any other reference to the Indenture) shall be a reference to a section of the Eleventh Supplemental Indenture, dated as of March 31, 1999 to the Indenture of Mortgage and Deed of Trust, dated May 1, 1952, between the Borrower and The Chase Manhattan Bank and Frank J. Grippo, as Trustees as in effect on the date hereof.

                                   ARTICLE II

                                 The Facilities

          Section 2.1 The Commitments; Tranches; Priority of Funding and Use

          (a) Tranche A Revolving Loans. On the terms and subject to the conditions contained in this Agreement, each Tranche A Lender severally agrees to make loans (each a "Tranche A Revolving Loan") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate principal amount at any time outstanding (for all such Tranche A Revolving Loans by such Tranche A Lender) not to exceed such Tranche A Lender's Tranche A Commitment.

          (b) Tranche B Revolving Loans. On the terms and subject to the conditions contained in this Agreement, each Tranche B Lender severally agrees to make loans (each a "Tranche B Revolving Loan") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate principal amount at any time outstanding (for all such loans by such Tranche B Lender) not to exceed such Tranche B Lender's Tranche B Commitment (each a "Tranche B Revolving Loan" and together with the Tranche A Revolving Loans, "Revolving Loans"). Anything to the contrary in this
Section 2.1 notwithstanding, the Borrower shall not have the right to require Lenders with Tranche B Commitments to make Tranche B Revolving Loans unless the Tranche A Lenders' Outstandings that are Tranche A Revolving Loans at the time of Borrowing (or after giving effect to the Tranche A Revolving Loans which will be part of the proposed Borrowing) equal the Maximum Tranche A Amount.

          (c) Maximum Credit. At no time shall any Lender be obligated pursuant to this Section 2.1 (The Commitments) to make a Revolving Loan to the extent that the aggregate Outstandings, after giving effect to such Revolving Loan, would exceed the Maximum Credit in effect at such time. Within the limits of each Lender's Commitment, amounts of Revolving Loans repaid may be reborrowed under this Section 2.1 on the terms and subject to the conditions contained in this Section 2.1 and the remainder of this Agreement.

          (d) Priority of Funding. In the event that the Tranche A Lenders' Ratable Portion of the Outstandings are less than the Maximum Tranche A Amount as of the date of any Borrowing, such Borrowing shall be made first as a Tranche A Revolving Loan until the Tranche A Lenders' Outstandings that are Tranche A Revolving Loans (after giving effect to such Borrowing) equals the Maximum Tranche A Commitment as of such date, and the balance of such Borrowing shall be made as Tranche B Revolving Loans.

          Section 2.2 Borrowing Procedures

          (a) Form of Notice of Borrowing. Each Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 1:00 P.M. (New York City time) (i) one (1) Business Day, in the case of a Borrowing of Base Rate Loans and (ii) three (3) Business Days, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing. Each such notice shall be in substantially the form of Exhibit B (Form of Notice of Borrowing) (a "Notice of Borrowing"), specifying therein (A) the date of such proposed Borrowing, (B) the aggregate amount of such proposed Borrowing, (C) whether any portion of the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (D) the initial

Interest Period or Periods for any such Eurodollar Rate Loans and (E) the Available Credit (after giving effect to the proposed Borrowing). The Revolving Loans shall be made as Base Rate Loans unless, subject to Section 2.15 (Special Provisions Governing Eurodollar Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Each Borrowing of Eurodollar Rate Loans shall be in an aggregate amount of two Eurodollar Borrowing Units or an integral multiple of Eurodollar Borrowing Units in excess thereof; provided, however, that the aggregate amount of the Eurodollar Rate Loans for each Interest Period must be in an amount of two Eurodollar Borrowing Units or an integral multiple of Eurodollar Borrowing Units in excess thereof.

          (b) Disbursement. The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.11(b) (Interest). Each Lender shall, before 11:00 A.M. (New York City time) on the date of the proposed Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section
13.13 (Notices, Etc.), in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Sections 3.1 (Conditions Precedent to the Effectiveness of this Agreement) and
3.2 (Conditions Precedent to Each Loan and Letter of Credit), the Administrative Agent shall make such funds available to the Borrower.

          (c) Assumption of Lender Funding. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender shall not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this
Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Revolving Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Revolving Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

          (d) Independence of Funding Obligations. The failure of any Lender to make the Revolving Loan or any payment required by it hereunder on the date specified therefor, including any payment in respect of its participation in Swing Loans and Letter of Credit Obligations (a "Non-Funding Lender"), shall not relieve any other Lender of its obligations to make such Revolving Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Revolving Loan or payment required under this Agreement.

          (e) Administrative Agent's Option. Notwithstanding anything to the contrary contained herein or in clause (a) of Section 2.3 (Swing Loans), if any Notice of Borrowing requests a Borrowing of Base Rate Loans, the Administrative Agent may, at its option and in its sole discretion, make a Swing Loan available to the Borrower in an amount up to but not to exceed the amount of such requested Borrowing, and the aggregate amount of the requested Borrowing shall be reduced accordingly by the principal amount of such Swing Loan, if made.

          (f) Continuation of Eurodollar Rate Lending. Notwithstanding anything to the contrary contained herein, Revolving Loans hereunder may at the Borrower's option be Eurodollar Rate Loans having an Interest Period ending April 3, 2002 and bear interest at a per annum rate equal to five and 1875/10000 percent (5.1875%); provided, however, that the maximum amount of such Eurodollar Rate Loans having such Interest Period shall not at any time exceed two hundred sixty five million Dollars ($265,000,000) less the principal amount of the Pre-petition Credit Agreement Claims at such time bearing interest at such rate and having an Interest Period ending on such date. So long as the sum of the Eurodollar Rate Loans permitted pursuant to this clause (f) plus Pre-petition Outstandings bearing interest at such rate is not at any time prior to April 3, 2002 less than two hundred sixty five million Dollars ($265,000,000), each Lender signatory hereto agrees that it will not charge the breakage costs otherwise chargeable pursuant to clause (e) of Section 2.15 (Special Provisions Governing Eurodollar Rate Loans) of the Pre-Petition Credit Agreement in connection with the repayment of the Pre-petition Eurodollar Rate Loans and each such Lender further agrees that no such breakage will be included as Pre-petition Credit Agreement Claims.

          Section 2.3 Swing Loans

          (a) Terms of the Swing Loans. On the terms and subject to the conditions contained in this Agreement, the Swing Loan Lender shall make loans (each a "Swing Loan") otherwise available to the Borrower under the Facility from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate principal amount at any time outstanding at any time not to exceed the Swing Loan Maximum Amount; provided, however, that the Swing Loan Lender shall not make any Swing Loan to the extent that, after giving effect to such Swing Loan, the aggregate Outstandings would exceed the Maximum Credit. The Swing Loan Lender shall be entitled to rely on the most recent Borrowing Base Certificate delivered to the Administrative Agent. Each Swing Loan shall be a Base Rate Loan and in an aggregate amount of not less than one hundred thousand Dollars ($100,000). Within the limits set forth in the first sentence of this clause (a), amounts of Swing Loans repaid may be reborrowed under this clause (a). Within the limits set forth in the first sentence of this clause (a), amounts prepaid pursuant to Section 2.8 (Optional Prepayments) may be reborrowed under this clause (a).

          (b) Notice of Borrowing. In order to request a Swing Loan, the Borrower shall telecopy (or forward by electronic mail or similar means) to the Administrative Agent a duly completed request setting forth the date, the requested amount and date of the Swing Loan (a "Swing Loan Request"), to be received by the Administrative Agent not later than 1:00 P.M. (New York City time) on the day of the proposed borrowing. The Administrative Agent shall promptly notify the Swing Loan Lender of the details of the requested Swing Loan. Subject to the terms of this Agreement, the Swing Loan Lender shall make a Swing Loan available to the Administrative Agent and, in turn, the Administrative Agent shall make such amounts available to the Borrower on the date of the relevant Swing Loan Request. The Swing Loan Lender shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied and ending when such conditions are satisfied. The Swing Loan Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the making of any Swing Loan.

          (c) Periodic Notifications. The Swing Loan Lender shall notify the Administrative Agent in writing (which writing may be a telecopy or electronic mail) weekly, by no later than 10:00 A.M. (New York City time) on the first Business Day of each week, of the aggregate principal amount of its Swing Loans then outstanding.

          (d) Payment on Demand. The Swing Loan Lender may demand at any time that each Lender pay to the Administrative Agent, for the account of the Swing Loan Lender, in the manner provided in clause (e) below, such Lender's Ratable Portion of all or a portion of the outstanding Swing Loans, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.

          (e) Settlement of the Swing Loans. The Administrative Agent shall forward each notice referred to in clause (c) above and each demand referred to in clause (d) above to each Lender on the day such notice or such demand is received by the Administrative Agent (except that any such notice or demand received by the Administrative Agent after 2:00 P.M. (New York City time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the Lenders by the Administrative Agent until the next succeeding Business Day), together with a statement prepared by the Administrative Agent specifying the amount of each Lender's Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement) or 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive), each Lender shall, subject to the provisions of Section 2.1 (Tranches; Priority of Funding and Use), before 11:00 A.M. (New York City time) on the Business Day next succeeding the date of such Lender's receipt of such written statement, make available to the Administrative Agent, in immediately available funds, for the account of such Swing Loan Lender, the amount specified in such statement. Upon such payment by a Lender, such Lender shall, except as provided in clause (f) below, be deemed to have made a Tranche A Revolving Loan or a Tranche B Revolving Loan (as the case may be) to the Borrower. The Administrative Agent shall use such funds to repay the Swing Loans to the Swing Loan Lender. To the extent that any Lender fails to make such payment available to the Administrative Agent for the account of the Swing Loan Lender, the Borrower shall repay such Swing Loan on demand.

          (f) Pro-Rata Participation Upon Default. Upon the occurrence of a Default under Section 9.1 (Events of Default), each Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Loan otherwise required to be repaid by such Lender pursuant to clause (e) above, which participation shall be in a principal amount equal to, (i) in the case of each Tranche A Lender, the lesser of (A) the outstanding amount of such Tranche A Lender's Ratable Portion of such Swing Loan (B) such Tranche A Lender's unused Tranche A Commitment (but not exceeding such Tranche A Lender's Ratable Portion of the Maximum Tranche A Amount) and (ii) in the case of each Tranche B Lender, such Tranche B Lender's

Ratable Portion of the remaining outstanding amount of such Swing Loan, by paying to the Swing Loan Lender on the date on which such Lender would otherwise have been required to make a payment in respect of such Swing Loan pursuant to clause (e) above, in immediately available funds, an amount equal to such Lender's Ratable Portion of such Swing Loan as determined in accordance with this clause (f). If such amount is not in fact made available by such Lender to the Swing Loan Lender on such date, the Swing Loan Lender shall be entitled to recover such amount on demand from such Lender together with interest accrued from such date at the Federal Funds Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Base Rate Loans.

          (g) Post-Default Distribution of Payments. From and after the date on which any Lender is deemed to have made a Revolving Loan with respect to any Swing Loan pursuant to clause (e) above or purchases an undivided participation interest in a Swing Loan pursuant to clause (f) above, a Swing Loan Lender shall promptly distribute to such Lender such Lender's Ratable Portion of all payments of principal of and interest received by the Swing Loan Lender on account of such Swing Loan other than those received from a Lender pursuant to clause (e) or (f) above.

          Section 2.4 Letters of Credit

          (a) Obligation to Issue/Amend. On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue, one or more Letters of Credit at the request of the Borrower for the account of the Borrower from time to time during the period commencing on the Effective Date and ending thirty (30) days prior to the Scheduled Termination Date or such later date prior to the Scheduled Termination Date as may be agreed to by the Administrative Agent; provided, however, that no Issuer shall be under any obligation to Issue any Letter of Credit if:

               (i) any order, judgment or decree of any Governmental Authority shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuer as of the date of this Agreement and which such Issuer in good faith deems material to it;

               (ii) such Issuer shall have received written notice from the Administrative Agent, any Lender or the Borrower, on or prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement) and 3.2 (Conditions Precedent to Each Loan and Letter of Credit) is not then satisfied;

               (iii) after giving effect to the Issuance of such Letter of Credit, the aggregate Outstandings would exceed the Maximum Credit at such time;

               (iv) after giving effect to the Issuance of such Letter of Credit, the sum of (x) the Letter of Credit Undrawn Amounts at such time and (y) the Reimbursement Obligations at such time exceeds ninety million Dollars ($90,000,000) (the "Letter of Credit Sublimit");

               (v) any fees due in connection with a requested Issuance have not been paid; or

               (vi) such Letter of Credit is not denominated in Dollars.

None of the Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit. Any Letter of Credit which has been Issued hereunder may be amended at any time to reduce the amount outstanding thereunder; any Letter of Credit Request which seeks to increase the amount outstanding under a Letter of Credit shall be subject to the same conditions set forth hereinabove for Issuance.

          (b) Expiration Date. In no event shall the expiration date of any Letter of Credit (i) be more than one (1) year after the date of issuance thereof or (ii) be less than seven (7) days prior to the Scheduled Termination Date; provided, however, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the expiry date referred to in clause (ii) above); and provided, further, that during the period beginning sixty (60) days prior to the Scheduled Termination Date and ending on the Scheduled Termination Date Letters of Credit in an aggregate face amount of up to five million Dollars ($5,000,000) of Letters of Credit having an expiration date after the Scheduled Termination Date may be issued and the Borrower agrees to deliver to the Administrative Agent on the Scheduled Termination Date a letter of credit or letters of credit in form and substance and issued by a bank acceptable to the Administrative Agent and/or cash collateral in an amount equal to 105% of the face amount of any such Letters of Credit.

          (c) Contents of Letter of Credit Request. In connection with the Issuance or amendment of each Letter of Credit, the Borrower shall give the relevant Issuer and the Administrative Agent at least two (2) Business Days' prior written notice, in substantially the form of Exhibit H (Form of Letter of Credit Request) (or in such other written or electronic form as is acceptable to the Issuer), of the requested Issuance or amendment of such Letter of Credit (a "Letter of Credit Request"). Such notice shall be irrevocable and shall specify: the Issuer of such Letter of Credit; the stated amount of the Letter of Credit requested or to be amended, which in the case of an Issuance such stated amount shall not be less than two hundred and fifty thousand Dollars ($250,000); the date of Issuance or amendment of such requested Letter of Credit (which day shall be a Business Day); the date on which such Letter of Credit is to expire (which date shall be a Business Day); and the beneficiary of such Letter of Credit. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 A.M. (New York time) on the last Business Day on which notice can be given under the immediately preceding sentence.

          (d) Procedure for Issuance. Subject to the satisfaction of the conditions set forth in this Section 2.4, the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the Borrower in accordance with such Issuer's usual and customary business practices. No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied and ending when such conditions are satisfied. The relevant Issuer shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the Issuance of any Letter of Credit.

          (e) Compliance with Conditions Precedent. On the date of the proposed Issuance of the Letter of Credit, the Administrative Agent shall confirm to the relevant Issuer that the applicable conditions set forth in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement) and 3.2 (Conditions Precedent to Each Loan and Letter of Credit) are satisfied.

          (f) Execution of Letter of Credit Reimbursement Agreement. If requested by the relevant Issuer, prior to the Issuance of each Letter of Credit by such Issuer and as a condition of such Issuance and of the participation of each Lender in the Letter of Credit Obligations arising with respect thereto, the Borrower shall have delivered to such Issuer a letter of credit reimbursement agreement, in such form as the Issuer may employ in its ordinary course of business for its own account (a "Letter of Credit Reimbursement Agreement"), signed by the Borrower, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

          (g) Obligations of the Issuer. Each Issuer shall:

               (i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing), which writing may be a telecopy or electronic mail, of the Issuance of a Letter of Credit Issued by it, of all drawings under a Letter of Credit issued by it and the payment (or the failure to pay when due) by the Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy, electronic mail or similar transmission to each Lender);

               (ii) upon the request of any Lender, furnish to such Lender copies of any Letter of Credit to which such Issuer is a party; and

               (iii) no later than ten (10) Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Lender requesting the same) and the Borrower separate schedules for Documentary and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding at the end of each month and any information requested by the Borrower or the Administrative Agent relating thereto.

          (h) Lenders' Purchase of Interest and Participation. Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall subject to the provisions of
Section 2.1 (Tranches; Priority of Funding and Use), be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of, in the case of each Tranche A Lender, the lesser of (i) such Tranche A Lender's Ratable Portion in the face amount of such Letter of Credit and (ii) such Tranche A Lender's unused Tranche A Commitment, and in the case of each Tranche B Lender, such Tranche B Lender's Ratable

Portion of the remaining face amount of such Letter of Credit together in the case of each such purchasing Lender, the corresponding obligations of the Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

          (i) Payment Obligations. The Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account no later than the date (the "Reimbursement Date") that is one (1) Business Day after the Borrower receives written notice from such Issuer that payment has been made under such Letter of Credit, irrespective of any claim, set-off, defense or other right that the Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to this clause (i) or such payment is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed from (i) the date on which such Reimbursement Obligation arose to the Reimbursement Date, at the rate of interest applicable to Base Rate Loans and
(ii) the Reimbursement Date to the date of repayment in full in cash, at the rate of interest applicable to past due Revolving Loans bearing interest at a rate based on the Base Rate during such period, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Lender's Ratable Portion of such payment (as determined pursuant to clause (h) of Section
2.4 (Lenders' Purchase of Interest and Participation) in Dollars and in immediately available funds. If the Administrative Agent so notifies such Lender prior to 11:00 A.M. (New York time) on any Business Day, such Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Lender, such Lender shall, notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive), be deemed to have made a Revolving Loan to the Borrower in the principal amount of such payment. Whenever any Issuer receives from the Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Lender pursuant to this clause
(i), such Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender, in immediately available funds, an amount equal to such Lender's Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Lenders have paid in respect of such Reimbursement Obligation.

          (j) Obligations Absolute. The Borrower's obligation to pay each Reimbursement Obligation and the obligations of the Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of:

               (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

               (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

               (iii) the existence of any claim, set off, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

               (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

               (vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to the Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

          (k) Non-Payment by a Lender. If and to the extent any Lender shall not have so made its payment required by clause (i) (Payment Obligations of the Borrower) above available to the Administrative Agent for the account of such Issuer, such Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand such amount together with interest thereon, for the first (1st) Business Day after payment was first due at the Federal Funds Rate, and thereafter until such amount is repaid to the Administrative Agent for the account of such Issuer, at the rate per annum applicable to Base Rate Loans under the Facility. The failure of any Lender to make available to the Administrative Agent for the account of such Issuer its payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuer its payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent for the account of the Issuer such other Lender's payment.

          (l) Letters of Credit Issued Pursuant to the Pre-petition Credit Agreement. Schedule 2.4 (Existing Letters of Credit) contains a schedule of certain letters of credit issued prior to the Effective Date for the account of the Borrower pursuant to the Pre-petition Credit Agreement. On the Effective Date, (i) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto converted to Letters of Credit issued pursuant to this Section 2.4 for the account of the Borrower and subject to the provisions hereof, and for this purpose the fees specified in Section 2.12(c) (Fees) shall be payable (in substitution for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to such letters of credit) as if such letters of credit had been issued on the Effective Date (provided no issuance fee shall be payable hereunder in connection the deemed issuance of any Letter of Credit pursuant to this clause (l)), (ii) the issuers of such Letters of Credit shall be deemed to be "Issuers" hereunder solely for the purpose of maintaining such letters of credit, (iii) the face amount of such letters of credit shall be included in the calculation of Letter of Credit Obligations and (iv) all liabilities of the Borrower with respect to such letters of credit shall constitute Obligations. No letter of credit converted in accordance with this clause (l) shall be amended, extended or renewed without the prior written consent of the Administrative Agent.

          Section 2.5 Reduction and Termination of the Commitments

          The Borrower may, upon at least three (3) Business Days' prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Commitments of the Lenders; provided, however, that each partial reduction shall be in the aggregate amount of not less than five million Dollars ($5,000,000) or an integral multiple of one million Dollars ($1,000,000) in excess thereof; and provided, further, no Tranche A Commitment may be reduced until all Tranche B Commitments shall first have been reduced to zero.

          Section 2.6 Repayment of Loans

          The Borrower promises to repay the entire unpaid amount of the Obligations on the Scheduled Termination Date (it being understood that other provisions of this Agreement may require all or part of such Obligations to be repaid earlier).

          Section 2.7 Evidence of Indebtedness

          (a) Maintenance of Accounts by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Revolving Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (b) Maintenance of Accounts by Administrative Agent. The Administrative Agent shall maintain accounts in accordance with its usual practice in which it shall record (i) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable by the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof, if applicable.

          (c) Accounts as Prima Facie Evidence. The entries made in the accounts maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Revolving Loans in accordance with their terms.

          (d) Prompt Execution of Notes. Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder (the "Notes"), the Borrower shall promptly execute and deliver a Note or Notes to such Lender evidencing any Revolving Loans of such Lender, substantially in the form of Exhibit A (Form of Revolving Credit Note)(with such modifications as may be necessary to indicate the appropriate Tranche), and the interests evidenced by such note or notes shall at all times (including after assignment of all or part of such interests) be evidenced by one or more Notes payable to the payee named therein or its registered assigns.

          Section 2.8 Optional Prepayments

          The Borrower may prepay the outstanding principal amount of the Revolving Loans in whole or ratably in part at any time, together with accrued interest to the date of such prepayment on the principal amount prepaid (but shall have no right to prepay the principal amount of any Revolving Loan other than as provided in this Section 2.8); provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Revolving Loan, the Borrower shall also pay any amounts owing pursuant to clause (e) of Section 13.4(b)2.15 (Special Provisions Governing Eurodollar Rate Loans). The proceeds of any optional prepayment pursuant to this Section 2.8 shall be applied as provided in clause (f) or (g) of Section 2.14 (Payments and Computations; Protective Advances), as applicable.

          Section 2.9 Mandatory Prepayments

          If at any time, the aggregate principal amount of Outstandings exceed the Maximum Credit at such time, the Borrower shall forthwith pay to the Administrative Agent for application in accordance with clause (f) or (g) of
Section 2.14 (Payments and Computations; Protective Advances) an amount equal to such excess.

          Section 2.10 Application of Proceeds

          (a) Proceeds of Asset Sales Etc. Prior to Repayment of Pre-Petition Credit Agreement Claims. Prior to repayment in full of the Pre-Petition Credit Agreement Claims, upon receipt by the Borrower or any Guarantor of Net Cash Proceeds, all such Net Cash Proceeds shall be used to immediately repay the Pre-petition Credit Agreement Claims; provided, however, that if an Event of Default shall have occurred and be continuing Net Cash Proceeds shall be applied in accordance with clause (g) of Section 2.14(Payments and Computations; Protective Advances). The Administrative Agent agrees to so apply such funds and the Borrower consents to such application. So long as no Event of Default shall have occurred and be continuing and so long as

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

such Borrowing is being drawn to avoid breakage costs as contemplated by clause
(f) of Section 2.2, upon such receipt of Net Cash Proceeds and application of such Net Cash Proceeds towards repayment of the Pre-petition Credit Agreement Claims as provided above, the Borrower shall be deemed without further action to have requested a Revolving Loan from the Lenders in an amount equal to the amount of Pre-petition Credit Agreement Claims so repaid and the Lenders shall advance to the Borrower Revolving Loans in such amount. Unless the Borrower shall have elected the option provided in clause (f) of Section 2.2 (if available), such Revolving Loans shall be Base Rate Loans.

          (b) Proceeds of Asset Sales Etc. Following Full Repayment of Pre-Petition Credit Agreement Claims. After the Pre-petition Credit Agreement Claims have been repaid in full, Net Cash Proceeds shall be applied in accordance with clause (f) or (g) of Section 2.14 (Payments and Computations; Protective Advances), as applicable; provided, however, that so long as no Event of Default has occurred and is continuing, in the event that the application of Net Cash Proceeds as provided in this clause (b) would cause the Borrower to incur breakage costs pursuant to clause (e) of Section 2.15 (Special Provisions Governing Eurodollar Rate Loans), the Administrative Agent, at the request of the Borrower, shall not apply such Net Cash Proceeds as provided in clause (f) of Section 2.14 (Payments and Computations; Protective Advances) but shall instead deposit such funds in a Cash Collateral Account and apply such Net Cash Proceeds (to the extent still available after giving effect to the last sentence of this clause (b)) in accordance with clause (f) or (g) of Section 2.14 (Application of Payments) on the earlier to occur of (i) the first date on which such application would not give rise to the incurrence by the Borrower of breakage costs pursuant to clause (e) of Section 2.15 (Special Provisions Governing Eurodollar Rate Loans) and (ii) the occurrence of an Event of Default. The Administrative Agent agrees to so apply such funds and the Borrower consents to such application. Until such time as the funds deposited in such Cash Collateral Account are applied as provided in the preceding sentence, the Borrower shall be entitled to draw funds from such account upon request from the Borrower to the Administrative Agent.

          Section 2.11 Interest

          (a) Rate. All Revolving Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Revolving Loans, on the unpaid principal amount thereof from the date such Revolving Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (b) below , as follows:

               (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time as interest accrues, plus (B) the Applicable Margin; and

               (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period, plus (B) the Applicable Margin in effect from time to time during such Interest Period.

          (b) Interest Payments. (i) Interest accrued on each Base Rate Loan (other than Swing Loans) shall be due and payable (A) on the first Business Day of each calendar month, commencing on the first such Business Day following the making of such Base Rate Loan and (B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on Swing Loans shall be due and payable on the first Business

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Day of the immediately succeeding calendar month, (iii) interest accrued on each
Eurodollar Rate Loan shall be due and payable (A) on the last day of each Interest Period applicable to such Revolving Loan and, if such Interest Period has a duration of more than three (3) months, on each day during such Interest Period occurring every three months after the first day of such Interest Period,
(B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan and (iv) interest accrued on the amount of all other Obligations shall be due and payable (A) on the first Business Day of each calendar month, commencing on the first such Business Day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part and
(C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

          (c) Default Interest. Notwithstanding the rates of interest specified in Section 2.11(a) (Interest) or elsewhere herein, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Revolving Loans and the amount of all other Obligations then due and payable shall bear interest at a rate that is two percent (2%) per annum in excess of the rate of interest applicable to such Obligations from time to time.

          Section 2.12 Conversion and Continuation Options

          (a) Delivery of Notice of Conversion or Continuation. The Borrower may elect (i) at any time, to convert Base Rate Loans (other than Swing Loans) or any portion thereof to Eurodollar Rate Loans or (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Loans for each Interest Period must be in the amount of two Eurodollar Borrowing Units or an integral multiple of Eurodollar Borrowing Units in excess thereof. Each conversion or continuation shall be allocated among the Revolving Loans of each Lender in accordance with its Ratable Portion. Each such election shall be made by giving the Administrative Agent at least three (3) Business Days' prior written notice (a "Notice of Conversion or Continuation"), which shall in substantially the form of Exhibit C (Form of Notice of Conversion or Continuation) hereto and shall specify (A) the amount and type of Revolving Loan being converted or continued, (B) in the case of a conversion to, or a continuation of, Eurodollar Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the applicable Interest Period).

          (b) Notice. The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein.

          (c) Event of Default; Failure to Give Appropriate Notice. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (A) a Default or an Event of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, a Eurodollar Rate Loan would violate any provision of Section 2.15 (Special Provisions Governing Eurodollar Rate Loans). If, within the time period required under the terms of this Section 2.12, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional

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

Interest Period or to convert any such Revolving Loans, then, upon the expiration of the applicable Interest Period, such Revolving Loans shall be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

          Section 2.13 Fees

          (a) Unused Commitment Fee. The Borrower agrees to pay to each Lender a commitment fee (the "Unused Commitment Fee") accruing at the rate of one-half of one percent (0.50%) per annum on the average daily amount by which the Commitment of such Lender exceeds such Lender's Ratable Portion of the Outstandings from the Effective Date until the Termination Date, payable in arrears (i) on the first Business Day of each calendar month, commencing on the first such Business Day following the Effective Date and (ii) on the Termination Date.

          (b) Additional Fees. The Borrower agrees to pay the following amounts with respect to the Revolving Loans and this Agreement:

               (i) Upfront Fee. The Borrower agrees to pay an upfront fees in the amount of(A) eighty seven and one half basis points (87.5 bps) of the Commitments, to the Administrative Agent for the benefit of the Lenders and
     (B) in the amount of twelve and one half basis points (12.5 bps) of the Commitments to the Administrative Agent for its own account, payable, in each case, on the Effective Date with respect to the Commitments represented by the Interim Facility and on the Entry Date with respect to the balance.

               (ii) Agency Fee. The Borrower agrees to pay an agency fee in an amount equal to twenty five thousand Dollars ($25,000) per annum, payable to the Administrative Agent, for the benefit of the Agents, on the Effective Date and each anniversary of the Effective Date until all Obligations are paid in full and all Commitments terminated.

               (iii) Administrative Agent's Fee. The Borrower agrees to pay an administrative agent's fee in an amount equal to one hundred thousand Dollars ($100,000) per annum, payable to the Administrative Agent, for its own account, on the Effective Date and each anniversary of the Effective Date until all Obligations are paid in full and all Commitments terminated.

               (iv) Collateral Monitoring Fee. The Borrower agrees to pay a collateral monitoring fee in an amount equal to two hundred thousand Dollars ($200,000) per annum, payable to the Collateral Monitoring Agent, for its own account, on the Effective Date and each anniversary of the Effective Date until all Obligations are paid in full and all Commitments terminated.

               (v) Deferred Fee. The Borrower agrees to pay, on the first anniversary of the Effective Date, a deferred fee (the "Deferred Fee") to the Agent, for the benefit of the Agent and the Lenders. The Deferred Fee shall be payable for the account of the Agent (18.19%) and the ratable account of the Lenders (81.81%). The Deferred Fee shall be in an amount equal to $550,000 reducing $27,500 for each $1,000,000 increment by which Average Available Credit (as defined below) exceeds $60,000,000. No Deferred Fee shall be payable if Average Available Credit is

     $80,000,000 or more. For purposes of calculating the Deferred Fee, "Average Available Credit" shall mean the daily average Available Credit during the months of January and February, 2003.

          (c) Letter of Credit Fees. The Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:

               (i) to the Administrative Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to one quarter of one percent (0.25%) per annum of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears (x) on the first Business Day of each calendar month, commencing on the first such Business Day following the issuance of such Letter of Credit and (y) on the Termination Date;

               (ii) to the Administrative Agent for the ratable benefit of the Lenders, with respect to each Letter of Credit, an amount equal to the Letter of Credit Fee on the average daily outstanding balance of such Letter of Credit for the immediately preceding month (or portion thereof or, in the case of clause (y) below, since the end of the last period in respect of which such fee was paid), payable in arrears (x) on the first Business Day of each calendar month, commencing on the first such Business Day following the issuance of such Letter of Credit and (y) on the Termination Date; provided, however, that during the continuance of an Event of Default, the Letter of Credit Fee shall be increased by two percent (2%) per annum and shall be payable on demand; and

               (iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

          Section 2.14 Payments and Computations; Protective Advances

          (a) Payment Procedures. The Borrower shall make each payment hereunder (including interest, fees and expenses) not later than 1:00 P.M. (New York City time) on the day when due and payable, in Dollars, to the Administrative Agent at its address referred to in Section 13.13 (Notices, Etc.) in immediately available funds without set-off or counterclaim. The Borrower authorizes the Administrative Agent to debit the Facility on the day when due for interest and fees and, after ten (10) Business Day's notice, for expenses (provided no notice shall be required to debit the Facility for expenses if a Default or an Event of Default shall have occurred and is continuing). The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees to the Lenders, in accordance with the application of payments set forth in clauses (f) and (g) below, as applicable, for the account of their respective Applicable Lending Offices and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement; provided, however, that amounts payable pursuant to Section 2.15(c) or (d) (Special Provisions Governing Eurodollar Rate Loans), Section 2.16 (Capital Adequacy) or 2.17 (Taxes) shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swing

Loans shall be paid only to the Swing Loan Lender. Payments received by the Administrative Agent after 1:00 P.M. (New York City time) shall be deemed to be received on the next Business Day.

          (b) Computations of Interest. All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of three hundred and sixty (360) days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c) Set-off against Deposit Account. If and to the extent any payment owed to the Administrative Agent or any Lender is not made within three Business Days after the date it was due, the Borrower hereby authorizes the Administrative Agent and such Lender, subject to any notice period provided in the Bankruptcy Orders, to setoff and charge any amount so due against any deposit account maintained by the Borrower with the Administrative Agent or such Lender, whether or not the deposit therein is then due.

          (d) Payments on Business Days; Order. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Revolving Loans shall be applied as follows: first, to repay such Revolving Loans outstanding as Base Rate Loans and then to repay such Revolving Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Interest Periods being repaid prior to those that having expiring Interest Periods.

          (e) Assumption that Payment Has Been Made. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate, for the first Business Day, and, thereafter, at the rate applicable to Base Rate Loans, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

          (f) Application of Payments. Subject to the provisions of clause (g) below and Section 2.10 (Application of Proceeds), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows:

               (i) first, to the payment of Pre-petition Credit Agreement Claims (until repaid in full) payable in the order prescribed in the Pre-petition Credit Agreement;

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

               (ii) second; to pay interest then due on and then principal of any portion of the Revolving Loans that the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

               (iii) third, to pay interest then due on and then principal of any Swing Loan;

               (iv) fourth, ratably to pay any cash management fee or any Obligation then due under any Hedging Contract with any Lender or any of its Affiliates that (x) the Administrative Agent is fully aware of at the time of entry into such cash management arrangement or Hedging Contract, as the case may be, and (y) for which an appropriate amount has been reserved for by the Administrative Agent at or about such time as the entry into such cash management arrangement or Hedging Contract, as the case may be;

               (v) fifth, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Administrative Agent and the Collateral Monitoring Agent or any of their respective Affiliates;

               (vi) sixth, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuers

               (vii) seventh, to pay Obligations in respect of any fees then due to the Agents or any of their respective Affiliates, the Lenders and the Issuers;

               (viii) eighth, to pay interest and Unused Commitment Fees then due and payable in respect of the Revolving Loans and Reimbursement Obligations;

               (ix) ninth, to the ratable payment of principal on the Tranche B Revolving Loans which are Base Rate Loans;

               (x) tenth, to the ratable payment of principal on the Tranche B Revolving Loans which are Eurodollar Rate Loans;

               (xi) eleventh, to the ratable payment of principal on the Tranche A Revolving Loans which are Base Rate Loans;

               (xii) twelfth, to the ratable payment of principal on the Tranche A Revolving Loans which are Eurodollar Loans;

               (xiii) thirteenth, to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in Section 9.3 (Actions in Respect of Letters of Credit);

               (xiv) fourteenth, to pay any other cash management fee or any Obligation then due under any Hedging Contract with any Lender or any of its Affiliates for which no payment has been made in respect of clause (iv) hereinabove, with the balance, if any, to be made available to the Borrower;

          provided, however, that, if sufficient funds are not available to fund all payments to be made in respect of any Obligation described in any of clauses
(i) through (xiv) above, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the applicable Agent's and each Lender's or Issuer's interest in the aggregate outstanding Obligations described in such clauses.

Payments in respect of Swing Loans received by the Administrative Agent shall be distributed to the Swing Loan Lender; payments in respect of Tranche A Revolving Loans and Tranche B Revolving Loans received by the Administrative Agent shall be distributed to each Tranche A Lender and each Tranche B Lender (as the case may be) in accordance with such Lender's Ratable Portion thereof; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto and, for such payments allocated to the Tranche A Lenders and the Tranche B Lenders, in proportion to their respective Ratable Portions.

          (g) Application of Payments After an Event of Default. The Borrower hereby irrevocably waives the right to direct, after the occurrence and during the continuance of an Event of Default, the application of any and all payments in respect of the Obligations and any proceeds of Collateral, and agrees that the Administrative Agent may, and, upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section
9.2 (Remedies), shall and (y) apply all payments in respect of any Obligations and all funds on deposit in any Cash Collateral Account (including all proceeds arising from a Reinvestment Event that are held in the Cash Collateral Account pending application of such proceeds as specified in a Reinvestment Notice) and all other proceeds of Collateral in the following order:

               (i) first, to the Pre-petition Credit Agreement Claims (until repaid in full) payable in the order prescribed in the Pre-petition Credit Agreement;

               (ii) second, to pay interest on and then principal of any portion of the Revolving Loans that the Administrative Agent or any of its Affiliates may have advanced on behalf of any Lender for which the Administrative Agent or such Affiliate has not then been reimbursed by such Lender or the Borrower;

               (iii) third, to pay interest on and then principal of any Swing Loan;

               (iv) fourth, to pay any cash management fee or any Obligation due under any Hedging Contract with any Lender or any of its Affiliates that
     (x) the Administrative Agent is fully aware of at the time of entry into such cash management arrangement or Hedging Contract, as the case may be, and (y) for which an appropriate amount has been reserved for by the Administrative Agent at or about such time as the entry into such cash management arrangement or Hedging Contract, as the case may be;

               (v) fifth, to pay Obligations in respect of any expense reimbursements or indemnities then due the Administrative Agent or the Collateral Monitoring Agent or any of their respective Affiliates;

               (vi) sixth, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuers;

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

               (vii) seventh, to pay Obligations in respect of any fees then due to the Agents or any of their respective Affiliates, the Lenders and the Issuers;

               (viii) eighth, to pay interest then due and payable in respect of the Revolving Loans and Reimbursement Obligations; (with Revolving Loans and Reimbursement Obligations owing to Tranche A Lenders and Tranche B Lenders being treated pari passu)

               (ix) ninth, to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in Section 9.3 (Actions in Respect of Letters of Credit);

               (x) tenth, to pay or prepay principal of Revolving Loans payments on the Revolving Loans and Reimbursement Obligations (with Revolving Loans and Reimbursement Obligations owing to Tranche A Lenders and Tranche B Lenders being treated pari passu); and

               (xi) eleventh, to pay any other cash management fee or any Obligation due under any Hedging Contract with any Lender or any of its Affiliates for which no payment has been made in respect of clause (iv) hereinabove;

          provided, however, that, if sufficient funds are not available to fund all payments to be made in respect of any Obligation described in any of clauses
(i) through (xi) above, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the applicable Agent's and each Lender's or Issuer's interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in this clause (f) and the related provisions hereof are set forth solely to determine the rights and priorities of the Administrative Agent, the Swing Loan Lender, the Lenders, the Issuers and other Secured Parties as among themselves. The order of priority set forth in clauses (i) through (xi) hereinabove may at any time and from time to time be changed by the agreement of the Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party which is not a Lender or Issuer or any other Person.

          (h) Payments from Loans; Protective Advances. At the option of the Administrative Agent, principal on the Swing Loans, the Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Revolving Loans, Swing Loans, and Protective Advances may be paid from the proceeds of Swing Loans or Revolving Loans. The Borrower hereby authorizes the Swing Loan Lender to make Swing Loans pursuant to Section 2.3 (Swing Loans) and the Lenders to make Revolving Loans pursuant to Section 2.2 (Borrowing Procedures) (and each Lender hereby agrees to make, regardless of whether, after giving effect to such Revolving Loan, either the then effective aggregate Commitment or the Borrowing Base at such time exceeds the Maximum Credit in effect at such time), from time to time in the Swing Loan Lender's, or, in the case of the Lenders, the Administrative Agent's discretion, Swing Loans or Revolving Loans, as applicable, that in the aggregate amount of any and all principal payable with respect to the Swing Loans and interest, fees, expenses and other sums payable in respect of the Revolving Loans, Swing Loans and Protective Advances, and further authorizes the Administrative Agent to give the Lenders notice of any such Borrowing with respect to such Swing Loans and Revolving Loans and to distribute the proceeds of such Swing Loans and Revolving Loans to pay such amounts; provided, however, that the aggregate

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principal amount outstanding in respect of such Swing Loans and Revolving Loans for payments under this clause (h) of Section 2.14 (Payments and Computations; Protective Advances) shall not exceed five million Dollars ($5,000,000) and the provisions of Section 2.1(b) (Tranches; Priority of Funding and Use) shall apply. The Borrower agrees that all such Swing Loans and Revolving Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), which conditions the Lenders irrevocably waive in respect of such Swing Loans and Revolving Loans) and directs that all proceeds thereof shall be used to pay such amounts.

          Section 2.15 Special Provisions Governing Eurodollar Rate Loans

          (a) Determination of Interest Rate. The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate." The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding on the Borrower.

          (b) Interest Rate Unascertainable, Inadequate or Unfair. In the event that: (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed or (ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Revolving Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Loan shall automatically, on the last day of the current Interest Period for such Revolving Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

          (c) Increased Costs. If at any time any Lender shall determine that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender with any guideline, request or directive promulgated or given on behalf of any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. If any Lender becomes entitled to claim any additional amount pursuant to this clause (c), it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (d) Illegality. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of, or any change in or in the interpretation of, any Requirement of Law shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make

Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Revolving Loan into a Base Rate Loan. If, at any time after a Lender gives notice under this clause (d), such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans, shall thereupon be restored.

          (e) Breakage Costs. In addition to all amounts required to be paid by the Borrower pursuant to Section 2.11 (Interest), the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Revolving Loans) that such Lender may sustain
(i) if for any reason a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by a Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.12(a) (Conversion and Continuation Options), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to Section 2.10) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in clause
(b) or (d) above or (iv) as a consequence of any failure by a Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

          Section 2.16 Capital Adequacy

          If at any time any Lender determines that (a) the adoption of, or any change in, or in the interpretation of, any Requirement of Law regarding capital adequacy, (b) compliance with any such Requirement of Law or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any Person controlling such Lender's) capital as a consequence of its obligations hereunder, or under or in respect of any Letter of Credit, to a level below the level that such Lender or such Person could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

          Section 2.17 Taxes

          (a) Deduction of Taxes. Any and all payments by the Borrower under each Revolving Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent (A) taxes measured by its net income or net profit, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or doing business and (B) any United States withholding taxes payable with respect to payments under the Loan Documents under Requirement of Laws in effect on the Effective Date (or, in the case of an Eligible Assignee, the date of the Assignment and Acceptance) applicable to such Lender or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable as a result of any change in such Requirement of Laws occurring after the Effective Date (or the date of such Assignment and Acceptance) and (ii) in the case of each Lender, taxes measured by its net income or net profit, and franchise taxes imposed on it, by the jurisdiction in which such Lender's Applicable Lending Office is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by any Requirement of Law to be deducted from, or in respect of, any sum payable under any Loan Document to any Lender or the Administrative Agent (w) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(x) the Borrower shall make such deductions, (y) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (z) the Borrower shall deliver to the Administrative Agent evidence of such payment.

          (b) Stamp or Documentary Taxes. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any applicable foreign jurisdiction, and all liabilities with respect thereto, arising from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

          (c) Indemnification. The Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.17) paid by such Lender or the Administrative Agent (as the case may
be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty
(30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

          (d) Receipt. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 13.13 (Notices, Etc.), the original or a certified copy of a receipt evidencing payment thereof.

          (e) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.17 shall survive the payment in full of the Obligations.

          (f) Non-U.S. Lenders. Prior to the Effective Date in the case of each Non-U.S. Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Non-U.S. Lender and from time to time thereafter if requested by the Borrower or the Administrative Agent, each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Borrower with two completed copies of (i) Form W-8ECI (claiming exemption from withholding because the income is effectively connected with a U.S. trade or business) or any successor form, (ii) Form W-8BEN (claiming exemption from, or a reduction of, withholding tax under an income tax treaty) or any successor form, (iii) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from withholding under the portfolio interest exemption) or any successor form or (iv) any other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate.

          (g) Obligation to Try to Change Jurisdiction. Any Lender claiming any additional amounts payable pursuant to this Section 2.17 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

          Section 2.18 Substitution of Lenders

          In the event that (a)(i) any Lender makes a claim under Section 2.15(c) or (d) (Special Provisions Governing Eurodollar Rate Loans) or Section
2.16 (Capital Adequacy), (ii) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to Section 2.15(e) (Special Provisions Governing Eurodollar Rate Loans), (iii) the Borrower is required to make any payment pursuant to Section
2.17 (Taxes) that is attributable to any Lender or (iv) any Lender is a Non-Funding Lender, (b) in the case of sub-clause (i) of clause (a) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Affected Lender under this Agreement with respect to its Revolving Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (c) Lenders holding at least seventy-five percent (75%) of the Commitments are not subject to such increased costs or illegality, payment or proceedings (in each case, any such Lender, an "Affected Lender"), the Borrower may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within ninety (90) days following the occurrence of any of the events described in sub-clauses (i) through (iv) of clause (a) above) by the Borrower to the Administrative Agent and the Affected Lender that the Borrower intends to make such substitution, which substitute financial institution must be an Eligible Assignee and, if not a Lender, reasonably acceptable to the Administrative Agent; provided, however, that if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within thirty (30) days of each other then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claim) less than all, Lenders making such claims. In the event that the proposed substitute financial institution or other entity is reasonably acceptable to the Administrative Agent and the written notice was properly issued under this Section 2.18, the Affected Lender shall sell, and the substitute financial institution or other entity shall purchase, pursuant to an Assignment and Acceptance, all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution or other entity shall assume and the Affected Lender shall be relieved of such Commitments, and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable Requirement of Law) in respect of any such unperformed obligations). Upon the effectiveness of such sale, purchase and assumption (that, in any event shall be conditioned upon the payment in full by the Borrower to the Affected Lender in cash of all fees unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute financial institution or other Person shall become a "Lender" hereunder for all purposes of this Agreement having a Commitment in the amount of such Affected Lender's Commitment assumed by it and being bound by all of the terms hereof, including, without limitation, Section
12.9 (Special Provisions Relating to a Borrower's Plan) and such Commitment (if applicable) of the Affected Lender shall be terminated; provided, however, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

          Section 2.19 Collateral Audits

          As long as any Commitment or Revolving Loan is outstanding, the Collateral Monitoring Agent shall conduct, at the sole cost and expense of the Borrower, at least one collateral audit each quarter, and more frequently as the Collateral Monitoring Agent may determine, acting reasonably.

          Section 2.20 Priority and Liens

          Each of the Borrower and each Guarantor hereby covenants, represents and warrants, as security for all Secured Obligations which may now or from time to time hereafter be owing by the Borrower and the Guarantor to the Secured Parties, and each hereby grants to the Administrative Agent for the sole benefit of the Secured Parties a valid, binding, enforceable and perfected Lien in the Collateral, including without limitation all currently owned or hereafter acquired property and assets of the Borrower and each Guarantor of any kind or nature, whether real or personal, tangible or intangible, wherever located, now owned or hereafter acquired or arising and all proceeds, products, rents and profits thereof, including, without limitation, all cash (including all cash collateral, wherever held), goods, accounts receivable, inventory, cash-in-advance deposits, real estate, machinery, equipment, vehicles, trademarks, trade names, licenses, causes of action, rights to payment including tax refund claims, insurance proceeds and commercial tort claims (including, subject to entry of the Final Order, actions for preferences, fraudulent conveyances, and other avoidance power claims and any recoveries under sections 506(c), 542, 544, 545, 547, 548, 549, 550, 552(b) and 553 of the Bankruptcy
Code) and the
proceeds, products, rents and profits of all of the foregoing (all of the foregoing, the "Collateral"), (i) subject only to the Carve-out, the Pre-petition Liens and to any other valid, binding, enforceable, perfected and unavoidable Liens of record (other than the Liens securing the obligations outstanding under the NUF Loan Documents) existing in the Collateral on the Petition Date and Liens permitted pursuant to clause (d) of Section 8.2 (Liens, Etc.) and (ii) senior and superior pursuant to section 364(d) of the Bankruptcy Code to the Liens securing the obligations outstanding under the NUF Loan Documents. Except as expressly set forth in the Bankruptcy Orders, the Liens granted in the Bankruptcy Orders and hereunder shall not be (i) subject to any Lien which is avoided and preserved for the benefit of the Borrower's and each Guarantor's estates under section 551 of the Bankruptcy Code or (ii) subordinated to or made pari passu with any other Lien under section 364(d) of the Bankruptcy Code or otherwise. In addition, the Secured Obligations shall have priority in all of the Cases in accordance with the provisions of section 364(c)(l) of the Bankruptcy Code over all administrative expenses of the kind specified in section 503(b) or 507(b) of the Bankruptcy Code ("Superpriority"), subject only to the Carve-out. Except for the Carve-out, no costs or administrative expenses which have been or may be incurred in any of the Cases, in any conversion of the Borrower's and each Guarantor's Cases pursuant to section 1112 of the Bankruptcy Code, or in any other proceeding related thereto, and no priority Claims, including, without limitation, any other Superpriority Claims, are or will be prior to or on a parity with the (i) Claims of the Agents, the Lenders or the other Secured Parties against the Borrower and each Guarantor arising out of the Secured Obligations or any provision of Bankruptcy Order or (ii) Liens granted herein and in the other Loan Documents in and to the Collateral.

                                  ARTICLE III

           Conditions Precedent to the Effectiveness of this Agreement and to Loans and Letters of Credit

          Section 3.1 Conditions Precedent to the Effectiveness of this
Agreement

          This Agreement shall become effective on the date (the "Effective Date") on which the Administrative Agent receives each of the following, each dated the Effective Date (which shall also be the date the initial Revolving Loans (if any) are made and the initial Letters of Credit (if any) are Issued hereunder), unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

          (a) Bankruptcy Court Order; First Day Orders. The Bankruptcy Court shall have entered the Interim Order, certified by the Clerk of the Bankruptcy Court as having been duly entered, and the Interim Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent and the Tranche A Lenders consisting of more than fifty percent (50%) in number and two thirds in amount of the outstanding Tranche A Commitments. The First Day Orders shall be satisfactory to the Administrative Agent and the Tranche A Lenders consisting of more than fifty percent (50%) in number and two thirds in amount of the outstanding Tranche A Commitments.

          (b) Certain Documents. The Administrative Agent shall have received on the Effective Date each of the following, each dated the Effective Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and each Lender and each of their respective counsel, and in sufficient copies for each Lender:

               (i) this Agreement, duly executed and delivered by each of the Loan Parties and, for the account of each Lender requesting the same, a Revolving Credit Note or Revolving Credit Notes of the Borrower conforming to the requirements set forth herein;

               (ii) copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements;

               (iii) a favorable opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel to the Loan Parties, in substantially the form of Exhibit F, addressed to the Administrative Agent and the Lenders and addressing such other matters as any Lender through the Administrative Agent may reasonably request;

               (iv) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of the Borrower and each Material Subsidiary, certified as of a recent date by the Secretary of State of the state of formation of such Person, together with certificates of such official attesting to the good standing of each such Person;

               (v) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to the immediately preceding clause;

               (vi) a certificate of a Responsible Officer of the Borrower to the effect that the condition set forth in Section 3.2(b) has been satisfied;

               (vii) evidence satisfactory to the Administrative Agent that the insurance policies required by Section 7.5 (Maintenance of Insurance) are in full force and effect, together with endorsements naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured and/or loss payee under all insurance policies to be maintained with respect to the properties of each Loan Party; and

               (viii) such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request.

          (c) Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, the Collateral Monitoring Agent, the Arranger and the Lenders, as applicable, all fees and expenses due and payable on or before the Effective Date.

          Section 3.2 Conditions Precedent to Each Loan and Letter of Credit

          The obligation of each Lender on any date (including the Effective
Date) to make any Revolving Loan and of each Issuer on any date (including the Effective Date) to Issue any Letter of Credit is subject to the satisfaction of all of the following conditions precedent:

          (a) Request for Borrowing or Issuance of Letter of Credit. With respect to any Revolving Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing or, in the case of Swing Loans, a duly executed Swing Loan Request, and with respect to any Issuance or amendment of any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

          (b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Revolving Loan or Issuance, both before and after giving effect thereto and, in the case of such Revolving Loan, to the application of the proceeds therefrom:

               (i) The representations and warranties set forth in Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date and shall be true and correct in all material respects on and as of any such date after the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

               (ii) no Borrowing Base Deficiency shall exist; and

               (iii) no Immediate Default or Event of Default shall have occurred and be continuing.

          (c) Borrowing Base. The Borrower shall have delivered the Borrowing Base Certificate required by clause (f) of Section 6.1 (Financial Statements and Information). After giving effect to the Revolving Loans and/or Letters of Credit requested to be made and/or Issued on any such date and the use of proceeds thereof the Outstandings shall not exceed the Maximum Credit at such time.

          (d) No Legal Impediments. The making of such Revolving Loans or the Issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Revolving Loan or Issuance, is not enjoined, temporarily, preliminarily or permanently.

          (e) Final Order. From and after the 45th day after the Effective Date, the Bankruptcy Court shall have entered the Final Order, certified by the Clerk of the Bankruptcy Court as having been duly entered, and the Final Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent and Tranche A Lenders consisting of more than fifty percent (50%) in number and two thirds in amount of the then outstanding Tranche A Commitments.

          (f) Additional Matters. The Administrative Agent shall have received such additional documents, information and materials relating to the Borrowing Base as any Lender, through the Administrative Agent, may reasonably request.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing or a Swing Loan Request and the acceptance by the Borrower of the proceeds of each Revolving Loan requested therein, and each submission by the Borrower to an Issuer of a Letter of Credit Request and the Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in clause (b) above on the date of the making of such Revolving Loan or the Issuance of such Letter of Credit as to the matters specified in clause (b) above.

          Section 3.3 Determinations of Initial Borrowing Conditions

          For purposes of determining compliance with the conditions specified in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement), each Lender shall be deemed to have consented to, approved or accepted or be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's Ratable Portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants to the Lenders, the Issuers and the Administrative Agent that, on and as of the Effective Date (after giving effect to the making of any Revolving Loan or other financial accommodations to be made on the Effective Date) and on and as of each date as required by Section 3.2(b)(i) (Conditions Precedent to Each Loan and Letter of Credit):

          Section 4.1 Corporate Existence; Compliance with Law

          Each of the Borrower and its Material Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) is duly qualified as a foreign corporation, limited liability company or partnership (as applicable) and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect, (c) subject to the Bankruptcy Orders, has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not in the aggregate have a Material Adverse Effect and (f) has obtained all Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for Permits which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not in the aggregate have a Material Adverse Effect.

          Section 4.2 Corporate Power; Authorization; Enforceable Obligations

          (a) Noncontravention. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

               (i) subject to the entry of the Bankruptcy Orders, are within such Loan Party's corporate, limited liability company, partnership or other powers;

               (ii) have been, or at the time of delivery thereof pursuant to
     Article III (Conditions Precedent to the Effectiveness of this Agreement and to Loans and Letters of Credit) will have been, duly authorized by all necessary corporate, limited liability company or partnership action, including the consent of shareholders, members or partners where required;

               (iii) subject to the entry of the Bankruptcy Orders, do not and will not (A) contravene any Loan Party's respective Constituent Documents,
     (B) violate any other Requirement of Law applicable to any Loan Party (including under its Constituent Documents or Regulations T, U and X of the Federal Reserve Board, as the same are from time to time in effect, and all official rulings and interpretations thereunder) or any Order of any Governmental Authority applicable to any Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Loan Party entered into after the Petition Date or (D) result in the creation or imposition of any Lien or Encumbrance upon any property of any Loan Party, other than those in favor of the Secured Parties pursuant to the Loan Documents; and

               (iv) subject to the entry of the Bankruptcy Orders, do not require obtaining any Permit from or filing or registration with, any Governmental Authority or any other Person, other than those listed on
     Schedule 4.2 and which have been obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section
     3.1 (Conditions Precedent to the Effectiveness of this Agreement) and each of which on the Effective Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Loan Documents.

          (b) Due Execution. Subject to entry of the Bankruptcy Orders, this Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party party thereto. Subject to the entry of the Bankruptcy Orders this Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

          Section 4.3 Financial Statements

          (a) Accuracy of Financial Statements. The consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 2000, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the Fiscal Year then ended, certified by Ernst & Young, LLP, and the consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 2001, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the twelve (12) months then ended, certified by a Responsible Officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets as at December 31, 2001, and said statements of income, retained earnings and cash flows for the twelve (12) months then ended, to the absence of footnote disclosure and normal recurring year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

          (b) No Additional Liability. Neither the Borrower nor any of its Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment that is not reflected in the Financial Statements referred to in Section 4.3(a) (Financial Statements) or in the Financial Statements delivered pursuant to clauses (a),
(b) or (c) of Section 6.1 (Financial Statements and Information) or in the notes thereto or otherwise permitted by this Agreement.

          (c) Projections. The Projections have been prepared by the Borrower in light of the past operations of its business and reflect projections for the period beginning on January 1, 2002 and ending on December 31, 2003, on a monthly basis for the Fiscal Year ending December 31, 2002 and quarterly for the balance. The Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of current conditions and current facts known to the Borrower and, as of the Effective Date, reflect the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein.

          Section 4.4 Legal Proceedings

          There are no pending, or, to the knowledge of the Borrower, threatened, unstayed Legal Proceedings that may affect the Borrower or any of its Material Subsidiaries or their respective properties before any Governmental Authority other than (i) the Cases and (ii) those that, if determined adversely to any Loan Party, would not have a Material Adverse Effect. Subject to the Bankruptcy Orders, the performance of any action by any Loan Party required or contemplated by any Loan Document is not restrained or enjoined (either temporarily, preliminarily or permanently).

          Section 4.5 Material Adverse Change

          Other than the filing of the Cases, since September 30, 2001, there has been no Material Adverse Change and there have been no events or developments that, in the aggregate, have had a Material Adverse Effect, other than has been disclosed in the Borrower's form 10-Q for the period ended September 30, 2001.

          Section 4.6 Litigation

          Other than the Cases, there are no pending or, to the knowledge of the Borrower, threatened unstayed actions, investigations or proceedings affecting the Borrower, or any of its Material Subsidiaries before any court, Governmental Authority or arbitrator other than those that, in the aggregate, are not reasonably likely to be determined adversely to any Loan Party and, if so determined, would not have a Material Adverse Effect. Subject to the Bankruptcy Orders, the performance of any action by any Loan Party required or contemplated by any Loan Document is not restrained or enjoined (either temporarily, preliminarily or permanently).

          Section 4.7 Taxes

          (a) Payment of Taxes; Filing of Tax Returns. All federal, state, material local and foreign income and material franchise and other material tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions incurred after the Petition Date have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP. Except as set forth on Schedule 4.7, no material Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by the Borrower and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

          (b) Tax-Sharing Agreements. None of the Borrower or any of its Tax Affiliates has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any charges except for agreements or documents relating to extensions which are permitted or consented to by a Governmental Authority and which are made in the ordinary course of business of the Borrower or any of its Tax Affiliates. None of the Borrower or any of its Tax Affiliates has (i) any obligation under any tax sharing agreement or other tax sharing arrangement other than those of which the Administrative Agent has received a copy prior to the date hereof or (ii) been a member of an affiliated, combined or unitary group other than the group of which the Borrower (or its Tax Affiliate) is the common parent.

          Section 4.8 Full Disclosure

          The information prepared or furnished by or on behalf of the Borrower in connection with this Agreement or the consummation of the financing hereunder taken as a whole does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements contained therein or herein not misleading. All facts known to the Borrower that are material to an understanding of the financial condition, business, properties or prospects of the Borrower and its Material Subsidiaries taken as one enterprise have been disclosed to the Lenders.

          Section 4.9 Margin Regulations

          The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal

Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in contravention of Regulation T, U or X of the Federal Reserve Board, as the same are from time to time in effect, and all official rulings and interpretations thereunder.

          Section 4.10 Ownership of the Subsidiaries and Certain Assets

          Set forth on Schedule 4.10 (Subsidiaries) is a true, complete and accurate list showing, as of the Effective Date, all Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of its formation, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Effective Date and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower and any other Stock and Stock Equivalents of such Subsidiary. All of the outstanding Stock of each Subsidiary of the Borrower has been, if such Subsidiary is a corporation, validly issued, is fully paid and non-assessable and is owned by the Borrower or a Subsidiary of the Borrower free and clear of all Liens and Encumbrances (other than the Lien in favor of the Secured Parties created pursuant to this Agreement). The Borrower does not own or hold, directly or indirectly, any Securities of any Person other than such Subsidiaries and Investments permitted by Section 8.3 (Investments in Other Persons). There are no Subsidiaries that are debtors in the Cases other than the Guarantors on the Effective Date. No Subsidiary of the Borrower other than Pellet and NSFC owns any material amount of Accounts or Inventory.

          Section 4.11 ERISA

          (a) List of Employee Benefit Plans. Schedule 4.11 separately identifies, as of the date hereof, all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of Section 3(3) of ERISA to which the Borrower or any of its Material Subsidiaries has any obligation or liability, contingent or otherwise. The Borrower has provided to the Administrative Agent the current funding status of each Title IV Plan.

          (b) Tax Qualification. Each employee benefit plan of the Borrower or any of its Material Subsidiaries which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where all such failures have no Material Adverse Effect.

          (c) No Withdrawal Liability. Except to the extent set forth on
Schedule 4.11, none of the Borrower or any Subsidiary or any ERISA Affiliate thereof would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

          Section 4.12 Liens

          There are no Liens of any nature whatsoever on any properties of any Loan Party or any of its Material Subsidiaries other than those permitted by
Section 8.2 (Liens, Etc.). The Liens granted by the Loan Parties to the Administrative Agent pursuant to the Loan Documents are fully perfected Liens in and to the Collateral, subject to the priority set forth in Section 2.20 (Priority and Liens) and to the Bankruptcy Orders.

          Section 4.13 No Burdensome Restrictions; No Defaults

          (a) Material Contracts. None of the Borrower or any of its Material Subsidiaries (i) is a party to any Contractual Obligation entered into or assumed after the Petition Date the compliance with which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien or other Encumbrance (other than a Lien or Encumbrance granted pursuant to a Loan Document or otherwise permitted hereby) on the property or assets of any thereof or (ii) is subject to any restriction under its Constituent Documents that would have a Material Adverse Effect.

          (b) No Default under Contractual Obligations. None of the Borrower or any of its Material Subsidiaries is in default under or with respect to any Contractual Obligation entered into or assumed after the Petition Date owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Material Subsidiary of a Loan Party, other than, in either case, (i) those defaults which in the aggregate would not have a Material Adverse Effect or (ii) a Default which is not an Immediate Default.

          (c) No Default. No Immediate Default or Event of Default has occurred and is continuing.

          (d) No Adverse Requirement of Law. To the best knowledge of the Borrower, there is no Requirement of Law applicable to any Loan Party the compliance with which by such Loan Party would have a Material Adverse Effect.

          (e) Restrictions on Stock. No Material Subsidiary of the Borrower is subject to any Contractual Obligation incurred or assumed after the Petition Date restricting or limiting its ability to declare or make any dividend payment or other distribution on account of any shares of any class of its Stock or its ability to purchase, redeem, or otherwise acquire for value or make any payment in respect of, any such shares or any shareholder rights, except pursuant to a Loan Document.

          Section 4.14 No Other Ventures

          Except as set forth on Schedule 4.14 or as permitted by Section 8.3, none of the Borrower or any of its Material Subsidiaries is engaged in any joint venture or partnership with any other Person.

          Section 4.15 Investment Company Act

          None of the Borrower or any of its Material Subsidiaries is (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "holding company," or an "affiliate" or a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Act of 1935, as amended.

          Section 4.16 Insurance

          All policies of insurance of any kind or nature of the Borrower or any of its Material Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person. Since June 30, 2001, none of the Borrower or any of its Material Subsidiaries has had any material policy of insurance terminated (other than at its request).

          Section 4.17 Labor Matters

          (a) No Strikes. There are no strikes, work stoppages, slowdowns or lockouts pending, threatened against or involving, the Borrower or any of its Material Subsidiaries, other than those that in the aggregate would not have a Material Adverse Effect.

          (b) No Claims or Complaints. There are no unfair labor practices or unstayed grievances or complaints pending, or, to the best of the Borrower's knowledge after due inquiry, threatened, against or involving the Borrower or any of its Material Subsidiaries, nor are there any unstayed arbitrations or grievances threatened involving the Borrower or any of its Material Subsidiaries, other than those that, in the aggregate, if resolved adversely to the Borrower or such Material Subsidiary, would not have a Material Adverse Effect.

          Section 4.18 Use of Proceeds

          The proceeds of the Loans and the Letters of Credit are being used by the Borrower solely to fund post-petition operating expenses of the Loan Parties incurred in the ordinary course of business, to pay certain other costs and expenses of administration of the Cases to be specified in writing to the Administrative Agent (including by notice of application for Orders), for working capital, capital expenditures and other general corporate purposes of the Loan Parties not in contravention of any Requirement of Law or the Loan Documents and as long as no acceleration of the Obligations, termination of the Commitments or other exercise of remedies under Section 9.2 (Remedies) has occurred and has not been rescinded, to pay certain Permitted Prepetition Claim Payments. The Borrower shall use the entire amount of the proceeds of each Loan advance in accordance with this Section 4.18 (Use of Proceeds); provided, however, that nothing herein shall in any way prejudice or prevent the Administrative Agent or the Lenders from objecting, for any reason, to any requests, motions or applications made in the Bankruptcy Court, including any applications for interim or final allowances of compensation for services rendered or reimbursement of expenses incurred under sections 105(a), 330 or 331 of the Bankruptcy Code, by any party in interest, and provided, further, that the Borrower shall not use the proceeds from any Loans or Letters of Credit for any purpose that is prohibited under the Bankruptcy Code and shall not use the proceeds from any Loans or Letters of Credit to contest any Pre-petition Credit Agreement Claims or any Lien in respect thereof.

          Section 4.19 Environmental Matters

          (a) Environmental Laws. The operations of the Borrower and each of its Material Subsidiaries and their respective tenants have been since the Petition Date and are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that in the aggregate have no Material Adverse Effect or have been disclosed in the Financial Statements delivered pursuant to clause (a) of Section 4.3(a) (Financial Statements).

          (b) No Threatened Legal Proceeding. None of the Borrower or any of its Material Subsidiaries or any Real Property currently or, to the best of the knowledge of the Borrower after due inquiry, previously owned, operated or leased by or for the Borrower or any of its Material Subsidiaries is subject to any pending or, to the knowledge of the Borrower, threatened unstayed Claim, Order, Contractual Obligation, notice of violation or unstayed potential liability or is subject to any pending, or, to the Borrower's knowledge, threatened, unstayed Legal Proceeding with respect to (i) any Environmental Law,
(ii) a Remedial Action or (iii) Environmental Liabilities and Costs arising from a Release or threatened Release, other than those that in the aggregate have no Material Adverse Effect.

          (c) Disposal Facilities. Except as set forth on Schedule 4.19, from and after the Petition Date none of the Borrower or any of its Material Subsidiaries maintains a treatment, storage or disposal facility requiring a Permit under the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et seq., as amended, the regulations thereunder or similar Requirement of Law.

          (d) No Undisclosed Information. There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of real property owned or operated or leased by the Borrower or any of its Material Subsidiaries that are not specifically included in the financial information furnished to the Lenders other than those that in the aggregate have no Material Adverse Affect.

          (e) No Environmental Lien. As of the date hereof, no Environmental Lien has attached to any property of the Borrower or any of its Material Subsidiaries.

          Section 4.20 Title; Real Property

          (a) Title. Each of the Borrower and its Material Subsidiaries has good and marketable title to, or valid leasehold interests in, all Real Property and good title to all material personal property purported to be owned by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such properties and assets is subject to any Lien or other Encumbrance, except Liens permitted under Section 8.2 (Liens, Etc.).

          (b) Permits. All Permits required to have been issued or appropriate to enable all Real Property owned or leased by the Borrower or any of its Material Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those that, in the aggregate, would not have a Material Adverse Effect.

          (c) No Condemnation Proceeding. None of the Borrower or any of its Material Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding or other Legal Proceeding affecting any Real Property owned or leased by the Borrower or any of its Material Subsidiaries or any part thereof, except those which, in the aggregate, would not have a Material Adverse Effect.

          (d) No Damage. No portion of any real property owned or leased by the Borrower or any of its Material Subsidiaries which is material to its business has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition.

          Section 4.21 Deposit Accounts

          Schedule 4.21 contains a complete and accurate list, as of the Effective Date, of each Deposit Account of the Borrower and its Material Subsidiaries, specifying the nature of such account and whether any proceeds of Collateral are deposited therein.

          Section 4.22 Bankruptcy Orders

          The Bankruptcy Orders and the transactions contemplated hereby and thereby, are in full force and effect and have not been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent.

          Section 4.23 Pledged Collateral

          (a) Percentage of Pledged Interests. As of the Effective Date, the Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests pledged hereunder by each Loan Party constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on
Schedule 4.23.

          (b) Fully Paid and Nonassessable. All of the Pledged Stock of Material Subsidiaries have been duly and validly issued and are fully paid and nonassessable.

          (c) Pledged Notes Valid and Binding. Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law), except where the failure of such Pledged Notes to constitute the legal, valid, and binding obligation of the obligor with respect thereto would not in the aggregate have a Material Adverse Effect.

          (d) Pledged Interests. All Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests of each Loan Party as of the date hereof are listed on Schedule 4.23.

          (e) Cerificated Pledged Securities. All Pledged Collateral consisting of certificated securities or Instruments has been or will be delivered to the Administrative Agent on or prior to the date required under this Agreement.

          (f) Uncertificated Pledged Securities. All Pledged Collateral held by a Securities Intermediary in a Securities Account is in a Control Account.

          (g) No Other Pledged Collateral. Other than the Pledged Partnership Interests and the Pledged LLC Interests that constitute General Intangibles, there is no Pledged Collateral other than that represented by certificated securities or Instruments in the possession of the Administrative Agent, consisting of Financial Assets held in a Control Account or which is not required to be delivered hereunder until a later date.

          (h) Exclusive Control of Administrative Agent. No Person other than the Administrative Agent has "control" (as defined in 8-106 of the UCC) over any Investment Property of such Loan Party.

          Section 4.24 Intellectual Property

          (a) Ownership; Use. The Borrower and its Material Subsidiaries own or license or otherwise have the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights (including all Intellectual Property) that are necessary for the operations of their respective businesses, without material infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of the Borrower or any of its Material Subsidiaries. To the Borrower's knowledge, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Borrower or any of its Material Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no material unstayed claim or litigation regarding any of the foregoing is pending or threatened. No Subsidiary of the Borrower other than a Material Subsidiary owns any Intellectual Property that is material to its business or that of the Borrower.

          (b) Validity, Enforceability. On the date hereof, all Material Intellectual Property owned by such Loan Party is valid, subsisting, unexpired and enforceable, has not been adjudged invalid and has not been abandoned and the use thereof in the business of such Loan Party does not infringe the intellectual property rights of any other Person.

          (c) Licensing. None of the Material Intellectual Property owned by such Loan Party is the subject of any licensing or franchise agreement pursuant to which such Loan Party is the licensor or franchisor.

          (d) No Judgments. No unstayed holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Loan Party's rights in, any Material Intellectual Property.

          (e) Litigation. No unstayed action or proceeding seeking to limit, cancel or question the validity of any Material Intellectual Property owned by such Loan Party or such Loan Party's ownership interest therein is on the date hereof pending or, to the knowledge of such Loan Party, threatened. There are no Claims, judgments or settlements to be paid by such Loan Party relating to the Material Intellectual Property.

                                    ARTICLE V

                               FINANCIAL COVENANTS

          As long as any Obligation (other than contingent indemnification Obligations) or Commitment remains outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

          Section 5.1 Capital Expenditures

          The Borrower shall not permit any Capital Expenditures to be made during each of the periods set forth below, to be in excess of the maximum amount set forth below:

                                              Maximum
                                              Capital
Period                                      Expenditures
------                                      ------------

Fiscal Year ending December 31,2002         $ 66,000,000

Fiscal Year ending December 31,2003         $ 66,000,000

Fiscal Quarter ending March 31,2004         $ 22,000,000

provided, however, that unused amounts of Capital Expenditures in any Fiscal Year may be carried forward to the next succeeding Fiscal Year to be used in such Fiscal Year after all amounts permitted for use as Capital Expenditures in such Fiscal Year have been expended.

                                   ARTICLE VI

                               REPORTING COVENANTS

          As long as any Obligation (other than contingent indemnification Obligations) or Commitment remains outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

          Section 6.1 Financial Statements and Information

          The Borrower shall furnish to the Administrative Agent (with sufficient copies for each of the Lenders) the following Financial Statements and information:

          (a) Monthly Reports. As soon as available and in any event within thirty (30) days after the end of each fiscal month in each Fiscal Year (other than any fiscal month ending on the last day of any Fiscal Quarter), consolidated and consolidating unaudited balance sheets of the Borrower and its Subsidiaries as of the close of such month and consolidated and consolidating statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries for such month and that portion of the current Fiscal Year ending as of the close of such month, in each case prepared in accordance with GAAP (subject to the absence of footnote disclosure and normal recurring year-end audit adjustments) together with (i) a schedule of all monies advanced or loaned by the Borrower to a Guarantor, (ii) a statement by a Responsible Officer of the Borrower that such financial information presents fairly in accordance with GAAP (subject to the absence of footnote disclosure and normal recurring year-end adjustments) the financial position, results of operations and statements of cash flow of the Borrower and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such month and for the period then ended and (iii) a certificate of such Responsible Officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto;

          (b) Quarterly Financial Statements and Compliance Certificates. As soon as available and in any event within fifty (50) days after the end of each Fiscal Quarter of each Fiscal Year, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all prepared in conformity with GAAP and certified by the Responsible Officer of the Borrower and accompanied by a statement in reasonable detail (each, a "Compliance Certificate") certifying compliance with the financial covenants set forth in Article V (Financial Covenants) with (i) a statement by such Responsible Officer that such financial information presents fairly in accordance with GAAP (subject to the absence of footnote disclosure and normal recurring year-end adjustments) the financial position, results of operations and statements of cash flow of the Borrower and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for the period then ended, (ii) a certificate of such Responsible Officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto and (iii) a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such Fiscal Quarter;

          (c) Annual Audited Financial Statements. As soon as available and in any event within ninety-five (95) days after the end of each Fiscal Year, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such year and consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit by the Borrower's Accountants, together with (i) a certificate of such accounting firm stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing or, if in the opinion of such accounting firm a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, the Borrower's compliance with all financial covenants set forth in Article V (Financial Covenants) and (iii) a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such Fiscal Year;

          (d) Compliance Certificate. Together with each delivery of any financial statement pursuant to clause (b) or (c) above, a certificate of a Responsible Officer of the Borrower (each, a "Compliance Certificate") stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action the Borrower proposes to take with respect thereto;

          (e) Annual Operating Plans. Not later than thirty (30) days after the end of each Fiscal Year beginning with the Fiscal Year ending December 31, 2002, an update to the Projections prepared in accordance with clause (c) of Section 4.3(c) (Financial Statements) and containing substantially the types of financial information contained in the Projections and an annual operating plan of the Borrower and its Subsidiaries for the following Fiscal Year, approved by the Board of Directors of the Borrower, which shall include, without limitation, a statement of all of the material assumptions on which such plan is based, monthly balance sheets and a monthly budget for the following year and which shall integrate sales, gross profits, operating expenses, operating profit and cash flow projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance through the Fiscal Year ending after the Scheduled Termination Date based on historical performance);

          (f) Borrowing Base Certificate. As soon as available and in any event not later than (i) three (3) Business Days after the end of each week and (ii) twenty (20) days after the end of each calendar month, a Borrowing Base Certificate as of the end of such period executed by a Responsible Officer of the Borrower, and setting forth: (1) Eligible Receivables as at the end of such period, (2) Eligible Inventory as of the most recent month-end, and (3) the amount of the Outside Processing Inventory Reserve; provided, however, that if at any time Available Credit is fifty million Dollars ($50,000,000) or less the Borrower shall deliver on each Business Day a Borrowing Base Certificate setting forth Eligible Receivables as of the immediately preceding day until such time as Available Credit has been greater than sixty five million Dollars ($65,00,000) for at least thirty (30) consecutive days; provided, further, that the Administrative Agent, in its sole discretion, acting reasonably, may at any time and from time to time require more or less frequent delivery of the Borrowing Base Certificates;

          (g) Changes in Bank Accounts. (i) Prior written notice of any closing or other change in the existing Deposit Accounts of the Borrower or Pellet (or the establishment of any new Deposit Account by the Borrower or Pellet) or any agreement relating thereto if such Deposit Account is required to be subject to a Deposit Account Control Agreement, and (ii) notice within 30 days of any closing change in or establishment of any other Deposit Account not required to be subject to a Deposit Account Control Agreement;

          (h) Additional Information. Promptly, and in any event within five (5) Business Days of such request, from time to time, such other information regarding the operations, including information regarding specific product categories and lines of business of the Borrower and its Subsidiaries, the business affairs and financial condition (including financial controls and accounting practices) of the Borrower or any of its Subsidiaries or compliance by any Loan Party with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request; and

          (i) Revised Financial Projections. As soon as available, and in any event not later than February 28, 2003, and containing substantially the types of financial information contained in the Projections, forecasts prepared by management of the Borrower for each fiscal month in such Fiscal Year and for each Fiscal Year thereafter through and including the Fiscal Year ending after the Scheduled Termination Date including (i) a projected year-end consolidated balance sheet and income statement and statement of cash flows and (ii) a statement of all the material assumptions on which such forecasts are based.

          Section 6.2 Default Notices

          Promptly, and in any event within five (5) Business Days after any Responsible Officer of the Borrower becomes aware of any occurrence which it knows to constitute any Default or Event of Default, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer setting forth the details of such occurrence and the action which the Borrower is taking or proposes to take with respect thereto.

          Section 6.3 ERISA Matters

          The Borrower shall furnish the Administrative Agent (with sufficient copies for each of the Lenders):

          (a) ERISA Event. Promptly and in any event within thirty (30) days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a written statement of a Responsible Officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower, its Subsidiaries or its ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with any Governmental Authority pertaining thereto;

          (b) Request for Minimum Funding Waiver. Promptly and in any event within ten (10) days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of the Borrower describing such waiver request and the action, if any, which the Borrower, its Subsidiaries or its ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with any Governmental Authority pertaining thereto; and

          (c) Notice of Intent to Terminate. Promptly and in any event within ten (10) days after the Borrower, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

          Section 6.4 Litigation

          Promptly, and in any event within five (5) Business Days, after the commencement thereof, the Borrower shall give the Administrative Agent written notice of the commencement of any unstayed Legal Proceeding (other than the Cases) that, if adversely determined, would have a Material Adverse Effect. Not later than fifty (50) days after the end of each Fiscal Quarter, the Borrower shall deliver to the Administrative Agent a written report describing any Legal Proceeding (other than the Cases) that may affect the Borrower or any of its Subsidiaries and that, in the reasonable judgment of the Borrower, exposes the Borrower or such Subsidiary to any administrative claim or post-petition liability in an amount aggregating two million Dollars ($2,000,000) or more.

          Section 6.5 SEC Filings; Press Releases

          Promptly, and in any event within five (5) Business Days, after the sending or filing thereof, the Borrower shall send the Administrative Agent copies of (a) all reports which the Borrower sends to its security holders generally or to the holders of Securities issued under the Indenture or any other material indenture of the Borrower, (b) all reports and registration statements which the Borrower or any Guarantor files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (c) all press releases and (d) all other statements concerning material changes or developments in the business of such Loan Party made available by any Loan Party to the public.

          Section 6.6 Labor Relations

          Promptly, and in any event within five (5) Business Days, after becoming aware of the same, the Borrower shall give the Administrative Agent written notice of (a) any material labor dispute to which the Borrower of any of its Material Subsidiaries is or may become a party, including any strikes, lockouts or other unstayed disputes relating to any of such Person's plants and other facilities and (b) any Worker Adjustment and Retraining Notification Act or related unstayed liability incurred with respect to the closing of any plant or other facility of any of such Person.

          Section 6.7 Insurance

          As soon as is practicable and in any event within thirty (30) days prior to the expiration or termination of any insurance coverage for which the Borrower is required to name the Administrative Agent as additional insured or loss payee hereunder or under any Loan Document, the Borrower shall furnish the Administrative Agent (in sufficient copies for each of the Lenders) a confirmation executed by the insurance company or the Borrower's insurance broker and in form and substance satisfactory to the Administrative Agent that such coverage has been continued.

          Section 6.8 Environmental Matters

          The Borrower shall provide the Administrative Agent promptly and in any event within ten (10) days of the Borrower or any of its Material Subsidiaries learning of any of the following, written notice of each of the following:

          (a) Environmental Lien. The receipt by any Loan Party of notification that any real or personal property of such Loan Party is or is reasonably likely to be subject to any Environmental Lien arising after the Petition Date;

          (b) Notice of Violation of an Environmental Law. The receipt after the Petition Date by any Loan Party of any notice of violation of or potential liability under, or knowledge by such Loan Party that there exists a condition that could reasonably be expected to result in a violation of or liability under, any Environmental Law, except for violations and liabilities the consequence of which, in the aggregate, would not be reasonably likely to subject the Loan Parties collectively to Environmental Liabilities and Costs that have a Material Adverse Effect;

          (c) Commencement of a Legal Proceeding. The commencement after the Petition Date of any Legal Proceeding alleging a violation of or liability under any Environmental Law, other than those the consequences of which in the aggregate would have no reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs that have a Material Adverse Effect;

          (d) Property Acquisition. Any proposed acquisition after the Petition Date of Securities, assets or Real Property or any proposed leasing after the Petition Date of property or any other action after the Petition Date by any Loan Party other than those the consequences of which in the aggregate have reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs that have a Material Adverse Effect;

          (e) Additional Permits; Additional Capital Improvements. Any proposed action by any Loan Party or any change in Environmental Laws that, in the aggregate, have a reasonable likelihood of requiring the Loan Parties to obtain after the Petition Date additional environmental, health or safety Permits or make additional capital improvements after the Petition Date to obtain compliance with Environmental Laws that in the aggregate subject the Loan Parties to additional Environmental Liabilities and Costs that have a Material Adverse Effect; and

          (f) Status Report. Upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.

          Section 6.9 Customer Contracts

          Promptly, and in any event within five (5) Business Days, after a Responsible Officer of the Borrower becomes aware of the same, the Borrower and each of its Subsidiaries shall give the Administrative Agent written notice of any cancellation, termination or loss prior to the Termination Date of any material Contractual Obligation or other customer arrangement of the Borrower or any of its Material Subsidiaries if such cancellation, termination or loss could have a Material Adverse Effect.

          Section 6.10 Bankruptcy Court.

          The Borrower will use its commercially reasonable best efforts to obtain the approval of the Bankruptcy Court of this Agreement and the other Loan Documents and deliver to the Administrative Agent and the Administrative Agent's counsel all material pleadings, motions and other documents filed on behalf of all of the Loan Parties with the Bankruptcy Court.

          Section 6.11 Other Information

          The Borrower shall provide the Administrative Agent or, as the case may be, any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender through the Administrative Agent may, from time to time, reasonably request.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

          As long as any Obligation (other than contingent indemnification Obligations) or Commitment remains outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

          Section 7.1 Preservation of Corporate Existence, Etc.

          The Borrower shall, and shall cause each of its Material Subsidiaries to, preserve and maintain, its corporate existence, material rights (charter and statutory) and material franchises, except as permitted by Section 8.6 (Restriction on Fundamental Changes).

          Section 7.2 Compliance with Law, Etc.

          The Borrower shall, and shall cause each of its Material Subsidiaries to, comply in all material respects with all applicable Requirements of Law, Contractual Obligations (other than Contractual Obligations that have not been assumed by the Borrower or such Material Subsidiary and Contractual Obligations entered into prior to the Petition Date) and Permits, except where the failure so to comply would not, in the aggregate, have a Material Adverse Effect.

          Section 7.3 Conduct of Business

          The Borrower shall, and shall cause each of its Material Subsidiaries to conduct its business in the ordinary course and use its reasonable efforts, in the ordinary course, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Material Subsidiaries; provided, however, that the Borrower shall not be deemed in default of this Section 7.3 if all such failures to comply in the aggregate would have no Material Adverse Effect.

          Section 7.4 Payment of Taxes, Etc.

          The Borrower shall, and shall cause each of its Material Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful claims, taxes, assessments, charges and levies of a Governmental Authority arising after the Petition Date or ordered to be paid by the Bankruptcy Court, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP.

          Section 7.5 Maintenance of Insurance

          The Borrower shall maintain, and cause to be maintained for each of its Material Subsidiaries insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Material Subsidiary operates and, in any event, all insurance required by any Loan Documents.

          Section 7.6 Access

          The Borrower shall from time to time, permit the Administrative Agent and any of its agents or representatives, within five (5) Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice or rescheduling shall be required), on any Business Day (provided that so long as the no Event of Default is continuing, if the Business Day appointed by the Administrative Agent for such access presents substantial hardship to the Borrower, its agents and representatives, the Borrower and the Administrative Agent shall use reasonable efforts to reschedule for another Business Day), to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries, (b) visit the properties of the Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with any of their respective officers or directors and (d) communicate directly with the Borrower's Accountants and any other certified public accountants. The Borrower shall authorize its certified public accountants (including the Borrower's Accountants) to disclose to the Administrative Agent and any Lender any and all financial statements and other information of any kind, as the Administrative Agent or any Lender reasonably requests from the Borrower and that such accountants may have with respect to the business, financial condition, results of operations or other affairs of the Borrower or any of its Subsidiaries.

          Section 7.7 Keeping of Books

          The Borrower shall, and shall cause each of its Material Subsidiaries to, keep, proper books of record and account, in which full and correct entries shall be made consistent with GAAP of all financial transactions and the assets and business of the Borrower and each such Material Subsidiary.

          Section 7.8 Maintenance of Properties, Etc.

          The Borrower shall, and shall cause each of its Material Subsidiaries to, maintain and preserve (a) in good working order and condition all of its properties that are necessary in the conduct of its business, (b) all rights, permits, licenses, approvals and privileges (including all Permits) necessary in the conduct of its business and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business except where failure to so maintain and preserve the items set forth in clauses (a) through
(c) above would not, in the aggregate, have a Material Adverse Effect.

          Section 7.9 Maintenance of Contractual Obligations, Etc.

          The Borrower shall, and shall cause each of its Material Subsidiaries to, perform, observe and comply with each of the covenants, conditions and agreements set forth under each Contractual Obligation expressly assumed in the Cases or entered into after the Petition Date under which it or any of its Material Subsidiaries may be bound (including to pay all rent and other charges payable under any lease and all Indebtedness and other obligations as the same become due) and do all things necessary to preserve and to keep unimpaired any rights the Borrower or any of its Material Subsidiaries may have under any Contractual Obligation expressly assumed in the Cases or entered into after the Petition Date; provided, however, that the Borrower shall not be deemed in default of this Section 7.9 if all such failures in the aggregate would have no Material Adverse Effect.

          Section 7.10 Application of Proceeds

          The Borrower shall use the entire amount of the proceeds of the Loans only as provided in Section 4.18 (Use of Proceeds).

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

          Section 7.11 Fiscal Year

          The Borrower shall, and shall cause each of its Material Subsidiaries to, maintain as its fiscal year the twelve month period ending on the thirty-first (31st) of December of each year.

          Section 7.12 Environmental

          The Borrower shall, and shall cause any Material Subsidiary to, comply in all material respects with Environmental Laws and, without limiting the foregoing, the Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of the Borrower and its Material Subsidiaries incurring Environmental Liabilities and Costs that have a Material Adverse Effect, promptly advise the Administrative Agent thereof and (a) if requested by the Administrative Agent, conduct or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (b) take such Remedial Action, make such investigation or take such other action as required by Environmental Laws or other Requirements of Law or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event.

          Section 7.13 Borrowing Base Determination

          (a) Appraisals and Investigations. The Borrower shall conduct, or shall cause to be conducted, at its expense, and upon request of the Collateral Monitoring Agent, and present to the Collateral Monitoring Agent for approval, such appraisals, investigations and reviews as the Collateral Monitoring Agent shall request for the purpose of determining the Borrowing Base, all upon notice and at such times during normal business hours and as often as may be reasonably requested. The Borrower shall furnish to the Collateral Monitoring Agent any information which the Collateral Monitoring Agent may reasonably request regarding the determination and calculation of the Borrowing Base including correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all Account Debtors in respect of Accounts referred to therein. At any time and from time to time, the Borrower and Pellet shall furnish to the Collateral Monitoring Agent any additional information which the Collateral Monitoring Agent may reasonably request regarding the determination and calculation of the Borrowing Base, including correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all Account Debtors in respect of Accounts referred to therein.

          (b) Sharp Decreases in Borrowing Base. The Borrower shall promptly notify each of the Collateral Monitoring Agent and Administrative Agent in writing in the event that at any time the Borrower or any of its Material Subsidiaries receives or otherwise gains knowledge that (i) the Borrowing Base is less than ninety (90%) of the Borrowing Base reflected in the most recent Borrowing Base Certificate delivered pursuant to Section 6.1(f) (Financial Statements) or (ii) a Borrowing Base Deficiency exists as a result of a decrease in the Borrowing Base (in which case such notice shall include the amount of such deficiency).

          (c) Verifications. The Collateral Monitoring Agent may, at the Borrower's sole cost and expense, make physical or other forms of verifications of the Collateral at any time and in any manner and through any medium that the Collateral Monitoring Agent considers advisable, and the Borrower and the Guarantors shall furnish, or shall cause to be furnished, all such assistance and information as the Collateral Monitoring Agent may require in connection therewith; provided that any verification which
                                           --------
involves contact or communication with a customer of any Loan Party shall be done through an independent accounting or like firm in accordance with the Collateral Monitoring Agent's customary monitoring practices.

          Section 7.14 Control Accounts; Blocked Accounts

          (a) Maintenance of Control Accounts and Blocked Accounts. The Borrower will (i) deposit in a Blocked Account all cash and all Proceeds received by any Loan Party (other than the amounts referenced in clause (i), (ii) and (iii) of the definition of "Net Cash Proceeds" which are paid directly to the Person entitled to receive such amounts) except that cash which is used to make Investments permitted by the this Agreement may be deposited in a Control Account, (ii) not establish or maintain, or permit any other Loan Party to establish or maintain, any Securities Account that is not a Control Account and
(iii) not establish or maintain, or permit any other Loan Party to establish or maintain, any account with any financial or other institution in which Proceeds are deposited other than with a Deposit Account Bank, a Lender or an Affiliate of a Lender; provided, however, that any Loan Party may (x) maintain payroll, withholding tax and other fiduciary accounts (including trust, escrow and other ordinary course performance or collateral accounts) and (y) maintain other accounts so long as the aggregate balance in all such accounts does not exceed two million Dollars ($2,000,000), and the accounts described in clauses (x) and
(y) above need not be Blocked Accounts.

          (b) Instruction of Account Debtors. The Borrower shall instruct each Account Debtor or other Person obligated to make a payment to any Loan Party to make payment, or to continue to make payment, as the case may be, to a Blocked Account, except for the amounts referenced in clauses (i), (ii) and (iii) of the definition of "Net Cash Proceeds" which are paid directly to the Person entitled to receive such amounts.

          (c) Termination. In the event (i) any Loan Party or any Approved Securities Intermediary or Deposit Account Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of a Control Account or Blocked Account for any reason, (ii) the Administrative Agent shall demand such termination as a result of the failure of an Approved Securities Intermediary or Deposit Account Bank to comply with the terms of the applicable Control Account Agreement or Deposit Account Control Agreement, or (iii) the Administrative Agent determines in its sole discretion that the financial condition of an Approved Securities Intermediary or Deposit Account Bank, as the case may be, has materially deteriorated, such Loan Party agrees to notify all of its obligors that were making payments to such terminated Control Account or Blocked Account, as the case may be, to make all future payments to another Control Account or Blocked Account, as the case may be, as may be mutually agreed by the Borrower and the Administrative Agent, or if no agreement is reached, to a Control Account or Blocked Account maintained with the Administrative Agent or its Affiliates.

          Section 7.15 Accounting Changes

          The Borrower shall disclose in writing to the Administrative Agent, promptly after such change, any change in the accounting treatment, reporting practices or tax reporting treatment of the Borrower or any of its Material Subsidiaries.

          Section 7.16 Field Examination

          The Borrower and each of the Guarantors shall cooperate with the Collateral Monitoring Agent in the conduct of a Field Examination of the Borrower and the Guarantors conducted by the Collateral Monitoring Agent's internal auditors following the Effective Date.

          Section 7.17 Post Closing Matters

          (a) Share Certificates. No later than fifteen (15) days after the Effective Date or such later date as may be consented to by the Administrative Agent, for all Material Subsidiaries, and no later than ninety (90) days after the Effective Date or such later date as may be consented to by the Administrative Agent for all other Subsidiaries, the Borrower shall have delivered to the Administrative Agent share certificates representing all certified Stock being pledged pursuant to this Agreement and stock powers for such share certificates executed in blank., as the Administrative Agent may require.

          (b) Pledged Notes. No later than ninety (90) days after the Effective Date or such later date as may be consented to by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent all instruments representing such of the Notes pledged pursuant to this Agreement as shall be requested by the Administrative Agent.

          (c) Control Account Agreements. No later than thirty (30) days after the Effective Date or such later date as may be consented to by the Administrative Agent, the Administrative Agent shall have received Control Account Agreements from (i) all securities intermediaries with respect to all Securities Accounts and securities entitlements of each Loan Party, and (ii) except with respect to the futures commission agents and clearing houses set forth in Schedule 7.17, all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by each Loan Party.

          (d) Deposit Account Control Agreements. No later than thirty (30) days after the Effective Date or such later date as may be consented to by the Administrative Agent, the Administrative Agent or its Affiliates shall have assumed the cash management system currently in existence in connection with the Pre-petition Credit Agreement; provided, however, that in the event that after the expiration of such thirty (30) day period such cash management system shall not have been so assumed, the Borrower shall use commercially reasonable efforts to assist the Administrative Agent to establish new Blocked Accounts in lieu of such assumption. In addition, no later than fifteen (15) days after the Effective Date, the Borrower shall have delivered to the Administrative Agent a certified copy of the Borrower's irrevocable instruction to Comerica Bank, N.A. to wire to the Concentration Account all amounts at any time deposited in the collection accounts maintained by the Borrower or any Guarantor with Comerica Bank, N.A.

          (e) Mortgages. To the extent Real Property of the Borrower or any Guarantor is not the subject of a mortgage Lien (other than Liens created hereunder and under Bankruptcy Orders), the Loan Parties will use their commercially reasonable efforts to deliver to the Administrative Agent such documents relating to the filing of a mortgage for the benefit of the Lenders in respect of such property as the Administrative Agent may request.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

          As long as any Obligation (other than contingent indemnification Obligations) or Commitment remains outstanding and unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

          Section 8.1 Indebtedness

          None of the Borrower or any Guarantor shall, directly or indirectly create, incur, assume, maintain or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

          (a) the Secured Obligations;

          (b) Indebtedness existing on the Petition Date;

          (c) Guaranty Obligations incurred by the Borrower or a Guarantor in respect of Indebtedness of the Borrower or a Guarantor otherwise permitted by this Section 8.1;

          (d) Capital Lease Obligations and purchase money Indebtedness incurred by the Borrower or any Guarantor subsequent to the Petition Date to finance the acquisition of fixed assets in an aggregate outstanding principal amount not to exceed at any time the Fair Market Value of such fixed assets and, in the aggregate for all such Capital Lease Obligations and Indebtedness, twenty million Dollars ($20,000,000) through the Fiscal Year ending December 31, 2002, forty million Dollars ($40,000,000) through the Fiscal Year ending December 31, 2003, and fifty million Dollars ($50,000,000) through the Fiscal Quarter ending March 31, 2004; provided, however, that, in the case of Capital Lease Obligations, the Capital Expenditure related thereto is otherwise permitted by
Section 5.1 (Capital Expenditures); and provided, further, that, if the corresponding Capital Lease is the result of the conversion of an operating lease of the Borrower existing as of the Effective Date and the present value of all payments due under the corresponding Capital Lease shall not be more than one hundred and five percent (105%) of the present value of all payments due or that will become due under such operating lease;

          (e) Renewals, extensions, refinancings and refundings of Indebtedness permitted by clause (d) above; provided, however, that any such renewal extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to the Borrower or such Subsidiary, including as to weighted average maturity, than the Indebtedness being renewed, extended, refinanced or refunded;

          (f) Indebtedness arising from intercompany loans (i) from the Borrower to a Guarantor or from any Guarantor to the Borrower or from any Guarantor to any other Guarantor, and (ii) from the Borrower or any Guarantor to any Subsidiary of the Borrower other than a Guarantor; provided, however, with respect to clause (ii), that the Investment in the intercompany loan to such Subsidiary is permitted under Section 8.3 (Investments in Other Persons);

          (g) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business;

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

          (h) Indebtedness with respect to Hedging Contracts to the extent such Hedging Contracts are not prohibited by Section 8.14 (No Speculative Transactions); and

          (i) Indebtedness owed to the Administrative Agent or any Lender or any of their respective Affiliates in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds.

          Section 8.2 Liens, Etc.

          None of the Borrower or any Guarantor shall create or suffer to exist, any Lien or other Encumbrance upon, or with respect to, any of its properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries which is a Guarantor to assign, any right to receive income, except for:

          (a) Liens created pursuant to the Loan Documents (including Liens in favor of any Deposit Account Bank provided for in any Deposit Account Control Agreement or in favor of any Approved Securities Intermediary provided for in any Control Account Agreement);

          (b) Liens existing on the Petition Date;

          (c) Customary Permitted Liens of the Borrower and its Subsidiaries;

          (d) Liens granted by the Borrower or any Subsidiary of the Borrower (including the interest of a lessor under a Capital Lease and Liens to which any property is subject at the time of the Borrower's or such Subsidiary's acquisition thereof) securing Indebtedness permitted under clause (d) of Section
8.1 (Indebtedness) and limited to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

          (e) Liens securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (b), (c) or (d) above without any change in the assets subject to such Lien;

          (f) Liens in favor of lessors securing operating leases; and

          (g) adequate protection Liens approved by the Bankruptcy Court and not inconsistent with the Bankruptcy Orders on any asset which replaces any asset that was, on the Petition Date, subject to a valid, enforceable, perfected and nonavoidable Lien, provided such Lien is in favor of the Person holding such pre-petition Lien and secures a Claim in an amount not exceeding the Claim secured by such pre-petition Lien.

          Section 8.3 Investments in Other Persons

          None of the Borrower or any Guarantor shall, directly or indirectly make or maintain any Investment, except:

          (a) Investments existing on the date of this Agreement and disclosed on Schedule 8.3;

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

          (b) Investments in cash and Cash Equivalents held in a Cash Collateral Account or a Control Account with respect to which the Administrative Agent for the benefit of the Secured Parties has a first priority perfected Lien or in the other accounts permitted to be maintained pursuant to this Agreement;

          (c) Investments in accounts, contract rights and chattel paper (each as defined in the UCC), notes receivable and similar items arising or acquired from the sale of Inventory in the ordinary course of business consistent with the past practice of the Borrower and its Subsidiaries or a new practice approved in writing by the Administrative Agent (such approval not to be unreasonably withheld);

          (d) Investments received in settlement of amounts due to the Borrower or any Subsidiary of the Borrower effected in the ordinary course of business (including as a result of transfers permitted by Section 8.4 (Sale of Assets);

          (e) Investments by (i) the Borrower in Pellet, (ii) any Guarantor in the Borrower or any other Guarantor, and (iii) the Borrower or Pellet in any other Guarantor; provided, however, that the aggregate outstanding amount of Investments permitted under clause (iii) above shall not exceed one million Dollars ($1,000,000) at any time;

          (f) loans or advances to employees of the Borrower or any of its Subsidiaries in the ordinary course of business, which loans and advances shall not in the aggregate exceed the aggregate outstanding principal amount of two million Dollars ($2,000,000) at any time;

          (g) Investments in respect of Indebtedness permitted by clause (f)
Section 8.1 (Indebtedness);

          (h) Investments in joint ventures made after the Petition Date not in any case to exceed the aggregate amount of seven million five hundred thousand Dollars ($7,500,000) at any time in the Fiscal Year ending December 31, 2002, and otherwise shall not exceed ten million Dollars ($10,000,000) in the aggregate at any time; and

          (i) Investments in Delray Connecting Railway Company ("Delray") in the form of Indebtedness in an amount not to exceed $2,000,000 outstanding from time to time, which Indebtedness shall be secured by a Lien in favor of the Borrower or any Guarantor on the assets of Delray junior only to pre-existing Liens on Delray's assets (such Lien to be granted by the later of (i) ten (10) Business Days after the date of the Investment and (ii) thirty (30) days after the Effective Date); provided, however, that the Investment permitted by this clause
(i) may be unsecured so long as the granting of such security interest by Delray violates any material Contractual Obligation of Delray.

          Section 8.4 Sale of Assets

          None of the Borrower or any Guarantor shall sell, convey, transfer, lease or otherwise dispose of, any of its assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of its assets (other than cash or Cash Equivalents) or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Stock or Stock Equivalent (any such disposition being an "Asset Sale"), except:

          (a) the sale, disposition or consignment of Inventory in the ordinary course of business;

          (b) the sale or disposition of Inventory in connection with the permitted sale of fixed assets at the location where such Inventory is maintained; provided, however, that the aggregate Fair Market Value of all such Inventory disposed of in any Fiscal Year shall not exceed ten million Dollars ($10,000,000);

          (c) Any Asset Sale (i) in respect of fixed assets provided the aggregate of all such sales under this clause (c) does not exceed seven million five hundred thousand Dollars ($7,500,000) in the aggregate for any Fiscal Year,
(ii) with the consent of the Administrative Agent (such consent not to be unreasonably withheld) in respect of fixed assets to the extent the aggregate of all such sales under this clause (c) exceeds seven million five hundred thousand Dollars ($7,500,000) in any Fiscal Year but does not exceed ten million Dollars ($10,000,000) in such Fiscal Year and (iii) with the consent of the Required Lenders in respect of fixed assets to the extent the aggregate of all such sales under this clause (c) exceeds ten million Dollars ($10,000,000) in any Fiscal Year but does not exceed thirty million Dollars ($30,000,000) in such Fiscal Year and (iv) with the consent of the Lenders holding 66 and 2/3% of the Outstandings in respect of fixed assets to the extent the aggregate of all such sales under this clause (c) exceeds thirty million Dollars ($30,000,000) in any Fiscal Year;

          (d) assignments and licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business;

          (e) any Asset Sale to the Borrower or Pellet; and

          (f) subject to the consent of the Administrative Agent which shall not be unreasonably withheld, the sale of all or any part of the assets or the Stock of Ingleside Holdings, L.P.;

provided, that the foregoing limitations are not intended to prevent the Borrower or any Guarantor from rejecting unexpired leases or executory contracts pursuant to Section 365 of the Bankruptcy Code.

          Section 8.5 Restricted Payments

          None of the Borrower or any Guarantor shall, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except:

          (a) Restricted Payments by any Guarantor to the Borrower or to any other Guarantor;

          (b) Restricted Payments in respect of Permitted Pre-petition Claim Payments; and

          (c) Restricted Payments by any Guarantor in respect of Indebtedness permitted to be incurred under clauses (a), (c), (d), (e), (f), (g), (h) and (i) of Section 8.1 (Indebtedness).

          Section 8.6 Restriction on Fundamental Changes

          None of the Borrower or any Guarantor shall (a) merge with any Person, except that any Guarantor may merge with the Borrower or any other Guarantor,
(b) consolidate with any Person, (c) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (d) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (e) enter into any joint venture or partnership with any Person or (f) acquire or create any Subsidiary; provided, however, any Subsidiary of the Borrower which is not material may be dissolved or liquidated.

          Section 8.7 Change in Nature of Business

          The Borrower shall not, and shall not permit any of its Material Subsidiaries to, make any material change in the nature of its business as carried on at the date hereof.

          Section 8.8 Transactions with Affiliates

          None of the Borrower or any Guarantor shall, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in an Affiliate of the Borrower which is not a Subsidiary of the Borrower; (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Borrower which is not a Subsidiary of the Borrower; (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Borrower which is not a Subsidiary of the Borrower; (d) repay any Indebtedness to any Affiliate of the Borrower which is not a Subsidiary of the Borrower; or
(e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Borrower which is not a Guarantor (including guaranties and assumptions of obligations of any such Affiliate), except for:

               (i) transactions in the ordinary course of business on a basis no less favorable to the Borrower or such Guarantor as would be obtained in a comparable arm's length transaction with a Person not an Affiliate;

               (ii) any transaction between the Borrower and any Guarantor;

               (iii) any Restricted Payment permitted to be made pursuant to
     Section 8.5 (Restricted Payments);

               (iv) salaries and other employee compensation to officers or directors of the Borrower or any of its Subsidiaries;

               (v) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Borrower or such Subsidiary, as the case may be, provided, however, that such loans and advances do not exceed two million Dollars ($2,000,000) in the aggregate at any time outstanding;

               (vi) any payments for the purchase of steel products from NKK or any of its Affiliates or the provision of services by NKK or any of its Affiliates, including the construction by NKK or any Affiliate thereof of the new hot dip galvanizing facility at the "Great Lakes Division"; provided, however, that, in each case, the terms of such payments are based on fair market terms and are approved by the disinterested members of the board of directors of the Borrower;

               (vii) any Affiliate Transaction between the Borrower or any Guarantor, on the one hand, and one or more joint ventures that are Affiliates of the Borrower or any Guarantor, on the other hand, that (A) are on terms no less favorable to the Borrower or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with a person that is not an Affiliate of the Borrower and (B) if such Affiliate Transactions involve aggregate payments or value in excess of five million Dollars ($5,000,000), the board of directors of the Borrower (including a majority of the disinterested members thereof) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with subclause (A) of this clause (vii); and

               (viii) any Affiliate Transaction which is otherwise permitted under clause (a), (e), (g), (h) or (i) of Section 8.3(g) (Investments in Other Persons).

          Section 8.9 Restrictions on Subsidiary Distributions; No New Negative Pledge

          Other than pursuant to the Loan Documents and any agreements governing any purchase money Indebtedness or Capital Lease Obligations permitted by
Section 8.1(b), (d) or (e) (Indebtedness) (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby), none of the Borrower or any Guarantor shall, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Guarantor to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Borrower or any other Guarantor or (b) enter into or, other than pursuant to agreements in effect on the Effective Date, suffer to exist or become effective any agreement prohibiting or limiting the ability of the Borrower or any Guarantor to create, incur, assume or suffer to exist any Lien or Encumbrance upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement requiring other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.

          Section 8.10 Modification of Constituent Documents

          None of the Borrower or any Guarantor shall change its capital structure (including in the terms of its outstanding Stock) or amend its Constituent Documents other than for changes and amendments which in the aggregate have no Material Adverse Effect and of which the Borrower has delivered advance notice thereof to the Administrative Agent.

          Section 8.11 Margin Regulations

          None of the Borrower or any Guarantor shall use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

          Section 8.12 Operating Leases; Sale and Leaseback Transactions

          (a) Operating Leases. None of the Borrower or any Guarantor shall become or remain liable as lessee or guarantor or other surety with respect to any operating lease except that the Borrower and the Guarantors may (i) remain liable with respect to any operating lease entered into prior to the Petition Date and (ii) become and remain liable with respect to operating leases enteredinto on and after the Petition Date so long as the aggregate amount of all rents paid or accrued under all such operating leases entered into after the Petition Date shall not exceed ten million Dollars ($10,000,000) in any Fiscal Year.

          (b) Sale and Leaseback Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback transaction.

          Section 8.13 Cancellation of Indebtedness Owed to It

          None of the Borrower or any Guarantor shall cancel any Claim or Indebtedness owed to it except in the ordinary course of business consistent with past practice.

          Section 8.14 No Speculative Transactions

          None of the Borrower or any Guarantor shall engage in any speculative transaction or in any transaction involving Hedging Contracts except for the sole purpose of hedging in the normal course of business and consistent with industry practices.

          Section 8.15 Chapter 11 Claims

          None of the Borrower or any Guarantor will incur, create, assume, suffer to exist or permit any administrative expense, unsecured Claim, or other super-priority Claim or lien which is pari passu with or senior to the Claims of the Secured Parties against the Loan Parties hereunder, or apply to the Bankruptcy Court for authority to do so, except for the Carve-Out and Liens permitted pursuant to clause (d) of Section 8.2 (Liens, Etc.).

                                   ARTICLE IX

                                EVENTS OF DEFAULT

          Section 9.1 Events of Default

          Each of the following events shall be an Event of Default:

          (a) Failure to Repay Principal. The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when the same becomes due and payable; or

          (b) Failure to Pay Interest. The Borrower shall fail to pay any interest on any Loan, any fee under any Loan Document or any other Obligation (other than those subject to Section 9.1(a) (Events of Default)) and such non-payment continues for a period of five (5) Business Days after the due date therefor; or

          (c) Borrowing Base Deficiency. A Borrowing Base Deficiency shall exist and be continuing for three (3) Business Days after a Responsible Officer of the Borrower first becomes aware of such Borrowing Base Deficiency; or

          (d) Representation and Warranties. Any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

          (e) Covenants. (i) Any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Article V (Financial Covenants),
Article VIII (Negative Covenants), Section 6.2 (Default Notices), Section 7.1 (Preservation of Corporate Existence, Etc.), Section 7.3 (Conduct of Business),
Section 7.5 (Maintenance of Insurance), Section 7.6 (Access), Section 7.10 (Application of Proceeds), Section 7.11 (Fiscal Year), Section 7.13 (Borrowing Base Determination), Section 7.14 (Control Accounts; Blocked Accounts) or
Section 7.17 (Post Closing Matters) or (ii) any Loan Party shall fail to perform or observe (A) any term, covenant or agreement contained in clauses (f) or (h) of Section 6.1 (Financial Statements and Information), Section 6.9 (Customer Contracts), Section 6.11 (Other Information) or Section 7.16 (Field Examination), if such failure shall remain unremedied for three (3) Business Days, or (B) any other term, covenant or agreement contained in this Agreement or in any other Loan Document, if such failure shall remain unremedied for ten
(10) days, in each case with respect to clauses (ii)(A) and (ii)(B), after the earlier of the date on which (x) a Responsible Officer of the Borrower becomes aware of such failure or (y) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

          (f) Default Under Other Indebtedness. (i) The Borrower or any of its Material Subsidiaries shall fail to make any payment on any post-petition Indebtedness of the Borrower or any such Material Subsidiary (other than the Obligations) or any post-petition Guaranty Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to post-petition Indebtedness having a principal amount not less than ten million Dollars ($10,000,000) (individually or in the aggregate with other Indebtedness to which this clause (f) would otherwise apply), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such post-petition Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such post-petition Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (g) Lien Invalidation. The Loan Documents and the Bankruptcy Orders shall, for any reason, cease to create a valid Lien on any of the Collateral purported to be covered thereby or such Lien shall cease to be a perfected Lien having the priority provided herein pursuant to section 364 of the Bankruptcy Code against each Loan Party, or any Loan Party shall so allege in any pleading filed in any court or any material provision of any Loan Document shall, for any reason, cease to be valid and binding on each Loan Party party thereto or any Loan Party shall so state in writing; or

          (h) Orders. One or more judgments or Orders (or other similar process) involving, in any single case or in the aggregate, an amount in excess of ten million Dollars ($10,000,000) in the case of a money judgment, to the extent not fully covered by insurance, shall be rendered against the Borrower or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or Order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or Order, by reason of a pending appeal or otherwise (including the automatic stay of the Cases), shall not be in effect; or

          (i) Dismissal or Conversion of Case; Priority of Claim. Any of the Borrower's, any Material Subsidiary's or NSFC's Cases shall be dismissed (or the Bankruptcy Court shall issue an order requiring the dismissal of the Cases), suspended or converted to a case under chapter 7 of the Bankruptcy Code, or any of the Borrower, any Material Subsidiary or NSFC shall file any pleading requesting any such relief; or an application shall be filed by any Loan Party for the approval of, or there shall arise (i) any other Claim having priority senior to or pari passu with the claims of the Administrative Agent and the Lenders under the Loan Documents or any other Claim having priority over any or all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code (other than the Carve-Out) or (ii) any Lien on the Collateral having a priority junior to, senior to or pari passu with the Liens and security interests granted herein, except as expressly provided or permitted herein; or

          (j) Certain Motions; Orders. Any Loan Party shall file a motion seeking, or the Bankruptcy Court shall enter, an order (i) granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code to any holder of any security interest to permit foreclosure on any core operating assets of the Borrower or any Material Subsidiary (other than certain assets identified by the Borrower and agreed to by the Administrative Agent) or (ii) allowing the use of cash collateral of the Secured Parties under the Loan Documents or of the "Secured Parties" as defined in and under the Pre-petition Credit Agreement and related documents other than as expressly set forth in the Bankruptcy Orders; or

          (k) Orders not in Force. (i) The Interim Order shall cease to be in full force and effect and the Final Order shall not have been entered prior to such cessation, or (ii) the Final Order shall not have been entered by the Bankruptcy Court on or before the 45th day following the Effective Date, or
(iii) from and after the Entry Date, the Final Order shall cease to be in full force and effect, or (iv) any Loan Party shall fail to comply with the terms of the Interim Order or the Final Order in any material respect, or (v) the Interim Order or the Final Order shall be amended, supplemented, stayed, reversed, vacated or otherwise modified (or any of the Loan Parties shall apply for authority to do so) without the written consent of the Requisite Lenders; or

          (l) Examiners. The Bankruptcy Court shall enter an order appointing a responsible officer or an examiner with powers beyond the duty to investigate and report, as set forth in section 1106(a)(3) and (4) of the Bankruptcy Code, in any of the Cases; or

          (m) Material Adverse Change. There shall occur a Material Adverse Change or any event or circumstances which could have a Material Adverse Effect; or

          (n) Change of Control. There shall occur any Change of Control; or

          (o) Environmental Law Violation. The Borrower or any of its Material Subsidiaries shall have entered into one or more consent or settlement decrees or any Contractual Obligation, agreement or similar arrangement with a Governmental Authority or any judgment, Order, decree or similar actions shall have been entered against one or more of the Borrower or any of its Material Subsidiaries, in either case based on or arising from the violation of or pursuant to, any Environmental Law or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, the Borrower and its Material Subsidiaries are likely to incur Environmental Liabilities and Costs which are administrative claims or post-petition liabilities in excess of twenty-five million Dollars ($25,000,000) in the aggregate in any Fiscal Year.

          Section 9.2 Remedies

          (a) Events of Default other than Special Events of Default. During the continuance of any Event of Default other than Special Events of Default, the Administrative Agent (i) may, and, at the request of the Requisite Lenders, shall, by notice to the Borrower, declare that all or any portion of the Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to Issue any Letter of Credit shall immediately terminate and (ii) may and shall at the request of the Requisite Lenders, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however; that upon the occurrence of the Event of Default specified in clauses (k)(i), (k)(ii) or (k)(iii) of Section 9.1 (Events of Default), (x) the Commitments of each Lender to make Loans and the commitments of each Issuer to issue Letters of Credit shall automatically be terminated and (y) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition, subject solely to any requirement of the giving of notice by the terms of the Bankruptcy Orders, the automatic stay provided in section 362 of the Bankruptcy Code shall be deemed automatically vacated without further action or order of the Bankruptcy Court and the Administrative Agent and the Lenders shall be entitled to exercise all of their respective rights and remedies under the Loan Documents, including, without limitation, all rights and remedies with respect to the Collateral and the Guarantors.

          (b) Special Events of Default. During the continuance of any Special Event of Default, the Administrative Agent shall at the direction of the Lenders holding at least 66 and 2/3% of the aggregate Outstandings, by notice to the Borrower, declare that all or any portion of the Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to issue any Letter of Credit shall immediately be terminated and shall at the direction of Lenders holding at least 66 and 2/3% of the aggregate Outstandings, by notice to the Borrower, declare the Loans, all interest thereon and all amounts and Obligations payable under this Agreement to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however; that upon the occurrence of the Event of Default specified in clauses (k)(i), (k)(ii) or (k)(iii) of Section 9.1 (Events of Default), (x) the Commitments of each Lender to make Loans and the commitments of each Issuer to issue Letters of Credit shall automatically be terminated and (y) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition, subject solely to any requirement of the giving of notice by the terms of the Bankruptcy Orders, the automatic stay provided in section 362 of the Bankruptcy Code shall be deemed automatically vacated without further action or order of the Bankruptcy Court, each of the Administrative Agent and the Lenders shall be entitled to exercise all of their respective rights and remedies under the Loan Documents, including, without limitation, all rights and remedies with respect to the Collateral and the Guaranty. Except as expressly provided in this Section 9.2(b), neither the Agent nor any Lender shall have the right to terminate any of the Commitments or declare the Loans or any other Obligations to be due and payable due to the occurrence of a Special Event of Default.

          (c) Blocking Lenders. If at any time, the Administrative Agent seeks the consent of the Lenders to take any action under clause (b) of Section 9.2 (Remedies) (an "Exercise of Remedies") and a Lender or Lenders holding (individually or in the aggregate) more than thirty three and one third percent (33 and 1/3%) of the aggregate Outstandings held by all Lenders at such time shall not give such consent ("Blocking Lenders") then, the Administrative Agent may by notice ("Blocking Event Notice") to all Lenders, given at any time and from time to time during the continuance of any Special Event of Default, implement the following procedures:

               (i) Each Lender which has given its consent to the Exercise of Remedies ("Non-Blocking Lender") may at any time after the date of the Blocking Notice by written notice ("Election Notice") given to the Administrative Agent (who shall forthwith deliver a copy thereof to all other Lenders) elect to purchase, at par, its pro rata share (based on the aggregate amount of Outstandings held by all Non-Blocking Lenders) of that portion of the Outstandings held by each Blocking Lender equal to such Blocking Lender's pro rata share (based on the aggregate amount of Outstandings held by all Blocking Lenders) of the Blocking Amount (as defined below). If one or more Non- Blocking Lender does not elect to purchase the full amount of Outstandings that it is entitled to purchase ("Partially Subscribing Lenders"), each Non-Blocking Lender that has elected to purchase the full amount of Outstandings that it is entitled to purchase (a "Fully Subscribing Lender") may by written notice to the Administrative Agent given within four (4) Business Days of the Blocking Notice, elect to purchase, at par, its pro rata share (based on the aggregate amount of all Outstandings held by all Fully Subscribing Lenders) of Blocked Amount not purchased by the Partially Subscribing Lenders. The procedure described in this clause (c) of Section 9.2 (Remedies) shall be repeated until the Non-Blocking Lenders have elected to purchase so much of the Blocking Amount as they desire to purchase.

               (ii) "Blocking Amount" means the amount by which the aggregate Outstandings held by all Blocking Lenders exceeds thirty three percent (33%) of the Outstandings held by all Lenders.

          Section 9.3 Actions in Respect of Letters of Credit

          Upon the Termination Date or as required by Section 2.10 (Application of Proceeds), the Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent's office referred to in Section
13.13 (Notices, Etc.), for deposit in a Cash Collateral Account, an amount equal to one hundred and five percent (105%) of the sum of all outstanding Letter of Credit Obligations or deliver to each Issuer a "back-to-back" letter of credit issued on behalf, or for the account of, such Issuer in form and substance, and issued by a financial institution, satisfactory to the Administrative Agent and having a face amount equal to one hundred and five percent (105%) of the sum of all outstanding Letter of Credit Obligations arising from the letters of credit issued by such Issuer. The Administrative Agent may, from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with
Section 2.14 (Payments and Computations; Protective Advances), as shall have become or shall become due and payable by the Borrower to the Issuers or Lenders in respect of the Letter of Credit Obligations. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

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          Section 9.4 Rescission

          If, at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans or Swing Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant Section
13.1 (Amendments, Waivers, Etc.), then, upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision that may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                   ARTICLE X

                                    GUARANTY

          Section 10.1 The Guaranty

          In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by each Guarantor from the proceeds of the Loans and the issuance of the Letters of Credit, each Guarantor hereby agrees with the Administrative Agent and the Lenders that such Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Obligations of the Borrower to the Lenders. If any or all of the Obligations of the Borrower to the Lenders become due and payable hereunder, each Guarantor, jointly and severally, unconditionally promises to pay such Obligations to the Lenders, or order, on demand, together with any and all reasonable expenses incurred by the Administrative Agent or the Lenders in collecting any of the Obligations.

          Section 10.2 Nature of Liability

          The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Obligations of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent or the Lenders on the indebtedness which the Administrative Agent or such Lenders repay to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each

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Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          Section 10.3 Independent Obligation

          The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Guarantor.

          Section 10.4 Authorization

          Subject to the notice requirements provided in the Bankruptcy Orders, each Guarantor authorizes the Administrative Agent and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Obligations as so changed, extended, renewed or altered; provided, however, that the provisions of this Article X may not be amended, modified, supplemented or otherwise changed without the written consent of each Guarantor;

          (b) take and hold security for the payment of the Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

          (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

          (e) settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, or subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Lenders regardless of what liability or liabilities of such Guarantor or the Borrower remain unpaid; and/or

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          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; provided, however, that the provisions of this
Article X may not be amended, modified, supplemented or otherwise changed without the written consent of each Guarantor.

          Section 10.5 Reliance

          It is not necessary for the Administrative Agent or the Lenders to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          Section 10.6 Subordination

          Any of the Indebtedness of the Borrower now or hereafter owing to any Guarantor is hereby subordinated to the Obligations of the Borrower; provided, however, that payment may be made by the Borrower on any such Indebtedness owing to such Guarantor so long as the same is not prohibited by this Agreement; and provided further, that subject to any notice requirements provided in the Bankruptcy Orders if the Administrative Agent so requests at a time when an Event of Default exists, all such Debt of the Borrower to such Guarantor shall be collected, enforced and received by such Guarantor as trustee for the Lenders and be paid over to the Administrative Agent on behalf of the Lenders on account of the Obligations of the Borrower to Lenders, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any of the Indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

          Section 10.7 Waiver

          (a) Certain Waivers. Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or the Lenders to (i) proceed against the Borrower, any other Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or the Lenders' power whatsoever. Each Guarantor waives (except as shall be required by applicable statute and cannot be waived) any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor or any other party other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Obligations. Subject to the notice requirements provided in the Bankruptcy Orders, the Administrative Agent and other Secured Parties may, at their election, foreclose on any security held by the Administrative Agent or any other Secured Party in respect of the Secured Obligations by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and the Lenders may have against the Borrower or any other party, or any security, without affecting or impairing in any way the

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

liability of any Guarantor hereunder except to the extent the Obligations have been paid. Each Guarantor waives any defense arising out of any such election by the Administrative Agent and the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security.

          (b) Additional Waivers. Each Guarantor waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Administrative Agent and the Lenders shall have no duty to advise such Guarantor of information known to them regarding such circumstances or risks.

          Section 10.8 Limitation on Enforcement

          The Lenders agree that this Guaranty may be enforced only by the action of the Administrative Agent, in each case acting upon the instructions of the Requisite Lenders, and that no Lender shall have any right individually to seek to enforce or to enforce this Guaranty it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders upon the terms of this Agreement.

                                   ARTICLE XI

                                    SECURITY

          Section 11.1 Security

          To induce the Lenders to make the Loans, the Issuers to issue Letters of Credit, and the Swing Loan Lenders to make the Swing Loans, each Loan Party hereby grants to the Administrative Agent, for itself and for the ratable benefit of the Secured Parties, as security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the obligations of such Loan Party, a continuing Lien and security interest in and to all of such Loan Party's right, title and interest in and to the Collateral. For purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Loan Party or in which a Loan Party now has or at any time in the future may acquire any right, title or interests shall also be included within the definition of "Collateral":

          (a) all Accounts;

          (b) all Inventory;

          (c) all Equipment;

          (d) all General Intangibles, including all Intellectual Property and that portion of the Pledged Collateral constituting General Intangibles;

          (e) all commercial tort claims;

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          (f) all Investment Property, including all Control Accounts and that portion of the Pledged Collateral constituting Investment Property;

          (g) all Documents, Instruments and Chattel Paper;

          (h) all Cash Collateral Accounts, Blocked Accounts and other deposit accounts;

          (i) all Vehicles;

          (j) all Real Property;

          (k) all books and records pertaining to the property described in this
Section 11.1;

          (l) all other goods and personal property of such Loan Party, whether tangible or intangible, wherever located, including money, letters of credit and all rights of payment or performance under letters of credit;

          (m) all property of any Loan Party held by the Administrative Agent or any Secured Party, including all property of every description, in the possession or custody of or in transit to the Administrative Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Loan Party, or as to which such Loan Party may have any right or power;

          (n) to the extent not otherwise included, all monies and other property of any kind which is, after the Petition Date, received by such Loan Party in connection with refunds with respect to taxes, assessments and governmental charges imposed on such Loan Party or any of its property or income;

          (o) to the extent not otherwise included, all causes of action (other than claims of the Loan Parties under sections 544, 545, 547 and 548 of the Bankruptcy Code) and all monies and other property of any kind received therefrom, and all monies and other property of any kind recovered by any Loan Party; and

          (p) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of insurance, indemnity, warranty or guaranty payable to any Loan Party from time to time with respect to any of the foregoing.

          Section 11.2 Perfection of Security Interests

          (a) Further Action. Each Loan Party shall, at its expense, perform any and all actions reasonably requested by the Administrative Agent at any time to perfect, maintain, protect, and enforce the Lenders' security interest in the Collateral of such Loan Party, including, without limitation, (i) executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Administrative Agent, (ii) maintaining complete and accurate stock records, (iii) using its best efforts in delivering to the Administrative Agent negotiable warehouse receipts, if any, and, upon the Administrative Agent's request therefor, non-negotiable warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued, (iv) placing notations on such Loan Party's books of

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account to disclose the Administrative Agent's security interest therein, (v)
delivering to the Administrative Agent all documents, certificates and Instruments necessary or desirable to perfect the Administrative Agent's Lien in letters of credit on which such Loan Party is named as beneficiary and all acceptances issued in connection therewith, (vi) after the occurrence and during the continuation of an Event of Default, transferring Inventory maintained in warehouses to other warehouses designated by the Administrative Agent and (vii) taking such other steps as are deemed necessary or desirable to maintain the Administrative Agent's security interest in the Collateral.

          (b) Authorization. Each Loan Party hereby authorizes the Administrative Agent to execute and file financing statements or continuation statements on such Loan Party's behalf covering the Collateral. The Administrative Agent may file one or more financing statements disclosing the Administrative Agent's security interest under this Agreement without the signature of such Loan Party appearing thereon. Each Loan Party shall pay the costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral. Each Loan Party agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or such Loan Party's agents or processors, such Loan Party shall notify such warehouseman, bailee, agents or processors of the Administrative Agent's security interest, which notification shall specify that such Person shall, upon the occurrence and during the continuance of an Event of Default, hold all such Collateral for the Administrative Agent's account subject to the Administrative Agent's instructions. From time to time, each Loan Party shall, upon the Administrative Agent's request, execute and deliver written instruments pledging to the Administrative Agent the Collateral described in any such instruments or otherwise, but the failure of such Loan Party to execute and deliver such confirmatory instruments shall not affect or limit the Administrative Agent's security interest or other rights in and to the Collateral. Until all Obligations (other than contingent indemnification obligations) have been fully satisfied and the Revolving Credit Commitments shall have been terminated, the Administrative Agent's security interest in the Collateral, and all Proceeds and products thereof, shall continue in full force and effect.

          (c) Savings Clause. Notwithstanding subsections (a) and (b) of this
Section 11.2, or any failure on the part of any Loan Party or the Administrative Agent to take any of the actions set forth in such subsections, the Liens and security interests granted herein shall be deemed valid, enforceable and perfected by entry of the Interim Order and the Final Order, as applicable. No financing statement, notice of lien, mortgage, deed of trust or similar instrument in any jurisdiction or filing office need be filed or any other action taken in order to validate and perfect the Liens and security interests granted by or pursuant to this Agreement, the Interim Order or the Final Order.

          Section 11.3 Rights of Lender; Limitations on Lenders' Obligations

          (a) Liability Under Contracts. Subject to each Loan Party's rights and duties under the Bankruptcy Code (including section 365 of the Bankruptcy Code), it is expressly agreed by each Loan Party that, anything herein to the contrary notwithstanding, such Loan Party shall remain liable under its Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Agreement, the Loan Documents, or the granting to the Administrative Agent of a security interest therein or the receipt by the Administrative Agent or any Lender of any payment relating

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to any Contract pursuant hereto, nor shall the Administrative Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Loan Party under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any Claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) Authorization. Subject to Section 11.5 (Performance by Agent of the Loan Parties' Obligations) hereof, the Administrative Agent authorizes each Loan Party to collect its Accounts, provided that such collection is performed in accordance with such Loan Party's customary procedures, and the Administrative Agent may, upon the occurrence and during the continuation of any Event of Default and without notice, other than any requirement of notice provided in the Bankruptcy Orders, limit or terminate said authority at any time.

          (c) Notification of Account Debtors after Event of Default. Subject to any requirement of notice provided in the Bankruptcy Orders, the Administrative Agent may at any time, upon the occurrence and during the continuation of any Event of Default, after first notifying the Borrower of its intention to do so, notify Account Debtors, notify the other parties to the Contracts of the Borrower or any other Loan Party, notify obligors of Instruments and Investment Property of the Borrower or any other Loan Party and notify obligors in respect of Chattel Paper of the Borrower or any other Loan Party that the right, title and interest of the Borrower or such Loan Party in and under such Accounts, such Contracts, such Instruments, such Investment Property and such Chattel Paper have been assigned to the Administrative Agent and that payments shall be made directly to the Administrative Agent. Subject to any requirement of notice provided in the Bankruptcy Orders, upon the request of the Administrative Agent, the Borrower or such other Loan Party will so notify such Account Debtors, such parties to Contracts, obligors of such Instruments and Investment Property and obligors in respect of such Chattel Paper. Subject to any requirement of notice provided in the Bankruptcy Orders, upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may in its own name, or in the name of others, communicate with such parties to such Accounts, Contracts, Instruments, Investment Property and Chattel Paper to verify with such Persons to the Administrative Agent's reasonable satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments, Investment Property or Chattel Paper.

          Section 11.4 Covenants of the Loan Parties with Respect to Collateral

          Each Loan Party hereby covenants and agrees with the Administrative Agent that from and after the date of this Agreement and until the Obligations are fully satisfied:

          (a) Maintenance of Records. Such Loan Party will keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, in all material respects, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings concerning the Collateral. For the Administrative Agent's further security, each Loan Party agrees that the Administrative Agent shall have a property interest in all of such Loan Party's books and records pertaining to the Collateral and, upon the occurrence and during the continuation of an Event of Default and subject to the requirement of notice provided in the Bankruptcy Orders, such Loan Party shall deliver and turn over any such books and records to the Administrative Agent or to its representatives at any time on demand of the Administrative Agent.

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          (b) Indemnification With Respect to Collateral. In any suit, proceeding or action brought by the Administrative Agent relating to any Account, Chattel Paper, Contract, General Intangible, Investment Property, Instrument, Intellectual Property or other Collateral for any sum owing thereunder or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Investment Property, Instrument, Intellectual Property or other Collateral, such Loan Party will save, indemnify and keep the Secured Parties harmless from and against all expense, loss or damage suffered by the Secured Parties by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by such Loan Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Loan Party, and all such obligations of such Loan Party shall be and remain enforceable against and only against such Loan Party and shall not be enforceable against the Administrative Agent.

          (c) Limitation on Liens on Collateral. Such Loan Party will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral arising after the Petition Date except Liens permitted under Section 8.2 (Liens, Etc.) and will defend the right, title and interest of the Administrative Agent in and to all of such Loan Party's rights under the Chattel Paper, Leases, Real Property, Contracts, Documents, General Intangibles, Instruments, Investment Property and to the Intellectual Property, Equipment and Inventory and in and to the Proceeds thereof against the Claims and demands of all Persons whomsoever other than Claims or demands arising out of Liens permitted under Section 8.2 (Liens, Etc.).

          (d) Limitations on Modifications of Accounts. Such Loan Party will not, without the Administrative Agent's prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper or Instruments, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than any of the foregoing which are done in the ordinary course of business, and for trade discounts granted in the ordinary course of business of such Loan Party.

          (e) Cash Collateral Accounts. The Administrative Agent has established a Deposit Account at Citibank, designated as "Citicorp USA, Inc. - National Steel Corporation Concentration Account". The Administrative Agent may establish one or more other Deposit Accounts and one or more Securities Accounts with such depositaries and securities intermediaries as it in its sole discretion shall determine. Each such account shall be in the name of the Administrative Agent (but may also have words referring to the Borrower and the account's purpose). The Borrower agrees that each such account shall be under the sole dominion and control of the Administrative Agent. The Administrative Agent shall be the entitlement holder with respect to each such Securities Account and the only Person authorized to give entitlement orders with respect thereto. Without limiting the foregoing, funds on deposit in any Cash Collateral Account may be invested in Cash Equivalents at the direction of the Administrative Agent and, except during the continuance of an Event of Default, the Administrative Agent agrees with the Borrower to issue entitlement orders for such investments in Cash Equivalents as requested by the Borrower; provided, however, that the Administrative Agent shall not have any responsibility for, or bear any risk of loss of, any such investment or income thereon. Neither the Borrower nor any other Loan Party or Person claiming on behalf of or through the Borrower or any other Loan Party shall have any right to demand payment of any

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of the funds held in any Cash Collateral Account at any time prior to the termination of all outstanding Letters of Credit and the payment in full of all then outstanding monetary Obligations then due and payable. The Administrative Agent shall apply all funds on deposit in any Cash Collateral Account as provided in this Agreement and, except during the continuance of an Event of Default, agrees to cause any funds remaining on deposit therein after all Obligations then due and payable have been satisfied and all Letter of Credit Obligations have been cash collateralized at 105% to be paid at the written direction of the Borrower.

          (f) Notices. Such Loan Party will advise the Lenders promptly, in reasonable detail, (i) of any Lien asserted against any of the Collateral other than Liens permitted under Section 8.2 (Liens, Etc.), and (ii) of the occurrence of any other event which would result in a material adverse change with respect to the aggregate value of the Collateral or on the security interests created hereunder.

          (g) Maintenance of Equipment. Such Loan Party will keep and maintain the Equipment in good operating condition sufficient for the continuation of the business conducted by such Loan Party on a basis consistent with past practices, ordinary wear and tear excepted.

          (h) Pledged Collateral.

               (i) Upon request of the Administrative Agent, such Loan Party will (x) deliver to the Administrative Agent, all certificates or Instruments representing or evidencing any Pledged Collateral, whether now arising or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Loan Party's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent, together with a Pledge Amendment, duly executed by the Loan Party, in such form as is required by the Administrative Agent, in respect of such Additional Pledged Collateral and authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement and (y) maintain all other Pledged Collateral constituting Investment Property in a Control Account. The Administrative Agent shall have the right, at any time in its discretion and without notice to the Loan Party, to transfer to or to register in its name or in the name of its nominees any or all of the Pledged Collateral. The Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

               (ii) Except as provided in Section 11.7 (Remedies, Rights Upon Default), such Loan Party shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends) with respect to the Pledged Collateral. Any sums paid upon or in respect of any of the Pledged Collateral upon the liquidation or dissolution of any issuer of any of the Pledged Collateral, any distribution of capital made on or in respect of any of the Pledged Collateral or any property distributed upon or with respect to any of the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization (other than a merger permitted by Section 8.6 (Restriction on Fundamental Changes))thereof shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of any of the Pledged Collateral shall be received by such Loan Party, such Loan Party shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of such Loan Party, as additional security for the Secured Obligations.

               (iii) Except as provided in Section 11.7 (Remedies, Rights Upon Default), such Loan Party will be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Loan Party which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement or any other Loan Document or, without prior notice to the Administrative Agent, to enable or take any other action not otherwise expressly permitted pursuant to this Agreement to permit any issuer of Pledged Collateral to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer of Pledged Collateral.

               (iv) Such Loan Party shall not grant Control over any Investment Property to any Person other than the Administrative Agent.

               (v) In the case of each Loan Party which is an issuer of Pledged Collateral, such Loan Party agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. In the case of each Loan Party which is a partner in a Partnership, such Loan Party hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Loan Party, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be, in each case in accordance with the provisions of this Agreement. In the case of each Loan Party which is a member of an LLC, such Loan Party hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Loan Party, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of the LLC in question, in each case in accordance with the provisions of this Agreement.

               (vi) Such Loan Party will not agree to any amendment of an LLC Agreement or Partnership Agreement that in any way adversely materially affects the perfection of the security interest of the Administrative Agent in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Loan Party hereunder, including electing to treat the membership interest or partnership interest of such Loan Party as a security under
     Section 8-103 of the UCC.

          (i) Intellectual Property.

               (i) Such Loan Party (either itself or through licensees) will (i) continue to use each Trademark that is Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iii) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent shall obtain a perfected security interest in such mark pursuant to this Agreement and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

               (ii) Such Loan Party (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent which is Material Intellectual Property may become forfeited, abandoned or dedicated to the public.

               (iii) Such Loan Party (either itself or through licensees) (i) will not (and will not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of the Copyrights which is Material Intellectual Property may become invalidated or otherwise impaired and (ii) will not (either itself or through licensees) do any act whereby any portion of the Copyrights which is Material Intellectual Property may fall into the public domain.

               (iv) Such Loan Party (either itself or through licensees) will not do any act, or omit to do any act, whereby any trade secret which is Material Intellectual Property may become publicly available or otherwise unprotectable.

               (v) Such Loan Party (either itself or through licensees) will not do any act that knowingly uses any Material Intellectual Property to infringe the intellectual property rights of any other Person.

               (vi) Such Loan Party will notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Loan Party's ownership of, right to use, interest in, or the validity of, any Material Intellectual Property or such Loan Party's right to register the same or to own and maintain the same.

               (vii) Whenever such Loan Party, either by itself or through any agent, licensee or designee, shall file an application for the registration of any material Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States, such Loan Party shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Loan Party shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Loan Party relating thereto or represented thereby.

               (viii) Such Loan Party will take all reasonable actions necessary or requested by the Administrative Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark or Patent that is Material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.

               (ix) In the event that any Material Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Loan Party shall notify the Administrative Agent promptly after such Loan Party learns thereof. Such Loan Party shall take appropriate action in response to such infringement, misappropriation of dilution, including promptly bringing suit for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation of dilution, and shall take such other actions may be appropriate in its reasonable judgment under the circumstances to protect such Material Intellectual Property.

          Section 11.5 Performance by Agent of the Loan Parties' Obligations

          If any Loan Party fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Loan, shall be payable by such Loan Party to the Administrative Agent on demand and shall constitute Obligations secured by the Collateral. Performance of such Loan Party's obligations as permitted under this Section 11.5 (Performance by Agent of the Loan Parties' Obligations) shall in no way constitute a violation of the automatic stay provided by section 362 of the Bankruptcy Code and each Loan Party hereby waives applicability thereof. Moreover, the Administrative Agent shall in no way be responsible for the payment of any costs incurred in connection with preserving or disposing of Collateral pursuant to section 506(c) of the Bankruptcy Code and the Collateral may not be charged for the incurrence of any such cost.

          Section 11.6 Limitation on Agent's Duty in Respect of Collateral

          Neither the Administrative Agent nor any Lender shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Administrative Agent shall, with respect to the Collateral in its possession or under its control, deal with such Collateral in the same manner as the Administrative Agent deals with similar property for its own account. Upon request of the Borrower, the Administrative Agent shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral of any Loan Party.

          Section 11.7 Remedies, Rights Upon Default

          (a) Remedies, Rights Upon Default. If any Event of Default shall occur and be continuing, the Administrative Agent may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other Loan Document, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Loan Party expressly agrees that in any such event the Administrative Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice required by the Interim Order or Final Order or the notice specified below of time and place of public or private sale) to or upon such Loan Party or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of the Administrative Agent's offices or elsewhere at such prices at it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Loan Party hereby releases. Each Loan Party further agrees, at the Administrative Agent's request, to assemble the Collateral make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Loan Party's premises or elsewhere. The Administrative Agent shall apply the proceeds of any such collection, recovery, receipt, appropriation, realization or sale (net of all expenses incurred by the Administrative Agent in connection therewith, including, without limitation, attorney's fees and expenses), to the Obligations as provided for in Section 2.14 (Payments and Computations; Protective Advances) in any order deemed appropriate by the Administrative Agent, such Loan Party remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Administrative Agent of any other amount required by any provision of law, including the UCC, need the Administrative Agent account for the surplus, if any, to such Loan Party. To the maximum extent permitted by applicable law, each Loan Party waives all Claims, damages, and demands against the Administrative Agent and the Lenders arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of the Administrative Agent. Each Loan Party agrees that the Administrative Agent need not give more than seven (7) days' notice to the Borrower (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to the Borrower at its address referred to in Section 13.8) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Loan Parties shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Administrative Agent is entitled.

          (b) Waiver. Each Loan Party hereby waives presentment, demand, protest or any notice subject to any requirement of notice provided in the Bankruptcy Order (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

          (c) Pledged Collateral.

               (i) During the continuance of an Event of Default, after the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Loan Party or Loan Parties to the extent required in the Bankruptcy Orders, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Collateral and make application thereof to the Obligations in the order set forth herein, and
     (ii) the Administrative Agent or its nominee may exercise (A) all voting, consent, corporate and other rights pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Securities, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Loan Party to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

               (ii) In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (i) each Loan Party shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Loan Party hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and subject to any notice requirement provided for in the Bankruptcy Order and which proxy shall only terminate upon the payment in full of the Secured Obligations.

               (iii) Each Loan Party hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Loan Party to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Loan Party, and each Loan Party agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to the Administrative Agent.

          Section 11.8 The Administrative Agent's Appointment as
Attorney-in-Fact

          (a) Appointment. Each Loan Party hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its and its Subsidiaries true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Loan Party and in the name of such Loan Party, or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary and desirable to accomplish the purposes of this Agreement and the transactions contemplated hereby, and, without limiting the generality of the foregoing, hereby give the Administrative Agent the power and right, on behalf of such Loan Party, subject to any notice requirement provided in the Bankruptcy Orders, do the following:

               (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Loan Party, its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any Claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any Claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

               (ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

               (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to receive payment of and receipt for any and all moneys, Claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against any Loan Party with respect to any Collateral of such Loan Party; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any trademarks, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and such Loan Party's expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as such Loan Party might do.

          (b) Limitations. The Administrative Agent agrees that it will forbear from exercising the power of attorney or any rights granted to the Administrative Agent pursuant to this Section 11.8, except upon the occurrence or during the continuation of an Event of Default. The Loan Parties hereby ratify, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. Subject only to the any requirement of notice provided in the Bankruptcy Orders, exercise by the Administrative Agent of the powers granted hereunder is not a violation of the automatic stay provided by section 362 of the Bankruptcy Code and each Loan Party waives applicability thereof. The power of attorney granted pursuant to this Section
11.8 is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full.

          (c) Purpose of Grant. The powers conferred on the Administrative Agent hereunder are solely to protect the Secured Parties' interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to any Loan Party for any act or failure to act, except for its or its employees or agents own gross negligence or willful misconduct.

          Section 11.9 Modifications

          (a) Liens. The Liens, lien priority, administrative priorities and other rights and remedies granted to the Administrative Agent for the benefit of the Lenders and the other Secured Parties pursuant to this Agreement and the Bankruptcy Orders (specifically, including, but not limited to, the existence, perfection and priority of the Liens provided herein and therein and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Indebtedness by any of the Loan Parties (pursuant to section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any of the Cases, or by any other act or omission whatsoever.

          (b) Effect of Interim Order and Final Order. Notwithstanding any failure on the part of any Loan Party or the Administrative Agent or the other Secured Parties to perfect, maintain, protect or enforce the liens and security interests in the Collateral granted hereunder, the Interim Order and the Final Order (when entered) shall automatically, and without further action by any Person, perfect such liens and security interests against the Collateral.

                                  Article XII

                      THE ADMINISTRATIVE AGENT; THE AGENTS

          Section 12.1 Authorization and Action

          (a) Appointment of Agents. Each Lender and each Issuer hereby appoints CUSA as the Administrative Agent hereunder, and each Lender and each Issuer authorizes the

Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents to act as agent for the Lenders, Issuers and the other Secured Parties under such Loan Documents. Each Lender and each Issuer hereby appoints (i) each of Fleet and CIT as Documentation Agent, (ii) each of Heller and GMAC as Syndication Agent and
(iii) Heller as Collateral Monitoring Agent, and hereby authorizes each of them to act in their respective capacity on behalf of such Lender in accordance with the terms of this Agreement and the other Loan Documents.

          (b) Instructions of the Requisite Lenders. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), neither the Administrative Agent nor the Collateral Monitoring Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that neither the Administrative Agent nor the Collateral Monitoring Agent shall be required to take any action that (i) the Administrative Agent or the Collateral Monitoring Agent, as the case may be, in good faith believes could expose it to personal liability unless the Administrative Agent or the Collateral Monitoring Agent, as the case may be, receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable Requirements of Law. The Administrative Agent and the Collateral Monitoring Agent each agree to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

          (c) No Fiduciary Relationship. In performing its functions and duties hereunder and under the other Loan Documents, each of the Administrative Agent and the Collateral Monitoring Agent is acting solely on behalf of the Lenders and the Issuers and the duties of the Administrative Agent and the Collateral Monitoring Agent are entirely administrative in nature. Neither the Administrative Agent nor the Collateral Agent assumes (and shall not be deemed to have assumed) any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation. Each of the Administrative Agent and the Collateral Monitoring Agent may perform any of its duties under any Loan Document by or through its agents or employees.

          (d) Duties of Certain Agents. Notwithstanding anything to the contrary contained in this Agreement, each of the Documentation Agents and Syndication Agents is a Lender designated as "Documentation Agent" or "Syndication Agent", as the case may be, for title purposes only and in such capacity shall have no obligations or duties whatsoever under this Agreement or any other Loan Document to any Loan Party, any Lender or any Issuer and shall have no rights separate from its rights as a Lender except as expressly provided in this Agreement.

          (e) Duties of Collateral Monitoring Agent. Notwithstanding anything to the contrary contained in this Agreement, the Collateral Monitoring Agent is a Lender designated as

"Collateral Monitoring Agent", for title purposes only and in such capacity shall have no obligations or duties whatsoever under this Agreement or any other Loan Document to any Loan Party, any Lender or any Issuer except as expressly provided in this Agreement and shall have no rights separate from its rights as a Lender except as expressly provided in this Agreement.

          (f) Duties of the Arranger and Co-Arranger. Notwithstanding anything to the contrary contained in this Agreement, each of the Arranger and the Co-Arranger are designated as such for title purposes only and in such capacity shall have no obligations or duties whatsoever under this Agreement or any other Loan Document to any Loan Party, any Lender or any Issuer and shall have no rights except as expressly provided for in the Agreement or the other Loan Documents.

          (g) Removal of Collateral Monitoring Agent. The Requisite Lenders by written notice may remove the Collateral Monitoring Agent and appoint a successor Collateral Monitoring Agent. Such notice shall be effective immediately upon receipt by the Collateral Monitoring Agent. In the event that the Requisite Lenders deliver notice of the removal of the Collateral Monitoring Agent and do not appoint a successor Collateral Monitoring Agent, or such successor Collateral Monitoring Agent does not accept such appointment, the Administrative Agent shall act as Collateral Monitoring Agent in accordance with
Section 12.6 (Successor Administrative Agent; Successor Collateral Monitoring Agent).

          Section 12.2 Agents' Reliance, Etc.

          None of the Administrative Agent, the Collateral Monitoring Agent, any of their respective Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 13.2 (Assignments and Participations), (b) may rely on the Register to the extent set forth in Section 13.2(c) (Assignments and Participations), (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries in, or in connection with, this Agreement or any of the other Loan Documents, (e) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties. In addition and without limiting the foregoing, the Collateral Monitoring Agent (a) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts and (b) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for

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any statements, warranties or representations made by or on behalf of the
Borrower or any of its Subsidiaries in, or in connection with, this Agreement or any of the other Loan Documents. Furthermore, each of the Administrative Agent and the Collateral Monitoring Agent shall not have any duty to ascertain or to inquire either as to (i) the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, (ii) the financial condition of any Loan Party or (iii) the existence or possible existence of any Default or Event of Default.

          Section 12.3 The Agents as Lenders

          With respect to its Ratable Portion, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders," "Requisite Lenders," and any similar term shall, unless the context clearly otherwise indicates, include, without limitation, each Agent in its individual capacity as a Lender or, as the case may be, as one of the Requisite Lenders. Each Agent and each of their respective Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with, any Loan Party as if such Agent or such Affiliate were not acting as Agent.

          Section 12.4 Lender Credit Decision

          Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon the Agents or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower, its Material Subsidiaries and each other Loan Party in connection with the making and continuance of the Loans and with the Issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it shall, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

          Section 12.5 Indemnification

          Each Lender agrees to indemnify the Administrative Agent, the Collateral Monitoring Agent, each of their respective Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees and disbursements of legal counsel) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent, the Collateral Monitoring Agent, any of their Affiliates or any of their respective directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent or the Collateral Monitoring Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable to the Administrative Agent, the Collateral Monitoring Agent, any of their Affiliates or any of their respective directors, officers, employees, agents and advisors for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's, the Collateral Monitoring Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of legal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration,

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modification, amendment or enforcement (whether through negotiations, Legal
Proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

          Section 12.6 Successor Administrative Agent; Successor Collateral Monitoring Agent

          (a) Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article XII as to any actions taken, or omitted to be taken, by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          (b) Successor Collateral Monitoring Agent. The Collateral Monitoring Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Collateral Monitoring Agent. If no successor Collateral Monitoring Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Collateral Monitoring Agent's giving of notice of resignation, then the Administrative Agent shall act as successor Collateral Monitoring Agent until such time as the Requisite Lenders appoint a successor Collateral Monitoring Agent. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Collateral Monitoring Agent by a successor Collateral Monitoring Agent, such successor Collateral Monitoring Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Monitoring Agent, and the retiring Collateral Monitoring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Collateral Monitoring Agent's resignation hereunder as Collateral Monitoring Agent, the retiring Collateral Monitoring Agent shall take such action as may be necessary to assign to the successor Collateral Monitoring Agent its rights as Collateral Monitoring Agent under the Loan Documents. After such resignation, the retiring Collateral Monitoring Agent shall continue to

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

have the benefit of this Article XII as to any actions taken, or omitted to be taken, by it while it was Collateral Monitoring Agent under this Agreement and the other Loan Documents.

          Section 12.7 Concerning the Collateral and the Loan Documents

          (a) Authorization to Enter into Loan Documents. Each Lender and each Issuer agrees that any action taken by the Administrative Agent or the Requisite Lenders in accordance with the provisions hereof or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, Issuers and other Secured Parties. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection herewith and with the Loan Documents, (ii) execute and deliver each Loan Document (other than this Agreement) and accept delivery of each such agreement delivered by the Borrower or any of its Material Subsidiaries, (iii) act as collateral agent for the Lenders, the Issuers and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuers for purposes of the perfection of all security interests and Liens with respect to the Borrower's and its Material Subsidiaries' respective Deposit Accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Issuer, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Loan Documents and (vi) except as otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable Requirement of Law or otherwise.

          (b) Release of Liens. Each of the Lenders and the Issuers hereby directs, in accordance with the terms hereof, the Administrative Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by the Administrative Agent for the benefit of the Lenders and the Issuers:

               (i) against all of the Collateral, upon termination of the Commitments and payment and satisfaction in full of all Loans, Reimbursement Obligations and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case on terms satisfactory to the Administrative Agent and the applicable Issuers);

               (ii) against any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement;

               (iii) against any assets that are subject to a Lien permitted by
     Section 8.2(d) or (e) (Liens, Etc.); and

               (iv) as expressly provided for in any Loan Document.

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

Each of the Lenders and the Issuers hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 12.7 promptly upon the effectiveness of any such release.

          Section 12.8 Collateral Matters Relating to Related Obligations

          The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation arising under any Hedging Contract or that is otherwise owed to Persons other than the Administrative Agent, the Lenders and the Issuers (collectively, "Related Obligations") solely on the condition and understanding, as among the Administrative Agent and all Secured Parties, that
(i) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Administrative Agent is otherwise acting solely as agent for the Lenders and the Issuers and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (ii) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (iii) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Revolving Loans, the Swing Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (iv) no holder of Related Obligations and no other Secured Party (except the Administrative Agent, the other Agents, the Lenders and the Issuers, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and (v) no holder of any Related Obligation shall exercise any right of setoff, banker's lien or similar right except as expressly provided in Section 13.6 (Right of Set-off).

          Section 12.9 Special Provisions Relating to a Borrower's Plan

          Lenders constituting Special Majority Lenders may accept or reject the treatment of Special Voting Claims in a Borrower's Plan and such acceptance or rejection shall bind all of the Agents, Lenders and Issuers with respect to such Special Voting Claims only if (i) the Obligations have not become due and payable and the Commitments have not been terminated pursuant to the provisions of Section 9.2 (Remedies), (ii) the Final Order has been issued within forty-five (45) days of the Petition Date and is in effect and (iii) all Pre-Petition Credit Agreement Claims have been paid in full. Notwithstanding anything to the contrary in the Bankruptcy Code or any Loan Document, the Borrower and each Guarantor agrees that in consideration of the forgoing agreement of the Agents, Lenders and Issuers, neither Borrower nor any Guarantor shall seek confirmation of any Borrower's Plan unless the same has been accepted by Lenders constituting Special Majority Lenders. None of the Borrower or any Guarantor shall propose any plan of reorganization in any of the Cases that would impair the Special Voting Claims pursuant to Section 1129(b) of the Bankruptcy Code. For the avoidance of doubt, the Borrower and the Guarantors shall be beneficiaries of this Section 12.9.

          Section 12.10 Collateral Monitoring Agent

          The Collateral Monitoring Agent shall provide the Administrative Agent with a confirmation of or objection to each Borrowing Base Certificate received by the Collateral Monitoring Agent within one (1) Business Day of its receipt thereof, and such material information obtained by the Collateral Monitoring Agent as the Administrative Agent and the Collateral Monitoring Agent shall agree in connection with the execution of its duties hereunder relating to the value or condition of the Collateral for the purpose of permitting the Administrative Agent to determine that Outstandings do not at any time exceed the Maximum Credit. The Borrowing Base reflected in any Borrowing Base Certificate shall become effective one (1) Business Day after the Collateral Monitoring Agent confirms such Borrowing Base Certificate to the Administrative Agent.

                                  ARTICLE XIII

                                  MISCELLANEOUS

          Section 13.1 Amendments, Waivers, Etc.

          (a) Amendments. No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders (or by the Administrative Agent as specifically empowered hereunder or with the consent of the Requisite Lenders) and, in the case of any amendment, by the Borrower, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed:

               (i) by the Super-Majority Lenders, amend the definition of "Borrowing Base";

               (ii) by each Lender affected thereby, do any of the following:

                    (A) waive any condition specified in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement) (except as otherwise provided therein) or 3.2(b) (Conditions Precedent to Each Loan and Letter of Credit), except with respect to a condition based upon another provision hereof, the amendment of which requires only the consent of the Requisite Lenders, in which case only such consent shall be required to waive such condition;

                    (B) increase the Commitments of such Lender or subject such Lender to any additional obligation;

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                    (C) extend the scheduled final maturity of any Loan, or
          waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal (it being understood that Section 2.10 (Application of Proceeds) does not provide for scheduled dates fixed for payment) or reduce such Lender's Commitments;

                    (D) reduce the principal amount of any Loan or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof);

                    (E) reduce the rate of interest on any Loan or Reimbursement Obligation owing to such Lender or any fee payable hereunder to such Lender;

                    (F) postpone any scheduled date fixed for payment of such interest or fees to such Lender;

               (iii) by all the Lenders, do any of the following:

                    (A) release all, substantially all, or more than 25% of the net book value of the Collateral except as provided in Section 12.7(b) (Concerning the Collateral and the Loan Documents), in the Loan Documents, or release the Borrower from its obligations under this Agreement or the Notes, or release any Guarantor from its obligations under the Guaranty, except in connection with any sale or other disposition of such Guarantor permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement); or

                    (B) amend clause (i) of the definition of "Availability Reserves" in Section 1.1 (Defined Terms) to reduce the amount of "$35,000,000" specified therein or amend the definition of "Maximum Credit";

                    (C) amend Section 12.7(b) (Concerning the Collateral and the Loan Documents), this proviso, any provision requiring the consent of all Lenders or the definition of the term "Ratable Portion";

                    (D) amend Sections 2.14(f) (Application of Payments Prior to an Event of Default) or 2.14(g) (Application of Payments of After an Event of Default);

               (iv) by all Tranche B Lenders, amend the provision of Section 2.1 (Tranches; Priority of Funding and Use) as it affects a Tranche B Lender; or

               (v) by Lenders holding 66 and 2/3% of the Commitments (or if the Commitments have been terminated, by Lenders holding 66 and 2/3% of the Outstandings), amend the definition of Special Events of Default, or

               (vi) by the Special Majority Lenders, amend Section 12.9 (Special Provision Relating to a Borrower's Plan);

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

provided, further, that (A) no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents unless such amendment, waiver or consent is in writing and signed by the Administrative Agent in addition to the Lenders otherwise required under this Section 13.1 to take such action and (B) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to clause (f) of Section 13.2(f) (Assignments and Participations) affect the grant or nature of such option or the right or duties of such Special Purpose Vehicle hereunder.

          (b) Execution of Amendments by Administrative Agent. The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (c) Non-Consenting Lenders. If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 13.1 being referred to as a "Non-Consenting Lender"), then, so long as the Lender acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower's request, the Administrative Agent or an Eligible Assignee acceptable to the Administrative Agent shall have the right with the Administrative Agent's consent and in the Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent's request, sell and assign to the Lender acting as the Administrative Agent or such Eligible Assignee (in either case without recourse or warranty, all of the Commitments, and Outstandings of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender plus all accrued interest and fees with respect thereto through the date of sale less unamortized upfront and closing fees, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance.

          Section 13.2 Assignments and Participations

          (a) Right to Assign. Each Tranche A Lender may sell, transfer, negotiate or assign to one or more Eligible Tranche A Assignees and each Tranche B Lender may sell, transfer, negotiate or assign to one or more Eligible Tranche B Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Loans, the Swing Loans and the Letters of Credit); provided, however, that (i) if any such assignment shall be of the assigning Lender's Outstandings and Commitment, such assignment shall cover the same percentage of such Lender's Outstandings and Commitment, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than five million Dollars ($5,000,000) or an integral multiple of one million Dollars ($1,000,000) in excess thereof; (iii) if such assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to (x) in the case of rights and obligations of Tranche A Lenders and so long as Special Majority Lenders may accept a Borrower's Plan under Section 12.9 to the prior written consent of the Administrative Agent in its sole and absolute discretion,
(y) in the case of

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any Tranche A Revolving Loans or Tranche A Commitments held by the
Administrative Agent to the prior written consent of at least two (2) original Tranche A Lenders (or if there are less than four (4) original Tranche A Lenders, Tranche A Lenders holding at least fifty percent (50%) of the Tranche A Commitments) in their sole and absolute discretion, and (z) and in all other cases to the prior consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld or delayed); and provided, further, that, notwithstanding any other provision of this Section 13.2, the consent of the Borrower shall not be required for any assignment occurring when any Event of Default shall have occurred and be continuing.

          (b) Effect of Assignment. The parties to each assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. Upon such execution, delivery, acceptance and recording and the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of three thousand five hundred Dollars ($3,500) from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender (and shall be bound by Section 12.9) and, if such Lender were an Issuer, of such Issuer hereunder and thereunder, and
(ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those that survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

          (c) Maintenance of Records. The Administrative Agent shall maintain at its address referred to in Section 13.13 (Notices, Etc.) a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Commitments of and principal amount of the Revolving Loans, Swing Loans and Letter of Credit Obligations owing to each Lender from time to time (the "Register"). Any assignment pursuant to this Section 13.2 shall not be effective until such assignment is recorded in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Tax Effect. Notwithstanding anything to the contrary contained in the previous paragraph of this Section 13.2, the Loans (including the Notes evidencing such Loans) are registered obligations and the right, title, and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence the Lender's or an assignee's right title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This Section 13.2 shall be construed so that the Loans are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (or any successor provisions of the Internal Revenue Code or such regulations). Solely for purposes of this and for tax purposes only, the Administrative Agent

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

shall act as the Borrower's agent for purposes of maintaining such notations of transfer in the Register.

          (e) Procedure for Assignment. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five
(5) Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent, new Notes to the order of such assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit A (Form of Revolving Credit Note).

          (f) Assignment to Special Purpose Vehicles, to the Federal Reserve Bank or to a Trustee. In addition to the other assignment rights provided in this Section 13.2, each Lender may (i) grant to a Special Purpose Vehicle the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Loans pursuant thereto shall satisfy (once and to the extent that such Loans are made) the obligation of such Lender to make such Loans thereunder, provided, however, that nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement), and (ii) assign, as collateral or otherwise, any of its rights under this Agreement (including rights to payments of principal or interest on the Loans) to (x) any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board without notice to or consent of the Borrower or the Administrative Agent, (y) any trustee for the benefit of the holders of such Lender's Securities and (z) to any Special Purpose Vehicle to which such Lender has granted an option pursuant to clause (i) above; and provided, further, that no such assignment or grant shall release such Lender from any of its obligations hereunder except as expressly provided in clause (i) above. The parties hereto acknowledge and agree that, prior to the date that is one year and one day after the payment in full in cash of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, it will not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive payment in full of the Obligations).

          (g) Sale of Participations. Each Lender may sell participations to one or more banks or other Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Loans and Letters of Credit); provided, however, that such sale shall be effective only upon receipt by the Administrative Agent of a notice of such sale in form and substance satisfactory to the Administrative Agent. The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents or the consent to any departure by any Loan Party therefrom or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with the Loan Documents. In the event of the sale of any participation by any Lender, (A) such Lender's obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall remain the holder of such Obligations for all purposes of this Agreement, (D) such Lender shall disclose to the Borrower the identity of each bank or other entity purchasing a participation within a reasonable time after the sale and purchase of such participation and (E) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.16 (Capital Adequacy), 2.17 (Taxes) and 2.15(d) (Special Provisions Governing Eurodollar Rate Loans) as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to make under Section 2.16 (Capital Adequacy), 2.17 (Taxes) or 2.15(d) (Special Provisions Governing Eurodollar Rate Loans) to the participants in the rights and obligations of any Lender (together with such Lender) any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

          (h) Assignments by Issuers. Any Issuer may at any time assign its rights and obligations hereunder to any Lender or any Affiliate of a Lender by an instrument in form and substance satisfactory to the Borrower, the Administrative Agent, such Issuer and such Lender. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 13.2, then, as of the effective date of such cessation, such Issuer's obligations to Issue Letters of Credit pursuant to Section 2.4 (Letters of Credit) shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

          Section 13.3 Costs and Expenses

          (a) Administrative Agent and the Collateral Monitoring Agent. The Borrower agrees upon demand to pay, or reimburse the Administrative Agent for, all of its reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Administrative Agent's counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers and other consultants and agents) incurred by the Administrative Agent in connection with (i) the Administrative Agent's audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation and execution of the Loan Documents and the Administrative Agent's periodic audits of the Borrower and its Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article III (Conditions Precedent to the Effectiveness of this Agreement and to Loans and Letters of Credit)), the Loan Documents and any proposal letter or commitment letter issued in connection therewith and the making of the Loans hereunder, (iii) the creation, perfection or protection of the

                                                      National Steel Corporation
                                                                Credit Agreement

Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions), (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities hereunder and under the other Loan Documents, (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, the Pre-petition Credit Agreement, this Agreement or any of the other Loan Documents, (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, the Pre-petition Credit Agreement, this Agreement or any of the other Loan Documents and (viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same. In addition, the Borrower agrees upon demand to pay, or reimburse the Collateral Monitoring Agent for, all reasonable out-of-pocket expenses incurred by the Collateral Monitoring Agent in connection with the Collateral Monitoring Agent's acting in such capacity hereunder.

          (b) Administrative Agent, Other Agents, Lenders and Issuers. The Borrower further agrees to pay or reimburse the Administrative Agent and each of the other Agents, Lenders and Issuers upon demand for all out-of-pocket costs and expenses incurred during and after the occurrence of an Event of Default, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, such Agents, Lenders or Issuers (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrower's Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

          Section 13.4 Indemnities

          (a) Indemnification Against Third-Party Claims. The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Arranger, each other Agent, the Co-Arranger, each Lender and each Issuer and each of their respective Affiliates, and each of the directors, officers, employees, agents, representative, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III (Conditions Precedent to the Effectiveness of this Agreement and to Loans and Letters of Credit)) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including fees and disbursements of counsel to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto,

                                                      National Steel Corporation
                                                                Credit Agreement

whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of the Pre-petition Credit Agreement, this Agreement, any other Loan Document, any Obligation, any Letter of Credit, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Revolving Loans, Swing Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation under this Section 13.4 to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, Indemnified Matters include
(i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Loan Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning any Borrower or any of its Subsidiaries; (iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 49 U.S.C. ss.ss. 9601 et seq. and applicable state property transfer laws, whether, with respect to any of such matters, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent (A) incurred following foreclosure by the Administrative Agent, any other Agent, any Lender or any Issuer, or the Administrative Agent, any other Agent, any Lender or any Issuer having become the successor in interest to the Borrower or any of its Subsidiaries and (B) attributable solely to acts of the Administrative Agent, such other Agent, such Lender or such Issuer or any agent on behalf of the Administrative Agent, such other Agent, such Lender or such Issuer.

          (b) Reimbursement of Brokerage Fees. The Borrower shall indemnify the Administrative Agent, the Arranger, each other Agent, the Co-Arranger, each Lender and each Issuer for, and hold the Administrative Agent, the Arranger, each other Agent, the Co-Arranger, each Lender and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Arranger, each other Agent, the Co-Arranger, any Lender or any Issuer for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by the Pre-petition Credit Agreement or this Agreement.

          (c) Notification of the Borrower. The Administrative Agent, the Arranger, each other Agent, the Co-Arranger, each Lender and each Issuer agree that in the event that any such investigation, litigation or proceeding set forth in clause (b) above is asserted or threatened in writing or instituted against it or any other Indemnitee, or any Remedial Action is requested of it or any of its officers, directors, agents and employees, for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall promptly notify the Borrower in writing.

          (d) Defense of Proceedings. The Borrower, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

          (e) Survival. The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 13.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

          Section 13.5 Limitation of Liability

          The Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except for direct damages (as opposed to special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings)) determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct. The Borrower hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 13.6 Right of Set-off

          Upon the occurrence and during the continuance of any Event of Default and subject only to any notice requirement provided in the Bankruptcy Orders, each Lender and each Affiliate thereof is hereby authorized at any time and from time to time, to the fullest extent permitted by Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 13.6 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

                                                      National Steel Corporation
                                                                Credit Agreement

          Section 13.7 Sharing of Payments, Etc.

          (a) Purchase of Participations. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) of the Loans owed to it, an interest thereon, fees in respect thereof or amounts due pursuant to Sections 13.3 (Costs and Expenses) and 13.4 (Indemnities) (other than pursuant to Section 2.15 (Special Provisions Governing Eurodollar Rate Loans), 2.16 (Capital Adequacy) or 2.17 (Taxes)) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders on account of such Obligations, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

          (b) Payment Refunded. If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

          (c) Rights of Purchasing Lender. The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 13.7 may, to the fullest extent permitted by Requirements of Law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          Section 13.8 Updating of Schedules

          The Borrower may from time to time deliver to the Administrative Agent updates to Schedules 4.7, 4.19 and 4.21, and upon delivery of such updated schedules such updated schedules shall be deemed to have been delivered on the Effective Date for all purposes under this Agreement.

          Section 13.9 Independence of Representations and Warranties

          The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If the Borrower has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Borrower has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.

          Section 13.10 Governing Law

          This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the law of the State of New York, except to the extent the application of the Bankruptcy Code is mandatory.

                                                      National Steel Corporation
                                                                Credit Agreement

          Section 13.11 Submission to Jurisdiction; Consent to Service of
Process

          (a) Jurisdiction. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts, except to the extent the jurisdiction of the Bankruptcy Court is mandatory. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (b) Service of Process. The Borrower hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any of the other Loan Documents by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower at its address specified in Section 13.13 (Notices, Etc.). The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (c) Not Limiting. Nothing contained in this Section 13.11 shall affect the right of the Administrative Agent, any other Agent or any Lender or Issuer to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

          (d) Foreign Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

          Section 13.12 Waiver of Jury Trial

          Each of the Administrative Agent, the Agents, the Lenders, the Issuers and the Borrower Irrevocably Waives Trial by Jury in Any Legal Proceeding or Other Action or Proceeding With Respect to This Agreement or Any Other Loan Document.

          Section 13.13 Notices, Etc.

          All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

          (a)      if to the Borrower:

                   National Steel Corporation
                   4100 Edison Lakes Parkway
                   Mishawaka, IN 46565-3440
                   Attention: William E. McDonough
                              Ronald J. Werhnyak, Esq.
                   Telecopy no:  (219) 273-7478
                   E-Mail Addresses:wmcdonough@nationalsteel.com
                                    ----------------------------
                                    rwehrnyak@nationalsteel.com
                                    ---------------------------

                   with a copy to:

                   Skadden, Arps, Slate, Meagher & Flom (ILLINOIS) 333 West Wacker Drive
                   Chicago, IL  60606
                   Attention:   Seth E. Jacobson, Esq.
                   Telecopy no:     (312) 407-8511
                   E-Mail Address:  sejacobs@skadden.com
                                    --------------------

          (b) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II or on the signature page of any applicable Assignment and Acceptance;

          (c) if to any Issuer, at the address set forth under its name on
Schedule II; and

          (d) if to the Administrative Agent:

                   Citicorp USA, Inc.
                   388 Greenwich Street, 19th Floor
                   New York, New York 10013
                   Attention:  David Jaffe
                   Telecopy no:  (212) 816-2613
                   E-Mail Address:  david.jaffe@citi.com
                                    --------------------

                   with a copy to:

                   Weil, Gotshal & Manges LLP
                   767 Fifth Avenue
                   New York, New York  10153-0119
                   Attention:  Elaine Stangland, Esq.
                   Telecopy no:     (212) 310-8007
                   E-Mail Address:  elaine.stangland@weil.com
                                    -------------------------

                   if to the Collateral Monitoring Agent:

                   HELLER FINANCIAL, INC.
                   500 West Monroe Street
                   Chicago, IL  60661
                   Attention:  Linda Peddle
                   Telecopy no:     (312) 463-3823

                                                      National Steel Corporation
                                                                Credit Agreement

                   with a copy to:

                   GOLDBERG, KOHN, BELL, BLACK,
                   ROSENBLOOM & MORITZ, LTD.
                   55 East Monroe Street, Suite 3700
                   Chicago, IL  60603
                   Attention:  James B. Rosenbloom, Esq.
                   Telecopy no:     (312) 332-2196

or at such other address as shall be notified in writing (i) in the case of the Borrower and the Administrative Agent, to the other parties and (ii) in the case of all other parties, to the Borrower and the Administrative Agent. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly transmitted (if sent by a telecommunications device or through the Internet); provided, however, that notices and communications to the Administrative Agent pursuant to Article II (The Facilities) or Article XII (The Administrative Agent; The Agents) shall not be effective until received by the Administrative Agent.

          Section 13.14 No Waiver; Remedies

          No failure on the part of any Lender, the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided under any Requirement of Law.

          Section 13.15 Execution in Counterparts; Effectiveness; Assignments by the Borrower

          (a) Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Administrative Agent. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

          (b) Effectiveness. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and the other Agents, when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and when each of the conditions set forth in
Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement) shall have been satisfied (or satisfaction of such conditions shall have been duly waived), and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent each other Agent and each Lender and their respective successors and permitted assigns. The Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                                                      National Steel Corporation
                                                                Credit Agreement

          Section 13.16 Entire Agreement

          This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior Contractual Obligations relating to the subject matter hereof (and any such prior Contractual Obligations are hereby terminated and of no further force and effect).

          Section 13.17 Further Assurances

          Each of the parties hereto agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

          Section 13.18 Confidentiality

          Each Lender, the Administrative Agent and each other Agent agrees to keep information obtained by it pursuant hereto and pursuant to the other Loan Documents confidential in accordance with such Lender's (or, as the case may be, the Administrative Agent's or such other Agent's), customary practices and agrees that it shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to the Agents and other Lenders and to such Lender's (or, as the case may be, the Administrative Agent's or such other Agent's) employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender (or, as the case may be, the Administrative Agent or such other Agent's) on a non-confidential basis from a source other than the Borrower, (c) to the extent disclosure is required by any Requirement of Law or Order or requested or required by bank regulators or auditors or helpful in any Legal Proceeding or (d) to assignees, participants and Special Purpose Vehicles grantees of any option described in Section 13.2(f) (Assignments and Participations) (or potential assignees, participants or grantees) who agree to be bound by the provisions of this Section 13.18.

          Section 13.19 Reservation of Rights to Object; Bankruptcy Orders Controlling

          (a) Nothing in this Agreement shall impair or limit in any way the right of the Administrative Agent, each other Agent, each Lender and each Issuer under the Bankruptcy Code or non-bankruptcy law to object to or contest in any manner any motion or action of any Person in the Cases.

          (b) In the event of any conflict between the Loan Documents and the Bankruptcy Orders, the terms of the Bankruptcy Orders shall control (unless otherwise provided for therein).

                            [Signature Pages Follow]

          In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written. By its execution hereof each Lender acknowledges and agrees to the provisions of this Agreement, including without limitation,
Section 12.9 (Special Provisions Relating to a Borrower's Plan).

                                      National Steel Corporation,
                                           as Borrower


                                      By:
                                            ------------------------------------
                                            Title:  Vice President and Treasurer


                                      Agents, Issuer, Arrangers:


                                      Citicorp USA, Inc.,
                                           as Administrative Agent


                                      By:
                                            ------------------------------------
                                            Title: Managing Director


                                      Heller Financial, Inc.
                                           as Syndication Agent


                                      By:
                                            ------------------------------------
                                            Title:


                                      Gmac Business Credit, LLC
                                           as Syndication Agent


                                      By:
                                            ------------------------------------
                                            Title:


                                      Fleet Capital Corporation
                                           as Documentation Agent


                                      By:
                                            ------------------------------------
                                            Title:


                                      The Cit Group/ Business Credit, Inc.
                                           as Documentation Agent


                                      By:
                                            ------------------------------------
                                            Title:

      [Signature Page To Credit Agreement For National Steel Corporation]

                                      Citibank, N.A.
                                           as Issuer


                                      By:
                                            ------------------------------------
                                            Title:


                                      Lenders:


                                      Citicorp USA, Inc.


                                      By:
                                            ------------------------------------
                                            Title:


                                      National City Commercial Finance, Inc.


                                      By:
                                            ------------------------------------
                                            Title:


                                      The Fuji Bank, Limited


                                      By:
                                            ------------------------------------
                                            Title:


                                      Heller Financial, Inc.


                                      By:
                                            ------------------------------------
                                            Title:


                                      Fleet Capital Corporation


                                      By:
                                            ------------------------------------
                                            Title:


                                      The Cit Group/Business Credit, Inc.


                                      By:
                                            ------------------------------------
                                            Title:


                                      Gmac Business Credit, LLC


                                      By:
                                            ------------------------------------
                                            Title:

       [Signature Page To Credit Agreement For National Steel Corporation]

                                      STATE OF CALIFORNIA PUBLIC
                                      EMPLOYEES' RETIREMENT SYSTEM
                                      (CALPERS)


                                      By:
                                            ------------------------------------
                                            Title:


                                      FOOTHILL CAPITAL


                                      By:
                                            ------------------------------------
                                            Title:


                                      ORIX FINANCIAL SERVICES


                                      By:
                                            ------------------------------------
                                            Title:

      [Signature Page To Credit Agreement For National Steel Corporation]

                                     Ns Holdings Corporation,
                                     National Steel Pellet Company,
                                     Procoil Corporation,
                                     American Steel Corporation,
                                     D.W. Pipeline Company,
                                     Granite City Steel Company,
                                     Granite Intake Corp.,
                                     Great Lakes Steel Corporation,
                                     The Hanna Furnace Corporation,
                                     Hanna Ore Mining Company,
                                     Ingleside Channel & Dock Co.,
                                     Ingleside Point Corporation,
                                     InglesidE Holdings, L.P.,
                                     Liberty Pipe And Tube, Inc.,
                                     Mid-Coast Minerals Corporation,
                                     Midwest Steel Corporation,
                                     Nsc Realty Corporation,
                                     Ns Land Company,
                                     Ns TECHNOLOGIES, INC.,
                                     NSL, INC.,
                                     NATCOAL, INC.,
                                     National Acquisition Corporation,
                                     National Caster Acquisition Corporation,
                                     National Casting Corporation,
                                     National Coal Mining Company,
                                     National Coating Limited Corporation,
                                     National Coating Line COrporation,
                                     National Materials Procurement Corporation,
                                     National Mines Corporation,
                                     National Ontario Corporation,
                                     National Ontario II, Limited,
                                     National Pickle Line Corporation,
                                     National Steel Corporation (New York),
                                     National Steel Funding Corporation,
                                     Natland Corporation,
                                     Peter White Coal Mining Corp.,
                                     Puritan Mining Company,
                                     Rostraver Corporation,
                                     Skar-Ore Steamship Corporation,
                                     The Teal Lake Iron Mining Company,
                                           as Guarantors


                                      By:
                                               ---------------------------------
                                      Title:       Authorized Signatory

      [Signature Page To Credit Agreement For National Steel Corporation]

                         Exhibits
                         --------

Exhibit A        -       Form of Revolving Credit Note

Exhibit B        -       Form of Notice of Borrowing

Exhibit C        -       Form of Notice of Conversion or Continuation

Exhibit D-1      -       Form of Bailee's Letter

Exhibit D-2      -       Form of Landlord's Waiver

Exhibit D-3      -       Form of Mortgagee's Waiver

Exhibit E        -       Form of Borrowing Base Certificate

Exhibit F        -       Form of Opinion of Counsel for the Loan Parties

Exhibit G        -       Form of Assignment and Acceptance

Exhibit H        -       Form of Letter of Credit Request

Exhibit I        -       Form of Interim Order

Exhibit J        -       Form of Deposit Account Control Agreement

Exhibit K        -       Form of Control Account Agreement

                                    Exhibit A

                      Tranche [A][B] Revolving Credit Note

Lender: [               ]                                     New York, New York
         ---------------
Principal Amount: [$]                                         March   , 2002
                                                                    --

          For Value Received, the undersigned, National Steel Corporation, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of the Lender set forth above (the "Lender") the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Tranche [A][B] Revolving Loans (as defined in the DIP Credit Agreement referred to below) of the Lender to the Borrower, payable at such times, and in such amounts, as are specified in the DIP Credit Agreement.

          The Borrower promises to pay interest on the unpaid Principal Amount of the Tranche [A][B] Revolving Loans from the date made until such Principal Amount is paid in full, at such interest rates, and payable at such times, as are specified in the DIP Credit Agreement.

          Both the Principal Amount and interest are payable in Dollars to Citicorp USA, Inc., as Administrative Agent, at 388 Greenwich Street, 19th Floor, New York, NY 10013, in immediately available funds.

          This Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Secured Super Priority Debtor in Possession Credit Agreement, dated as of March 6, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "DIP Credit Agreement"), among the Borrower, the Lenders and Issuers party thereto, Citicorp USA, Inc. as administrative agent for the Lenders and Issuers, Heller Financial, Inc. as collateral monitoring agent, Fleet Capital Corporation and The CIT Group/Business Credit, Inc. as documentation agents, and Heller Financial, Inc. and GMAC Business Credit, LLC as syndication agents. Capitalized terms used herein and not defined herein are used herein as defined in the DIP Credit Agreement.

          The DIP Credit Agreement, among other things, (i) provides for the making of Tranche [A][B] Revolving Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Revolving Loans being evidenced by this Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          This Note is entitled to the benefits of the Guaranty and is secured as provided in the Loan Documents. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower. This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          In Witness Whereof, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

                                                     National Steel Corporation


                                                     By:
                                                            --------------------
                                                            Title:

                                    Exhibit B

                               Notice of Borrowing

Citicorp USA Inc.,
   as Administrative Agent under the
   DIP Credit Agreement referred to below
388 Greenwich Street, 19th Floor
New York, New York  10013                                                 [Date]

          Reference is made to the Secured Super Priority Debtor in Possession
Credit Agreement, dated as of March   , 2002 (as the same may be amended,
                                    --
restated, supplemented or otherwise modified from time to time, the "DIP Credit Agreement"), among the Borrower, the Lenders and Issuers party thereto, Citicorp USA, Inc. as administrative agent for the Lenders and Issuers, Heller Financial, Inc. as collateral monitoring agent, Fleet Capital Corporation and The CIT Group/Business Credit, Inc. as documentation agents, and Heller Financial, Inc. and GMAC Business Credit, LLC as syndication agents. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the DIP Credit Agreement.

          The Borrower hereby gives you notice, irrevocably, pursuant to Section
2.2 of the DIP Credit Agreement that the undersigned hereby requests a Borrowing of Revolving Loans under the DIP Credit Agreement and, in that connection, sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2 of the DIP Credit Agreement:

          (i) The date of the Proposed Borrowing is          ,        (the
                                                    ---------  ------
     "Funding Date").

          (ii) The aggregate amount of the Proposed Borrowing is $       , of
                                                                  -------
     which amount [$      consists of Base Rate Loans] [and $     consists of
                    -----                                    ----
     Eurodollar Rate Loans having an initial Interest Period of [[one] [two] [three] [six] month[s]].

          (iii) The Available Credit after giving effect to the Proposed
     Borrowing is [$       ].
                    -------

          The undersigned hereby certifies that the following statements are true on the date hereof and shall be true on the Funding Date both before and after giving effect thereto and to the application of the proceeds therefrom:

          (i) the representations and warranties set forth in Article IV of the DIP Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

          (ii) no borrowing base deficiency exists as of the Issue Date; and

          (iii) no Immediate Default or Event of Default has occurred and is continuing on the Funding Date.

                                                     National Steel Corporation


                                                     By:
                                                            --------------------
                                                            Name:
                                                            Title:

                                    Exhibit C

                      Notice of Conversion or Continuation

Citicorp USA Inc.,
   as Administrative Agent under the
   DIP Credit Agreement referred to below
388 Greenwich  Street, 19h Floor
New York, New York 10013                                                  [Date]

Attention:

          Re:  National Steel Corporation (the "Borrower")
               -------------------------------------------

          Reference is made to the Secured Super Priority Debtor in Possession Credit Agreement, dated as of March 6, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "DIP Credit Agreement"), among the Borrower, the Lenders and Issuers party thereto, Citicorp USA, Inc. as administrative agent for the Lenders and Issuers, Heller Financial, Inc. as collateral monitoring agent, Fleet Capital Corporation and The CIT Group/Business Credit, Inc. as documentation agents, and Heller Financial, Inc. and GMAC Business Credit, LLC as syndication agents. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the DIP Credit Agreement.

          The Borrower hereby gives you notice, irrevocably, pursuant to Section
2.11 of the DIP Credit Agreement that the undersigned hereby requests a
[conversion] [continuation] on         ,      of $             in principal
                               --------  ----     ------------
amount of presently outstanding Revolving Loans that are [Base Rate Loans]
[Eurodollar Rate Loans] having an Interest Period ending on         ,      [to]
                                                            --------  ----
[as] [Base Rate][Eurodollar Rate] Loans. [The Interest Period for such amount requested to be converted to or continued as Eurodollar Rate Loans is [[one] [two] [three] [six] month[s]].

          In connection herewith, the undersigned hereby certifies that no Immediate Default or Event of Default has occurred and is continuing on the date hereof.

                                                     National Steel Corporation


                                                     By:
                                                            --------------------
                                                            Name:
                                                            Title:

                                  Exhibit D-1
                             Form of Bailee Waiver

                             [Letterhead of Company]

                                                                     , 200
                                                     ------------- --     -

By Certified First Class Mail
Return Receipt Requested
[NAME AND ADDRESS OF BAILEE]

          Re:  National Steel Corporation

Ladies and Gentlemen:

          This letter is to confirm that National Steel Corporation, a Delaware corporation (the "Company"), from time to time, delivers inventory to you for processing, warehousing or storage (such inventory heretofore or hereafter delivered to you being referred to as "Bailed Goods") and that title to the Bailed Goods remains with the Company at all times.

          This letter is also to advise you that the Company has granted to Citicorp USA, Inc. as administrative agent for certain financial institutions (the "Agent"), a security interest in, among other things, all of the Company's now owned and hereafter acquired inventory, including, without limitation, the Bailed Goods, to secure obligations of the Company under a certain Secured Super Priority Debtor in Possession Credit Agreement, dated as of March 6, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "DIP Credit Agreement"), among the Company, the lenders and issuers (collectively the "Lenders") party thereto and the Agent.

          This letter serves as notice to you pursuant to Sections 9-312(d) and 9-313(c) of the Uniform Commercial Code of the Agent's interest in the Bailed Goods. In order to protect the Company's ownership interest and the Agent's security interests in the Bailed Goods, the Company asks that you execute this letter (i) to acknowledge and confirm that you are holding and will hold the Bailed Goods on bailment for the benefit of the Agent for processing, warehousing or storage for the benefit of the Agent; such Bailed Goods are the Company's property and subject to the Agent's security interest; such security interest in the Bailed Goods is and shall be senior to all liens, claims and interests; and you will notify all of your successors and assigns of the existence of the agreements contained herein and (ii) to evidence your agreement that if, at any time hereafter, the Agent shall notify you in writing that the Company has defaulted on its obligations under the DIP Credit Agreement, you will comply with the Agent's written instructions as to the disposition of the Bailed Goods. Until the DIP Credit Agreement has been terminated and the Agent and the Lenders have been paid in full, you shall not deduct from or offset against any amounts due and owing by the Company to you at any time hereafter by applying any of the Bailed Goods in payment for processing or storage services provided by you to the Company.

          The Company agrees that you shall have no liability to the Company if you comply with the Agent's written directions and the Company agrees to reimburse you for all reasonable costs and expenses (including processing, warehousing and storage fees) incurred by you as a direct result of such compliance.

                                                     Very truly yours,

                                                     NATIONAL STEEL CORPORATION


                                                     By
                                                        ------------------------
                                                        Name:
                                                        Title:


                                                     CITICORP USA, INC.,
                                                     as Agent


                                                     By
                                                        ------------------------
                                                        Name:
                                                        Title:

          Acknowledged and agreed to this       day of           , 200
                                          -----        ----------     -

BAILEE:


By
   --------------------------
     Name:
     Title:

                                   Exhibit D-2

                                     FORM OF
                          LANDLORD'S WAIVER AND CONSENT

          THIS LANDLORD'S WAIVER AND CONSENT (this "Consent"), made and entered
as of                    , 200 , by ,                        (the "Landlord")
      ---------------- --     -      ----------------------
in favor of CITICORP USA, INC., (the "Agent") as administrative agent for certain lenders and the issuers party to the DIP Credit Agreement described below. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the DIP Credit Agreement.

                                   BACKGROUND:

          A. National Steel Corporation (the "Lessee") is the lessee under that
certain lease dated                   (the "Lease") between the Landlord and the
                    -----------------
Lessee covering certain premises located at                    (the "Premises").
                                           --------------------

          B. Lessee has entered into the Secured Super Priority Debtor in Possession Credit Agreement, dated as of March 6, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "DIP Credit Agreement"), among the Lessee, the lenders and issuers (collectively the "Lenders") party thereto and the Agent.

          C. As a condition to extending such loans and other financial accommodations, the Lenders have required, among other things, that the Lessee grant to the Agent, for its own benefit and the ratable benefit of the Lenders, security interests in and liens upon certain assets of the Lessee, including without limitation all of the Lessee's accounts, inventory, equipment, general intangibles, investment property, documents, instruments, chattel paper, deposit accounts, books and records and all other personal property of Lessee, in each case whether now or hereafter existing or now owned or hereafter acquired (collectively, the "Collateral"), a portion of which Collateral is and may hereafter be located on or about the Premises.

          NOW, THEREFORE, in order to induce the Lenders to extend such loans and other financial accommodations to the Lessee, which will aid the Lessee in meeting its obligations to the Landlord, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby agrees with the Agent as follows:

          1. The Agent's security interests and liens in the Collateral shall be superior to any title or interest which the Landlord may at any time have therein, and, during the term of this Consent, the Landlord will not assert against any of the Collateral any title or any statutory, common law, contractual or possessory lien, including, without limitation, rights of levy or distraint for rent, all of which the Landlord hereby subordinates in favor of the Agent and the Lenders.

          2. The Landlord hereby agrees that none of the Collateral located on the Premises shall be deemed to be fixtures and hereby disclaims any and all right, title, interest or claim in or to the Collateral and any cash or non-cash proceeds of the Collateral (except with respect to the subordinated landlord lien referred to in Section 1 above).
                    ---------

          3. In the event that Lessee defaults in its obligations under the Lease, Landlord hereby agrees to give the Agent written notice of default under the Lease, at the same time and in the same manner as such notice is given to the Lessee and further agrees that the Agent may, but shall not be obligated to, cure such defaults, at its option, within the applicable notice and cure periods.

          4. If, for any reason whatsoever, the Landlord either deems itself entitled to redeem or to take possession of the Premises during the term of the Lease or intends to sell or otherwise transfer all or any part of its interest in the Premises, the Landlord agrees to notify the Agent at least fifteen (15) days before taking such action.

          5. If the Lessee defaults on its obligations to the Agent and the Lenders, and, as a result, the Agent undertakes to enforce its security interest in the Collateral, the Landlord (a) will cooperate with the Agent in its efforts to assemble all of the Collateral located on the Premises; (b) will permit the Agent to remain on the Premises for forty-five (45) days after the Agent notifies the Landlord of the default, or, at the Agent's option, to remove the Collateral from the Premises within a reasonable time, not to exceed forty-five
(45) days after the Agent notifies the Landlord of the default, provided the
                                                                --------
Agent pays the rental payments due under the Lease for the period of time the Agent uses the Premises; and (c) will not hinder the Agent's actions in enforcing its liens on the Collateral, it being agreed that use or occupancy of the Premises by the Agent as set forth herein shall not constitute an assumption by the Agent of the Lease or of any obligations thereunder other than for rent due for any such occupancy as stated herein above.

          6. The Landlord states that the Lease is presently in full force and effect, that all rent payments have been paid up to date, and that the Lease is not in default.

          7. This Consent shall remain in full force and effect until all obligations of the Lessee to the Agent and the Lenders have been paid in full and the Agent and the Lenders have terminated their financing agreements with the Lessee pursuant to the DIP Credit Agreement.

          8. The provisions of this Consent may not be modified or terminated orally, and shall be binding upon the successors and assigns of the Landlord, and upon any successor owner or transferee of the Premises and shall inure to the benefit of the Agent, the Lenders and each one's respective successors and assigns.

          9. All notices shall be in writing and shall be mailed by first class registered or certified mail, postage prepaid, as follows:

                    (a) If to the Agent:

                        CITICORP USA, INC.
                        388 Greenwich Street, 19th Floor
                        New York, NY 10013
                        Attention:  Keith R. Karako
                        Telecopy:  (212) 816-2613
                        email:  keith.karako@citi.com

                    (b) If to the Landlord:

                        ------------------------------------

                        ------------------------------------
                        Attention:
                                    ------------------------
                        Telecopy:
                                   -------------------------
                        email:
                                ----------------------------

          10. This Consent may be executed in any number of counterparts and shall in all respects be governed by and construed in accordance with the laws of the State of New York.

                            [Signature page follows]

          IN WITNESS WHEREOF, Landlord has executed this Landlord's Waiver and Consent on the date first above written.


                                                     LANDLORD:
                                                     --------


                                                     By:
                                                            --------------------

                                                     Title:
                                                            --------------------

                                                     [OR]


                                                     [LIMITED PARTNERSHIP]


                                                     By:
                                                            --------------------

                                                     Its: General Partner


                                                     By:
                                                            --------------------

                                                     Title:
                                                            --------------------

                                                     [OR]


                                                     [INDIVIDUAL]


                                                     Landlord:
                                                              ------------------

                                    Exhibit E

                                     Form of
                           Borrowing Base Certificate

                           National Steel Corporation
                           Borrowing Base Certificate
                             Period ending   /  /
                                           -- -- --

CITICORP USA, Inc. as
Administrative Agent
388 Greenwich Street, 19th Floor
New York, New York  10013

Pursuant to provisions of the Secured Super Priority Debtor in Possession Credit Agreement, dated as of March 6, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "DIP Credit Agreement"), among the Borrower, the Lenders and Issuers party thereto, Citicorp USA, Inc. as administrative agent for the Lenders and Issuers, Heller Financial, Inc. as collateral monitoring agent, Fleet Capital Corporation and The CIT Group/Business Credit, Inc. as documentation agents, and Heller Financial, Inc. and GMAC Business Credit, LLC as syndication agents, the undersigned hereby certifies that the attached information is true, complete and correct as of the
close of business on             .
                     ------------

National Steel Corporation


By:
          --------------------------
Name:
Title:

                           National Steel Corporation
                           Borrowing Base Certificate
                               As of     , 200
                                    -----     --

                                                 Gross                                         Eligible
Summary Eligibility:                             Inventory    Ineligible                       Inventory
Raw Materials
Finished & Semi-finished
Operating supplies and inventory
     in warehouses
Stores and Rolls
Total Inventory

                                                 Eligible     Calculated        Eligibility    Available
Summary Availability:                            Inventory    Availability %    Reserves       Inventory
Raw Materials
Finished & Semi-finished
Operating supplies and inventory
     in warehouses
Stores and Rolls

Total Inventory Availability:
Less: Outside Processing Inventory Reserve
Less: Other Availability
Less: Inventory Located Outside of the United
       States
Net Inventory Availability
Net Accounts Receivable Availability
Net Inventory Availability (A)

Commitments (B)
Minimum Availability of (A) & (B)
Borrowings
Letters of Credit

AVAILABLE CREDIT

Note: Please see attached schedule for advance rates for each category.

                                   Exhibit D-3
                                     Form of
                         Mortgagee's Waiver and Consent

          THIS MORTGAGEE'S WAIVER AND CONSENT ("Consent"), made and entered into
this            day of        , 200  by [________] "Mortgagee") in
    ----------        -------      -
favor of CITICORP USA, INC. (the "Agent"), as administrative agent for certain lenders and issuers party to the DIP Credit Agreement described below.

                                  BACKGROUND:

          A. National Steel Corporation ("National Steel') is the owner of certain real property located in [___________________], being more particularly described in the Mortgage described below (the "Premises").

          B. National Steel has granted to Mortgagee an interest in the Premises
by a Mortgage dated         ,     (the "Mortgage").
                   ------ -- ----

          C. National Steel has entered into the Secured Super Priority Debtor
in Possession Credit Agreement, dated as of March   , 2002 (as the same may be
                                                 --
amended, restated, supplemented or otherwise modified from time to time, the "DIP Credit Agreement", among the Lessee, the lenders and issuers (collectively the "Lenders") party thereto and the Agent. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the DIP Credit Agreement.

          D. As a condition to extending such loans and other financial accommodations, the Lenders have required, among other things, that National Steel grant to the Agent, for its own benefit and the ratable benefit of the Lenders, a security interest in certain of National Steel's property, including, without limitation, accounts, equipment, inventory and books and records related thereto whether now owned or hereafter acquired (the "Collateral"), a portion of which Collateral is and may hereafter be located on or about the Premises.

          NOW, THEREFORE, in order to induce the Lenders to extend financial accommodations to National Steel, which will aid National Steel in meeting its obligations to Mortgagee, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagee hereby agrees with Agent as follows:

          1. Mortgagee acknowledges the Agent's perfected security interest in the Collateral. Agent's security interests and liens in the Collateral shall be superior to any title or interest which the Mortgagee may at any time have in such Collateral, and, during the term of this Consent, Mortgagee will not assert against any of the Collateral any title or any statutory, common law, contractual or possessory lien, including, without limitation, rights of levy or distraint for rent, all of which Mortgagee hereby subordinates in favor of Agent and Lenders. Mortgagee further agrees that it shall not (and hereby waives any right to) contest, or support any other Person in contesting, in any proceeding (including, without limitation, any bankruptcy, insolvency, liquidation or similar proceeding) the priority, validity or enforceability of the security interest of the Agent.

          2. Mortgagee hereby disclaims any and all right, title, interest or claim in or to the Collateral and any cash or non-cash proceeds of the Collateral (except with respect to the subordinated mortgagee lien referred to in Section 1 above). The Collateral may be non-permanently affixed to, located on or used about the Premises, but shall remain National Steel's personal property, subject to Agent's lien, at all times. Mortgagee agrees not to impound, remove or prevent access to, any of the Collateral from the Premises as long as this Consent is in effect, except as set forth herein.

          3. Mortgagee agrees that Agent and its representatives and invitees may enter upon the Premises at any time or times, during normal business hours, with reasonable advance notice to National Steel and during such time as the Mortgagee is in sole possession of the Premises, the Mortgagee, to inspect, repossess, remove or otherwise deal with the Collateral, in accordance with any applicable rules and regulations, without any liability of Agent or any Lender to Mortgagee except for reimbursement for any physical damage (except ordinary wear and tear) to the Premises caused by such removal; provided, however, that:
(i) in the event Mortgagee has legal possession to the Premises, Mortgagee shall grant entry to the Premises, and (ii) in the event National Steel has legal possession of the Premises, National Steel shall grant entry to the Premises. Mortgagee shall not hinder Agent's actions in enforcing its liens and remedies with respect to the Collateral. Agent agrees that Agent, or its representatives, shall not advertise or conduct public sales of the Collateral at the Premises.
      ---
Mortgagee agrees, however, that Agent or its representatives shall be permitted to conduct private sales of the Collateral on or from the Premises; provided, however, that no more than five (5) persons shall be permitted on the Premises for such purpose at any one time and that such private sale activity shall occur during normal business hours only. Agent or any Lender shall not be liable for any diminution in value of the Premises caused by the absence of Collateral removed. Only National Steel and not the Agent nor any Lender shall have any duty or obligation to remove or dispose of any Collateral or any other property left on the Premises.

          4. In the event that National Steel defaults in its obligations under the Mortgage, Mortgagee hereby agrees to give Agent written notice of default under the Mortgage, at the same time and in the same manner as such notice is given to National Steel and further agrees that Agent may, but shall not be obligated to, cure such defaults, at its option, within the applicable notice and cure periods (the "Agent's Cure Period" ; provided, however, that in the case of a monetary default, five (5) business days shall be added to the Agent's Cure Period.

          5. Termination of Mortgage; Termination of National Steel's
             --------------------------------------------------------
Possession. In the event the Mortgage is terminated on an accelerated basis (or
----------
otherwise) or National Steel's right of possession is terminated prior to the expiry date set forth in the Mortgage, Mortgagee shall give Agent written notice thereof (the

"Termination Notice"). Mortgagee agrees that, at Agent's option and upon written notice (the "Agent's Notice") delivered to Mortgagee within five (5) business days of Mortgagee's delivery to Agent of the Termination Notice, the Collateral may remain upon the Premises for a period not to exceed one hundred and twenty
(120) days following Mortgagee's delivery to Agent of the Termination Notice (the "Carry-Over Period") provided, that Agent: (a) complies with all of the obligations imposed upon Agent in Section 3 above and (b) Agent pays such amounts, on a monthly basis, that would otherwise be due and payable under the terms of the Mortgage had the Mortgage remained in full force and effect. The first month's mortgage payment shall be due from Agent simultaneously with Agent's delivery of the Agent's Notice, and on the first day of each successive month during the Carry Over Period. Mortgagee's agreement to "standstill" during the Carry-Over Period shall only restrict Mortgagee's remedies with respect to the Collateral; Mortgagee's right to exercise all available remedies against National Steel under the Mortgage shall in no way be restricted or impeded by this Consent.

          6. Mortgagee's Rights After Delivery of Termination Notice. If
             -------------------------------------------------------
Mortgagee delivers a Termination Notice, (a) but Agent fails to either timely deliver the Agent's Notice or make the payments attributable to the Carry-Over Period; or (b) Agent timely delivers Agent's Notice and makes the payments attributable to the Carry-Over Period, but Agent then fails to remove the Collateral prior to the expiration of the Carry Over Period, then, in either event, Mortgagee shall thereafter be entitled, on an immediate basis, in addition to any remedies which Mortgagee may have exercised against National Steel already, to exercise any and all rights available to Mortgagee with respect to the Collateral, whether at law or in equity (including, but not limited to, the right to remove National Steel's possessions and Collateral from the Premises).

          7. This Consent shall remain in full force and effect until all obligations of National Steel to Agent and the Lenders have been paid and satisfied in full and Agent and the Lenders have terminated their financing agreements with National Steel pursuant to the DIP Credit Agreement or upon the expiration or earlier termination of the Mortgage (plus any applicable Carry-Over Period), whichever comes first.

          8. The provisions of this Consent may only be modified or terminated in a writing signed by all parties hereto, and shall be binding upon the successors and assigns of the Mortgagee, and upon any successor owner or transferee of the Premises and shall inure to the benefit of the Agent and its successors and assigns.

          9. All notices and other communications hereunder shall be in writing and deemed to be delivered (i) if by means of the United States Postal Service (certified or registered) on the third business day following delivery thereof to a United States Postal Service office or official depositary; (ii) if by commercial overnight delivery service, on the next business day following delivery to such service; (iii) if by telefacsimile transmission (confirmed by first class mail), on the date received at the telefacsimile machine of the recipient; and (iv) if by hand delivery (during regular business hours), on the date delivered. All notices shall be in writing and shall be mailed by first class registered or certified mail, postage prepaid, as follows:

If to Agent:
                                                Citicorp USA, Inc.
                                                388 Greenwich Street, 19th floor
                                                New York, New York 10013
                                                Attn: Keith R Karako
                                                Telecopy no.: (212) 816-2613

                                                with a copy to:

                                                Weil, Gotshal & Manges LLP
                                                767 Fifth Avenue
                                                New York, New York 10 153
                                                Attention: Ronald F. Daitz, Esq.
                                                Telecopy no.: (212) 310-8007

If to Mortgagee:
                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                                with a copy to:

                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

          10. This document shall in all respects be governed by and construed in accordance with the laws of the State in which the Premises are located.

          IN WITNESS WHEREOF, Mortgagee has executed this Consent on the date first above written.

                                                MORTGAGEE:
                                                ---------

                                                [_____________], a [__________]
                                                corporation


                                                By:
                                                   -----------------------------

                                                Title:
                                                       -------------------------

                                                                [OR]

                                                [LIMITED PARTNERSHIP]


                                                By:
                                                   -----------------------------

                                                Its: General Partner


                                                By:
                                                   -----------------------------

                                                Title:
                                                       -------------------------
                                                [OR]
                                                [INDIVIDUAL]

                                                Mortgagee:
                                                          ----------------------

                                                MORTGAGOR:
                                                ----------

                                                NATIONAL STEEL CORPORATION, a
                                                Delaware corporation


                                                By:
                                                   -----------------------------

                           National Steel Corporation
                           Borrowing Base Certificate
                             As of            , 2002
                                   -----------
                                    ($000's)

--------------------------------------------------------------------------------

                                                     Eligible              Eligibility
                                 Book   Ineligible   Inventory   ROA (%)    Reserves     Availability
                                 ----   ----------   ---------   -------   -----------   ------------
RAW MATERIAL
------------
Coal                             $      $            $                  %  $             $
Coke
Ferroalloys & additives
Flux
NSPC Pellets
Ore & Pellets
Other
Pig Iron
Scrap
Tin
Zinc
                                 ----   ----------   ---------   -------   -----------   ------------
         Total Raw Materials     $       $           $                  %  $             $
                                 ----   ----------   ---------   -------   -----------   ------------
WORK IN PROCESS
---------------
Mill
----
Slabs                            $      $            $                  %  $             $
Hot Rolled
Cold Rolled
Coated
Tin Mill
Secondary

OP&W
----
Hot Rolled
Cold Rolled
Coated
                                 ----   ----------   ---------   -------   -----------   ------------
         Total Work-in-Process   $      $            $                  %  $             $
                                 ----   ----------   ---------   -------   -----------   ------------
Finished Goods
--------------
Mill
----
Hot Rolled                       $      $            $                  %  $             $
Cold Rolled
Coated
Tin Mill
Secondary
OP&W
----
Hot Rolled
Cold Rolled
Coated
Tin Mill
Consigned
                                 ----   ----------   ---------   -------   -----------   ------------
         Total Finished Goods    $      $            $                  %  $             $
                                 ----   ----------   ---------   -------   -----------   ------------
Stores
Rolls
                                 ----   ----------   ---------   -------   -----------   ------------
         Total Stores            $      $            $                  %  $             $
                                 ----   ----------   ---------   -------   -----------   ------------
                                 ----   ----------   ---------   -------   -----------   ------------
TOTAL INVENTORY                  $      $            $                  %  $             $
                                 ----   ----------   ---------   -------   -----------   ------------

                                 National Steel
                                A/R Availability
                               As of       , 2002
                                     -----
--------------------------------------------------------------------------------
($ in thousands)

                                                                    Total
                                                                    -----
Gross Accounts Receivable                                           $
   Less: Reserved (Bankrupt Accounts)
   Less: Miscellaneous
   Less: Intercompany
   Less: Foreign
                                                                    -----
Net Accounts Receivable                                             $

Ineligible A/R:
   Over 60 Days Past Due
   Cross-Aged
   LTV Post-Petition A/R ()
   Accrued Volume Rebate Reserve
   Estimated A/R of Assigned Sales Without Written Agreements (1)
   A/P A/R set-off at 125%
                                                                    -----
   Total Ineligible

Net Eligible A/R Pool                                               $

Advance Rate                                                             %
                                                                    -----

A/R Availability                                                    $
                                                                    =====

Effective Advance Rate on Total A/R                                      %
                                                                    =====

Effective Advance Rate on Net A/R                                        %
                                                                    =====

                                                                   March 7, 2002

To Each Addressee
  Listed on Schedule I hereto
            ----------

               Re: National Steel Corporation
                   --------------------------

Ladies and Gentlemen:

               We have acted as special counsel to National Steel Corporation, a Delaware corporation and a debtor in possession (the "Borrower"), in a pending
                                                      --------
case in the United States Bankruptcy Court for the Northern District of Illinois (Eastern Division) (the "Bankruptcy Court") under Chapter 11 of the United
                         ----------------
States Bankruptcy Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code"), and
                                                          ---------------
each of the other entities listed on Schedule II, each of which is a direct or
                                     -----------
indirect domestic subsidiary of the Borrower (collectively, the "Guarantors"
                                                                 ----------
and, together with the Borrower, the "Opinion Parties") and each of which is a
                                      ---------------
debtor and debtor in possession in a pending case in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code (each, individually, a "Case" and,
                                                          ----
collectively, with the Chapter 11 case of the Borrower, the "Cases"), in
                                                             -----
connection with the preparation, execution and delivery of the Secured Super Priority Debtor in Possession Credit Agreement, dated as of March 6, 2002 (the "Credit Agreement"), among the Borrower, the Guarantors, Citicorp USA, Inc., as
 ----------------
Administrative Agent, the lenders party thereto, Fleet Capital Corporation and The CIT Group/Business Credit, Inc., as Documentation Agents, Heller Financial, Inc. and GMAC Business Credit, LLC, as Syndication Agents, The Fuji Bank, Limited, as Co-Arranger and Salomon Smith Barney, Inc., as Sole Book Manager and Sole Lead Arranger, and certain other agreements, instruments and documents related to the Credit Agreement. This opinion is being delivered pursuant to
Section 3.1(b)(iii) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Credit Agreement.

To Each Addressee
  Listed on Schedule I hereto
March 7, 2002
Page 2

               In our examination we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Opinion Parties and their respective officers and other representatives and of public officials, including the facts and conclusions set forth therein.

               In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

               (a) the Credit Agreement;

               (b) the Interim Order, dated March 7, 2002 (the "Interim Order"),
                                                                -------------
a copy of which is attached hereto as Exhibit A;
                                      ---------

               (c) the certificate of Ronald J. Werhnyak, Vice President, General Counsel and Secretary of the Borrower, dated the date hereof, a copy of which is attached as Exhibit B hereto;
                     ---------

               (d) certified copies of the Certificate of Incorporation and By-laws of each of the Delaware Opinion Companies;

               (e) copies of the Articles of Incorporation and By-laws of each of the Illinois Opinion Companies;

               (f) copies of the Certificate of Incorporation and By-laws of each of the New York Opinion Companies;

               (g) a copy of certain resolutions of the Board of Directors of each of the Delaware Opinion Companies adopted on March 5, 2002;

To Each Addressee
  Listed on Schedule I hereto
March 7, 2002
Page 3

               (h) a copy of certain resolutions of the Board of Directors of each of the Illinois Opinion Companies adopted on March 5, 2002;

               (i) a copy of certain resolutions of the Board of Directors of each of the New York Opinion Companies adopted on March 5, 2002;

               (j) certificates, dated February 21, 2002, from the Secretary of State of the State of Delaware as to each Delaware Opinion Company's existence and good standing in the State of Delaware;

               (k) certificates, dated February 20, 2002, from the Secretary of State of the State of Illinois as to each Illinois Opinion Company's good standing as a domestic corporation in the State of Illinois;

               (l) certificates, dated February 20, 2002, from the Special Deputy Secretary of State of the State of New York as to each New York Opinion Company being a subsisting corporation in the State of New York and certificates of tax title search issued by the Secretary of State of the State of New York on February 27, 2002 for each New York Opinion Company; and

               (m) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

               We express no opinion as to the laws of any jurisdiction other than (i) the Applicable Laws of the State of New York, (ii) the Applicable Laws of the United States of America (including, without limitation, Regulations U and X of the Federal Reserve Board), (iii) the General Corporation Law of the State of Delaware and (iv) the Illinois Business Corporation Act. We have relied, with your consent, as to matters of New York law on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP dated the date hereof and addressed to us.

               "Applicable Laws" shall mean those laws, rules and regulations
                ---------------
which, in our experience, are normally applicable to transactions of the type contemplated by the Credit Agreement, without our having made any special investigation as to the

To Each Addressee
  Listed on Schedule I hereto
March 7, 2002
Page 4

applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws. "Governmental Approval" means any consent, approval, license,
       ---------------------
authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to the Applicable Laws of the State of New York or the Applicable Laws of the United States of America. "Delaware Opinion
                                                         ----------------
Company" means each corporation listed on Schedule III hereto, and such
-------                                   ------------
corporations are collectively the "Delaware Opinion Companies". "Illinois
                                   --------------------------    --------
Opinion Company" means each corporation listed on Schedule IV hereto, and such
---------------                                   -----------
corporations are collectively the "Illinois Opinion Companies". "New York
                                   --------------------------    --------
Opinion Company" means each corporation listed on Schedule V hereto, and such
---------------                                   ----------
corporations are collectively the "New York Opinion Companies".
                                   --------------------------

               Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

               1. Based solely upon our review of the certificates referred to in item (j) above, each of the Delaware Opinion Companies is validly existing and in good standing under the Applicable Laws of the State of Delaware.

               2. Based solely upon our review of the certificates referred to in item (k) above, each of the Illinois Opinion Companies is in good standing as a domestic corporation in the State of Illinois under the Applicable Laws of the State of Illinois.

               3. Based solely upon our review of the certificates referred to in item (l) above, each of the New York Opinion Companies is a subsisting corporation in the State of New York under the Applicable Laws of the State of New York.

               4. Each of the Delaware Opinion Companies has the corporate power and authority to execute, deliver and perform all of its obligations under the Credit Agreement under the Applicable Laws of the State of Delaware. The execution and delivery of the Credit Agreement and the consummation by the each of the Delaware Opinion Companies of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of each of the Delaware Opinion

To Each Addressee
  Listed on Schedule I hereto
March 7, 2002
Page 5

Companies under the Applicable Laws of the State of Delaware. The Credit Agreement has been duly executed and delivered by each of the Delaware Opinion Companies.

               5. Each of the Illinois Opinion Companies has the corporate power and authority to execute, deliver and perform all of its obligations under the Credit Agreement under the Applicable Laws of the State of Illinois. The execution and delivery of the Credit Agreement and the consummation by the each of the Illinois Opinion Companies of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of each of the Illinois Opinion Companies under the Applicable Laws of the State of Illinois. The Credit Agreement has been duly executed and delivered by each of the Illinois Opinion Companies.

               6. Each of the New York Opinion Companies has the corporate power and authority to execute, deliver and perform all of its obligations under the Credit Agreement under the Applicable Laws of the State of New York. The execution and delivery of the Credit Agreement and the consummation by the each of the New York Opinion Companies of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of each of the New York Opinion Companies under the Applicable Laws of the State of New York. The Credit Agreement has been duly executed and delivered by each of the New York Opinion Companies.

               7. The execution and delivery of the Credit Agreement by each of the Delaware Opinion Companies, the Illinois Opinion Companies and the New York Opinion Companies and the performance by each such Person of its obligations under the Credit Agreement in accordance with its terms, do not conflict with the Certificate of Incorporation or Articles of Incorporation (as applicable) or By-laws of such Person.

               8. Subject to entry of the Bankruptcy Orders and the terms thereof, the Credit Agreement constitutes the valid and binding obligation of each Opinion Party enforceable against such Opinion Party in accordance with its terms under the Applicable Laws of the State of New York.

To Each Addressee
  Listed on Schedule I hereto
March 7, 2002
Page 6

               9. The Borrower is not and, solely after giving effect to the Credit Agreement and the application of the proceeds thereof, will not be subject to registration and regulation as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               10. Neither the execution, delivery or performance by the Borrower of the Credit Agreement nor the compliance by the Borrower with the terms and provisions thereof will violate any provision of the Public Utility Holding Company Act of 1935, as amended.

               11. Neither the execution, delivery or performance by each Opinion Party of the Credit Agreement nor the compliance by such Opinion Party with the terms and provisions thereof will contravene any provision of any Applicable Law of the State of New York or any Applicable Law of the United States of America.

               12. Other than the entry by the Bankruptcy Court of the Bankruptcy Orders, no Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Credit Agreement by the Opinion Parties or the enforceability of the Credit Agreement against the Opinion Parties.

               13. The Interim Order was entered on the docket of the Clerk of the Bankruptcy Court for the Cases (the "Docket") on March 7, 2002 (the "Effective Time"). Based solely upon our review of the Docket as it existed as of 3:33 p.m. Central time on March 7, 2002, (x) the Interim Order was at such time in full force and effect and (y) no order amending, staying, vacating or rescinding the Interim Order has been entered on the Docket. In connection with the foregoing, please note that there may be a delay between the time when papers are filed with the Bankruptcy Court and the time when such papers entered on the Docket. To our knowledge, as of the Effective Time, no order amending, staying, vacating or rescinding the Interim Order has been entered by the Bankruptcy Court.

To Each Addressee
  Listed on Schedule I hereto
March 7, 2002
Page 7

               Our opinions are subject to the following assumptions and qualifications:

               (a) enforcement of the Credit Agreement is subject to and may be limited by the Bankruptcy Court's general powers (including its powers as a court of equity), applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

               (b) we have assumed that the Credit Agreement constitutes the valid and binding obligation of each party to the Credit Agreement (other than the Opinion Parties) enforceable against such other party in accordance with its terms;

               (c) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party (other than the Opinion Parties to the extent expressly set forth herein) to the Credit Agreement with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or the nature of the business of any party (other than the Opinion Parties to the extent expressly set forth herein) to the Credit Agreement;

               (d) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Credit Agreement which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

               (e) we express no opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Credit Agreement or any transactions contemplated thereby;

               (f) we express no opinion on the enforceability of any provision in the Credit Agreement purporting to prohibit, restrict or condition the assignment of the Credit Agreement to the extent such restriction on assignability is governed by sections 9-406 through 9-409 of the Uniform Commercial Code;

To Each Addressee
  Listed on Schedule I hereto
March 7, 2002
Page 8

               (g) in the case of the Guaranty contained in the Credit Agreement, certain of the remedial provisions, including waivers, with respect to such Guaranty are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Guaranty, taken as a whole;

               (h) we express no opinion with respect to Section 2.4 of the Credit Agreement to the extent it excuses the issuer of a letter of credit from liability to the extent such provision is unenforceable pursuant to Section 5-103 of the Uniform Commercial Code;

               (i) our opinion with respect to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Agreements is rendered in reliance upon the Act of July 19, 1984, ch. 421, 1984 McKinney's Sess. Laws of N.Y. 1406 (codified at N.Y. Gen. Oblig. Lawss.ss.5-1401, 5-1402 (McKinney 1989) and N.Y. CPLR 327(b) (McKinney 1990))
(the "Act") and is subject to the qualifications that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought;

               (j) certain of the remedial provisions with respect to the security including waivers with respect to the exercise of remedies against the collateral contained in Article 11 of the Credit Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of Article 11 of the Credit Agreement, taken as a whole;

               (k) we express no opinion with respect to the validity, perfection or priority of any security interest;

               (l) we express no opinion with respect to any provision of the Credit Agreement to the extent it authorizes or permits any purchaser of a participation interest to set off or apply any deposit, property or indebtedness with respect to any participation interest;

To Each Addressee
  Listed on Schedule I hereto
March 7, 2002
Page 9

               (m) the enforceability of the Credit Agreement may be limited to the extent any term or provision of the Credit Agreement conflicts or is found to conflict with any term or provision of any Bankruptcy Order or any other order of the Bankruptcy Court;

               (n) we express no opinion as to the enforceability of any provision of the Credit Agreement to the extent it purports to waive any objection a person may have that a suit, action or proceeding has been brought in an inconvenient forum;

               (o) we call to your attention that the execution, delivery and performance by the Opinion Parties of the Credit Agreement and the consummation by the Opinion Parties of the transactions contemplated thereby (including, without limitation, the grant by the Opinion Parties pursuant thereto of security interests and other liens in respect of their assets) may violate or constitute defaults under other agreements and instruments to which the Opinion Parties or their property is subject, and, in giving our opinions herein, we are relying upon the effectiveness of the Interim Order;

               (p) we have assumed that each interested party, to the extent entitled thereto, has received or will receive due, sufficient and adequate notice of the Interim Order and the Bankruptcy Court's hearing on the Interim Order (the "Hearing");

               (q) we express no opinion herein on the substantive effect of the Interim Order or the provisions thereof;

               (r) we have assumed that the evidence in the record at the Hearing was adequate to support the relief requested in the Motion (as defined in the Interim Order) and the entry of the Interim Order;

               (s) in rendering our opinions herein, we have relied on the terms of the Interim Order as in effect at the time entered, and we express no opinion as to whether the Interim Order may be subject to subsequent alteration or revocation by the Bankruptcy Court or another court of competent jurisdiction or the effects of any such alteration or revocation on the transactions contemplated by the Credit Agreement;

To Each Addressee
  Listed on Schedule I hereto
March 7, 2002
Page 10

               (t) we have assumed that each party to the Credit Agreement has acted in good faith in the execution, delivery and performance of the Credit Agreement and the transactions contemplated thereby; and

               (u) we express no opinion with respect to any provision of the Credit Agreement to the extent that any such provision establishes a standard of care for collateral in the possession or control of the Collateral Agent to the extent such standard of care is unenforceable under Sections 1-102 and 9-207 of the Uniform Commercial Code.

               In rendering the foregoing opinions, we have assumed, with your consent, that:

               (a) except to the extent we express our opinion with respect to a Delaware Opinion Company in paragraph 1 herein, an Illinois Opinion Company in paragraph 2 herein and a New York Opinion Company in paragraph 3 herein, each Opinion Party is validly existing and in good standing as a corporation, limited liability company or limited partnership, as the case may be, under the laws of the jurisdiction of its formation;

               (b) except to the extent we express our opinion with respect to a Delaware Opinion Company in paragraph 4 herein, an Illinois Opinion Company in paragraph 5 herein and a New York Opinion Company in paragraph 6 herein, each Opinion Party has the power and authority to execute, deliver and perform all of its obligations under the Credit Agreement and the execution and delivery by each Opinion Party of the Credit Agreement and the consummation by such Opinion Party of the transactions contemplated thereby have been duly authorized by all requisite action on the part of the such Opinion Party, and the Credit Agreement has been duly authorized, executed and delivered by such Opinion Party;

               (c) except to the extent we express our opinion in paragraph 7 herein with respect to a Delaware Opinion Company, an Illinois Opinion Company and a New York Opinion Company, the execution and delivery of the Credit Agreement by each

To Each Addressee
  Listed on Schedule I hereto
March 7, 2002
Page 11

Opinion Party and the performance of any obligations of the Opinion Parties thereunder does not and will not conflict with, contravene, violate or constitute a default under (i) the Certificate or Articles of Incorporation or the By-laws of any Opinion Party which is a corporation, the Certificate or Articles of Formation or limited liability company or operating agreement of any Opinion Party which is a limited liability company or the Certificate or Articles of Limited Partnership or partnership agreement of any Opinion Party which is a limited partnership, (ii) any lease, indenture, instrument or other agreement entered into after commencement of the Cases to which any Opinion Party or any Opinion Party's property is subject, (iii) any rule, law or regulation to which any Opinion Party is subject (other than Applicable Laws of the State of New York and Applicable Laws of the United States of America as to which we express our opinion in paragraph 11 herein) or (iv) any judicial or administrative order or decree of any governmental authority; and

               (d) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 12 herein) is required to authorize or is required in connection with the execution, delivery or performance by the Opinion Parties of the Credit Agreement or the transactions contemplated thereby.

               This opinion is being furnished only to you in connection with the Credit Agreement and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without our prior written consent.

                                                     Very truly yours,

                                                                     Schedule II

                                   Guarantors
                                   ----------

American Steel Corporation
D. W. Pipeline Company
Granite City Steel Company
Granite Intake Corp.
Great Lakes Steel Corporation
The Hanna Furnace Corporation
Hanna Ore Mining Company
Ingleside Channel & Dock Co.
Ingleside Point Corporation
Ingleside Holdings, L. P.
Liberty Pipe and Tube, Inc.
Mid-Coast Minerals Corporation
Midwest Steel Corporation
NS Holdings Corporation
NSC Realty Corporation
NS Land Company
NS Technologies, Inc.
NSL, Inc.
Natcoal, Inc.
National Acquisition Corporation
National Caster Acquisition Corporation
National Caster Operating Corporation
National Casting Corporation
National Coal Mining Company
National Coating Limited Corporation
National Coating Line Corporation
National Materials Procurement Corporation
National Mines Corporation
National Ontario Corporation
National Ontario II, Limited
National Pickle Line Corporation
National Steel Corporation (New York)

National Steel Funding Corporation
National Steel Pellet Company
Natland Corporation
Peter White Coal Mining Corp.
ProCoil Corporation
Puritan Mining Company
Rostraver Corporation
Skar-Ore Steamship Corporation
The Teal Lake Iron Mining Company

                                                                    Schedule III

                           Delaware Opinion Companies
                           --------------------------

National Steel Corporation, a Delaware corporation
Granite Intake Corp, a Delaware corporation
Great Lakes Steel Corporation, a Delaware corporation
Mid-Coast Minerals Corporation, a Delaware corporation
Natcoal, Inc., a Delaware corporation
National Acquisition Corporation, a Delaware corporation National Caster Acquisition Corporation, a Delaware corporation National Caster Operating Corporation, a Delaware corporation National Casting Corporation, a Delaware corporation
National Coal Mining Company, a Delaware corporation
National Coating Limited Corporation, a Delaware corporation National Coating Line Corporation, a Delaware corporation National Ontario Corporation, a Delaware corporation
National Ontario II, Limited, a Delaware corporation
National Pickle Line Corporation, a Delaware corporation National Steel Funding Corporation, a Delaware corporation National Steel Pellet Company, a Delaware corporation
Natland Corporation, a Delaware corporation
NS Holdings Corporation, a Delaware corporation
NSC Realty Corporation, a Delaware corporation
NS Technologies, Inc., a Delaware corporation
NSL, Inc., a Delaware corporation
ProCoil Corporation, a Delaware corporation
Rostraver Corporation, a Delaware corporation
Skar-Ore Steamship Corporation, a Delaware corporation

                                                                     Schedule IV

                           Illinois Opinion Companies
                           --------------------------

Granite City Steel Company, an Illinois corporation
National Materials Procurement Corporation, an Illinois corporation

                                                                      Schedule V

                           New York Opinion Companies
                           --------------------------

The Hanna Furnace Corporation, a New York corporation
National Steel Corporation (New York), a New York corporation

Exhibit A

Interim Order
-------------

See attached.

                                        Certificate to SASM&F (Illinois) Opinion

                                                                       Exhibit B

                              Officer's Certificate
                              ---------------------

          The undersigned, Ronald J. Werhnyak, is the Vice President, General Counsel and Secretary of National Steel Corporation, a Delaware corporation (the "Borrower"), and understands that pursuant to the Credit Agreement (as defined
 --------
in the Opinion referred to below), each of Skadden, Arps, Slate, Meagher & Flom (Illinois) ("SASM&F Illinois") and Skadden, Arps, Slate, Meagher & Flom LLP
             ---------------
("SASM&F LLP"; SASM&F Illinois and SASM&F LLP are collectively, "SASM&F") is
  ----------                                                     ------
rendering an opinion dated the date hereof (the "Opinion") in connection with
                                                 -------
the Credit Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Opinion. The undersigned further understands that SASM&F is relying on this certificate and the statements made herein in rendering such Opinion.

          With regard to the foregoing, on behalf of the Company, the undersigned certifies that:

          1. I am familiar with the business of the Borrower and its subsidiaries, and due inquiry has been made of all persons deemed necessary or appropriate to verify or confirm the statements contained herein.

          2. SASM&F may rely on the respective representations and warranties that the Opinion Parties have made in the Credit Agreement and each of the certificates delivered pursuant thereto. I have made a careful review of each of such representations and warranties and hereby confirm, to the best of my knowledge and belief, that such representations and warranties are true, correct and complete on and as of the date of this certificate.

          3. Less than twenty-five percent (25%) of the assets of the Borrower and its subsidiaries on a consolidated basis and on an unconsolidated basis consist of Margin Stock.

          4. The Borrower is primarily engaged directly, or indirectly through Majority-Owned Subsidiaries, in the steel production business; and the Borrower
(i) is not and does not hold itself out as being engaged primarily, nor does it propose to engage primarily, in the business of investing, reinvesting or trading in Securities, (ii) has not and is not engaged in, and does not propose to engage in, the business of issuing

                                        Certificate to SASM&F (Illinois) Opinion

Face-Amount Certificates of the Installment Type and has no such certificate outstanding and (iii) does not own or propose to acquire Investment Securities having a Value exceeding forty percent (40%) of the Value of the total assets of the Borrower (exclusive of Government Securities and cash items) on an unconsolidated basis.

          5. The Borrower does not own or operate facilities used for the generation, transmission, or distribution of electric energy for sale ("Electric
                                                                        --------
Utility Facilities").
------------------

          6. The Borrower does not own or operate facilities used for the distribution of natural or manufactured gas for heat, light, or power ("Gas
                                                                        ---
Utility Facilities").
------------------

          7. Neither the Borrower nor any of its subsidiaries, directly or indirectly, or through one or more intermediary Companies, owns, controls, or holds with power to vote (a) ten percent (10%) or more of the outstanding Voting Securities of any Company that owns or operates any Electric Utility Facilities or Gas Utility Facilities, or (b) any other interest, directly or indirectly, or through one or more intermediary entities, in (i) any Company that owns or operates any Electric Utility Facilities or Gas Utility Facilities, or (ii) any of the foregoing types of entities that have received notice of the sort described in paragraph 10 below.
             ------------

          8. Neither the Borrower nor any of its subsidiaries has received notice that the Securities and Exchange Commission has determined, or may determine, that the Borrower or any of its subsidiaries exercises a controlling influence over the management or direction of the policies of a gas utility company or an electric utility company as to make it subject to the obligations, duties and liabilities imposed on holding companies by the Public Utility Holding Company Act of 1935, as amended ("PUHCA").
                                          -----

          9. To the best of my knowledge, no Company that has registered with the Securities and Exchange Commission as a public utility holding company under PUHCA owns, directly or indirectly, through one or more intermediary entities, ten percent (10%) or more of the outstanding Voting Securities (as defined below) of the Borrower.

          10. As used in paragraph 3 of this certificate, the following term shall have the following meaning:

                                        Certificate to SASM&F (Illinois) Opinion

          "Margin Stock" means: (i) any equity security registered or having
           ------------
unlisted trading privileges on a national securities exchange; (ii) any OTC security designated as qualified for trading in the National Market System under a designation plan approved by the Securities and Exchange Commission; (iii) any debt security convertible into a margin stock or carrying a warrant or right to subscribe to or purchase a margin stock; (iv) any warrant or right to subscribe to or purchase a margin stock; or (v) any security issued by an investment company registered under Section 8 of the Investment Company Act of 1940.

          11. As used in paragraphs 4 and 11 of this certificate, the following terms shall have the following meanings:

          "Control" means the power to exercise a controlling influence over the
           -------
management or policies of a company, unless such power is solely the result of an official position with such company.

          "Exempt Fund" means a company that is excluded from treatment as an
           -----------
investment company solely by section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940 (applicable to certain privately offered investment funds).

          "Face-Amount Certificate of the Installment Type" means any
           -----------------------------------------------
certificate, investment contract, or other Security that represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than 24 months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount.

          "Government Securities" means all Securities issued or guaranteed as
           ---------------------
to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

          "Investment Securities" includes all Securities except (A) Government
           ---------------------
Securities, (B) Securities issued by companies the only shareholders in which are employees and former employees of a company and its subsidiaries, members of the families of such persons and the company and its subsidiaries and (C) Securities issued by Majority-Owned Subsidiaries of the Borrower which are not engaged and do not propose to be engaged in activities within the scope of clause (i), (ii) or (iii) of paragraph

                                        Certificate to SASM&F (Illinois) Opinion

6 of this Certificate or which are exempted or excepted from treatment as an investment company by statute, rule or governmental order (other than Exempt Funds).

          "Majority-Owned Subsidiary" of a person means a company fifty percent
           -------------------------
(50%) or more of the outstanding Voting Securities of which are owned by such person, or by a company which, within the meaning of this paragraph, is a Majority-Owned Subsidiary of such person.

          "Security" means any note, stock, treasury stock, bond, debenture,
           --------
evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

          "Value" means (i) with respect to Securities owned at the end of the
           -----
last preceding fiscal quarter for which market quotations are readily available, the market value at the end of such quarter; (ii) with respect to other Securities and assets owned at the end of the last preceding fiscal quarter, fair value at the end of such quarter, as determined in good faith by or under the direction of the board of directors; and (iii) with respect to securities and other assets acquired after the end of the last preceding fiscal quarter, the cost thereof.

          "Voting Security" means any security presently entitling the owner or
           ---------------
holder thereof to vote for the election of directors of a company (or its equivalent, e.g., general partner or manager of a limited liability company).

          12. As used in paragraphs 7, 9 and 12 of this certificate, the following terms shall have the following meanings:

                                        Certificate to SASM&F (Illinois) Opinion

          "Company" means a corporation, limited liability company, partnership,
           -------
association, joint-stock company, joint venture, trust, or any receiver, trustee, or other liquidating agent of any of the foregoing in its capacity as such.

          "Security" or "Securities" means any note, draft, stock, treasury
           --------      ----------
stock, bond, debenture, limited liability company interest, certificate of interest or participation in any profit-sharing agreement or in any oil, gas, other mineral royalty or lease, any collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, receiver's or trustee's certificate, or, in general, any instrument commonly known as a "security"; or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, assumption of liability on, or warrant or right to subscribe to or purchase, any of the foregoing.

          "Voting Security" or "Voting Securities" means any Security presently
           ---------------      -----------------
entitling the owner or holder thereof to vote in the direction or management of the affairs of a Company, or any Security issued under or pursuant to any trust, agreement, or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such Security are presently entitled to vote in the direction or management of the affairs of a Company; and a specified per centum of the outstanding Voting Securities of a Company means such amount of the outstanding Voting Securities of such Company as entitles the holder or holders thereof to cast said specified per centum of the aggregate votes which the holders of all the outstanding Voting Securities of such Company are entitled to cast in the direction or management of the affairs of such Company.

                            [signature page follows]

                                        Certificate to SASM&F (Illinois) Opinion

          IN WITNESS WHEREOF, the undersigned has executed this certificate this day of March, 2002.
---


                                          --------------------------------------
                                          Name:  Ronald J. Werhnyak
                                          Title: Vice President, General Counsel
                                                 and Secretary of National Steel
                                                 Corporation

                                                 March 7, 2002

Skadden, Arps, Slate, Meagher
 & Flom (Illinois)
333 West Wacker Drive
Chicago, Illinois 60606

          Re: National Steel Corporation
              --------------------------

Ladies and Gentlemen:

          You have requested our opinion as to matters of New York law in connection with your representation of National Steel Corporation, a Delaware corporation and a debtor in possession (the "Borrower"), in a pending case in
                                             --------
the United States Bankruptcy Court for the Northern District of Illinois (Eastern Division) (the "Bankruptcy Court") under Chapter 11 of the United
                         ----------------
States Bankruptcy Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code"), and
                                                          ---------------
each of the other entities listed on Schedule II, each of which is a direct or
                                     -----------
indirect domestic subsidiary of the Borrower (collectively, the "Guarantors"
                                                                 ----------
and, together with the Borrower, the "Opinion Parties") and each of which is a
                                      ---------------
debtor and debtor in possession in a pending case in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code (each, individually, a "Case" and,
                                                          ----
collectively, with the Chapter 11 case of the Borrower, the "Cases"), in
                                                             -----
connection with the preparation, execution and delivery of the Secured Super Priority Debtor in Possession Credit Agreement, dated as of March 6, 2002 (the "Credit Agreement"), among the Borrower, the Guarantors, Citicorp USA, Inc., as
 ----------------
Administrative Agent, the lenders party thereto, Fleet Capital Corporation and The CIT Group/Business Credit, Inc., as Documentation Agents, Heller Financial, Inc. and GMAC Business Credit, LLC, as Syndication Agents, The Fuji Bank, Limited, as Co-Arranger and Salomon Smith Barney, Inc., as Sole Book Manager and Sole Lead Arranger, and certain other agreements, instruments and documents related to the Credit Agreement. This opinion is being delivered to you in connection with the delivery by you of an opinion (the "Illinois Opinion")
                                                        ----------------
addressed to the addressees set forth on Schedule 1 hereto delivered

Skadden, Arps, Slate, Meagher
 & Flom (Illinois)
March 7,2002
Page 2

pursuant to Section 3.1(b)(iii) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Credit Agreement.

          In our discussions with you we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion, we have relied on information furnished to us by you.

          In rendering the opinions set forth herein, we have relied upon your examination of originals or copies of the following and discussions with you with respect thereto:

          (a) the Credit Agreement;

          (b) the Interim Order, dated March 7, 2002 (the "Interim Order"), a
                                                           -------------
copy of which is attached as Exhibit A to the Illinois Opinion;
                             ---------

          (c) the certificate of Ronald J. Werhnyak, Vice President, General Counsel and Secretary of the Borrower, dated the date hereof, a copy of which is attached as Exhibit B to the Illinois Opinion;
            ---------

          (d) copies of the Certificate of Incorporation and By-laws of each of the New York Opinion Companies;

          (e) a copy of certain resolutions of the Board of Directors of each of the New York Opinion Companies adopted on March 5, 2002;

          (f) certificates, dated February 20, 2002, from the Special Deputy Secretary of State of the State of New York as to each New York Opinion Company being a subsisting corporation in the State of New York and certificates of tax title

Skadden, Arps, Slate, Meagher
 & Flom (Illinois)
March 7,2002
Page 3

search issued by the Secretary of State of the State of New York on February 27, 2002 for each New York Opinion Company; and

          (g) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          We express no opinion as to the laws of any jurisdiction other than the Applicable Laws of the State of New York.

          "Applicable Laws" shall mean those laws, rules and regulations which,
           ---------------
in our experience, are normally applicable to transactions of the type contemplated by the Credit Agreement, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws. "Governmental Approval" means any consent,
                              ---------------------
approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to the Applicable Laws of the State of New York. "New York Opinion Company" means each corporation listed
                        ------------------------
on Schedule III hereto, and such corporations are collectively the "New York
   ------------                                                     --------
Opinion Companies".
-----------------

          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          1. Based solely upon our review of the certificates referred to in item (f) above, each of the New York Opinion Companies is a subsisting corporation in the State of New York under the Applicable Laws of the State of New York.

          2. Each of the New York Opinion Companies has the corporate power and authority to execute, deliver and perform all of its obligations under the Credit Agreement under the Applicable Laws of the State of New York. The execution and delivery of the Credit Agreement and the consummation by the each of the New York Opinion Companies of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of each of the New York Opinion Companies under the Applicable Laws of the State of New York. The Credit

Skadden, Arps, Slate, Meagher
 & Flom (Illinois)
March 7,2002
Page 4

Agreement has been duly executed and delivered by each of the New York Opinion Companies.

          3. The execution and delivery of the Credit Agreement by each of the New York Opinion Companies and the performance by each such Person of its obligations under the Credit Agreement in accordance with its terms, do not conflict with the Certificate of Incorporation or By-laws of such Person.

          4. Subject to entry of the Bankruptcy Orders and the terms thereof, the Credit Agreement constitutes the valid and binding obligation of each Opinion Party enforceable against such Opinion Party in accordance with its terms under the Applicable Laws of the State of New York.

          5. Neither the execution, delivery or performance by each Opinion Party of the Credit Agreement nor the compliance by such Opinion Party with the terms and provisions thereof will contravene any provision of any Applicable Law of the State of New York.

          6. Other than the entry by the Bankruptcy Court of the Bankruptcy Orders, no Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Credit Agreement by the Opinion Parties or the enforceability of the Credit Agreement against the Opinion Parties.

          Our opinions are subject to the following assumptions and qualifications:

          (a) enforcement of the Credit Agreement is subject to and may be limited by the Bankruptcy Court's general powers (including its powers as a court of equity), applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

Skadden, Arps, Slate, Meagher
 & Flom (Illinois)
March 7,2002
Page 5

          (b) we have assumed that the Credit Agreement constitutes the valid and binding obligation of each party to the Credit Agreement (other than the Opinion Parties) enforceable against such other party in accordance with its terms;

          (c) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party (other than the Opinion Parties to the extent expressly set forth herein) to the Credit Agreement with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or the nature of the business of any party (other than the Opinion Parties to the extent expressly set forth herein) to the Credit Agreement;

          (d) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Credit Agreement which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

          (e) we express no opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Credit Agreement or any transactions contemplated thereby;

          (f) we express no opinion on the enforceability of any provision in the Credit Agreement purporting to prohibit, restrict or condition the assignment of the Credit Agreement to the extent such restriction on assignability is governed by sections 9-406 through 9-409 of the Uniform Commercial Code;

          (g) in the case of the Guaranty contained in the Credit Agreement, certain of the remedial provisions, including waivers, with respect to such Guaranty are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Guaranty, taken as a whole;

          (h) we express no opinion with respect to Section 2.4 of the Credit Agreement to the extent it excuses the issuer of a letter of credit from liability to the extent such provision is unenforceable pursuant to Section 5-103 of the Uniform Commercial Code;

Skadden, Arps, Slate, Meagher
 & Flom (Illinois)
March 7,2002
Page 6

          (i) our opinion with respect to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Agreements is rendered in reliance upon the Act of July 19, 1984, ch. 421, 1984 McKinney's Sess. Laws of N.Y. 1406 (codified at N.Y. Gen. Oblig. Law Sections 5-1401, 5-1402 (McKinney 1989) and N.Y. CPLR 327(b) (McKinney 1990)) (the "Act")
and is subject to the qualifications that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought;

          (j) certain of the remedial provisions with respect to the security including waivers with respect to the exercise of remedies against the collateral contained in Article 11 of the Credit Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of Article 11 of the Credit Agreement, taken as a whole;

          (k) we express no opinion with respect to the validity, perfection or priority of any security interest;

          (l) we express no opinion with respect to any provision of the Credit Agreement to the extent it authorizes or permits any purchaser of a participation interest to set off or apply any deposit, property or indebtedness with respect to any participation interest;

          (m) the enforceability of the Credit Agreement may be limited to the extent any term or provision of the Credit Agreement conflicts or is found to conflict with any term or provision of any Bankruptcy Order or any other order of the Bankruptcy Court;

          (n) we express no opinion as to the enforceability of any provision of the Credit Agreement to the extent it purports to waive any objection a person may have that a suit, action or proceeding has been brought in an inconvenient forum;

Skadden, Arps, Slate, Meagher
 & Flom (Illinois)
March 7,2002
Page 7

          (o) we call to your attention that the execution, delivery and performance by the Opinion Parties of the Credit Agreement and the consummation by the Opinion Parties of the transactions contemplated thereby (including, without limitation, the grant by the Opinion Parties pursuant thereto of security interests and other liens in respect of their assets) may violate or constitute defaults under other agreements and instruments to which the Opinion Parties or their property is subject, and, in giving our opinions herein, we are relying upon the effectiveness of the Interim Order;

          (p) we have assumed that each interested party, to the extent entitled thereto, has received or will receive due, sufficient and adequate notice of the Interim Order and the Bankruptcy Court's hearing on the Interim Order (the "Hearing");
 -------

          (q) we express no opinion herein on the substantive effect of the Interim Order or the provisions thereof;

          (r) we have assumed that the evidence in the record at the Hearing was adequate to support the relief requested in the Motion (as defined in the Interim Order) and the entry of the Interim Order;

          (s) in rendering our opinions herein, we have relied on the terms of the Interim Order as in effect at the time entered, and we express no opinion as to whether the Interim Order may be subject to subsequent alteration or revocation by the Bankruptcy Court or another court of competent jurisdiction or the effects of any such alteration or revocation on the transactions contemplated by the Credit Agreement;

          (t) we have assumed that each party to the Credit Agreement has acted in good faith in the execution, delivery and performance of the Credit Agreement and the transactions contemplated thereby; and

          (u) we express no opinion with respect to any provision of the Credit Agreement to the extent that any such provision establishes a standard of care for collateral in the possession or control of the Collateral Agent to the extent such standard

Skadden, Arps, Slate, Meagher
 & Flom (Illinois)
March 7,2002
Page 8

of care is unenforceable under Sections 1-102 and 9-207 of the Uniform Commercial Code.

          In rendering the foregoing opinions, we have assumed, with your consent, that:

          (a) except to the extent we express our opinion with respect to a New York Opinion Company in paragraph 1 herein, each Opinion Party is validly existing and in good standing as a corporation, limited liability company or limited partnership, as the case may be, under the laws of the jurisdiction of its formation;

          (b) except to the extent we express our opinion with respect to a New York Opinion Company in paragraph 2 herein, each Opinion Party has the power and authority to execute, deliver and perform all of its obligations under the Credit Agreement and the execution and delivery by each Opinion Party of the Credit Agreement and the consummation by such Opinion Party of the transactions contemplated thereby have been duly authorized by all requisite action on the part of the such Opinion Party, and the Credit Agreement has been duly authorized, executed and delivered by such Opinion Party;

          (c) except to the extent we express our opinion with respect to a New York Opinion Company in paragraph 3 herein, the execution and delivery of the Credit Agreement by each Opinion Party and the performance of any obligations of the Opinion Parties thereunder does not and will not conflict with, contravene, violate or constitute a default under (i) the Certificate or Articles of Incorporation or the By-laws of any Opinion Party which is a corporation, the Certificate or Articles of Formation or limited liability company or operating agreement of any Opinion Party which is a limited liability company or the Certificate or Articles of Limited Partnership or partnership agreement of any Opinion Party which is a limited partnership, (ii) any lease, indenture, instrument or other agreement entered into after commencement of the Cases to which any Opinion Party or any Opinion Party's property is subject, (iii) any rule, law or regulation to which any Opinion Party is subject (other than Applicable Laws of the State of New York as to which we express our opinion in paragraph 5

Skadden, Arps, Slate, Meagher
 & Flom (Illinois)
March 7,2002
Page 9

herein) or (iv) any judicial or administrative order or decree of any governmental authority; and

          (d) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 6 herein) is required to authorize or is required in connection with the execution, delivery or performance by the Opinion Parties of the Credit Agreement or the transactions contemplated thereby.

Skadden, Arps, Slate, Meagher
 & Flom (Illinois)
March 7,2002
Page 10

          This opinion is being furnished only to you in connection with the Credit Agreement and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without our prior written consent, provided that we hereby consent to this opinion being relied upon by you in connection with the Illinois Opinion, by persons or entities to whom your opinion is addressed and by persons or entities authorized by you to rely on the Illinois Opinion.

                                                  Very truly yours,

                                                                      Schedule I

                                   Addressees
                                   ----------

Citicorp USA, Inc., as Administrative Agent,
  Issuer and a Lender

National City Commercial Finance, Inc., as a Lender

The Fuji Bank, Limited, as a Lender

Heller Financial, Inc., as a Lender

Fleet Capital Corporation, as a Lender

The CIT Group/Business Credit, Inc., as a Lender

GMAC Business Credit, LLC, as a Lender

State of California Public Employees' Retirement System (CalPERS), as a Lender

Orix Financial Services, as a Lender

                                                                     Schedule II

                                   Guarantors
                                   ----------

American Steel Corporation
D. W. Pipeline Company
Granite City Steel Company
Granite Intake Corp.
Great Lakes Steel Corporation
The Hanna Furnace Corporation
Hanna Ore Mining Company
Ingleside Channel & Dock Co.
Ingleside Point Corporation
Ingleside Holdings, L. P.
Liberty Pipe and Tube, Inc.
Mid-Coast Minerals Corporation
Midwest Steel Corporation
NS Holdings Corporation
NSC Realty Corporation
NS Land Company
NS Technologies, Inc.
NSL, Inc.
Natcoal, Inc.
National Acquisition Corporation
National Caster Acquisition Corporation
National Caster Operating Corporation
National Casting Corporation
National Coal Mining Company
National Coating Limited Corporation
National Coating Line Corporation
National Materials Procurement Corporation
National Mines Corporation
National Ontario Corporation
National Ontario II, Limited
National Pickle Line Corporation
National Steel Corporation (New York)

National Steel Funding Corporation
National Steel Pellet Company
Natland Corporation
Peter White Coal Mining Corp.
ProCoil Corporation
Puritan Mining Company
Rostraver Corporation
Skar-Ore Steamship Corporation
The Teal Lake Iron Mining Company

                                                                    Schedule III

                           New York Opinion Companies
                           --------------------------

The Hanna Furnace Corporation, a New York corporation
National Steel Corporation (New York), a New York corporation

                                    EXHIBIT G

                            ASSIGNMENT AND ACCEPTANCE

          ASSIGNMENT AND ACCEPTANCE dated as of          ,      between
                                               ----------  -----
               (the "Assignor") and                (the "Assignee").
---------------                     --------------

          Reference is made to the Secured Super Priority Debtor in Possession Credit Agreement, dated as of March 6, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "DIP Credit Agreement"), among the Borrower, the Lenders and Issuers party thereto, Citicorp USA, Inc. as administrative agent for the Lenders and Issuers, Heller Financial, Inc. as collateral monitoring agent, Fleet Capital Corporation and The CIT Group/Business Credit, Inc. as documentation agents, and Heller Financial, Inc. and GMAC Business Credit, LLC as syndication agents. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the DIP Credit Agreement.

          The Assignor and the Assignee hereby agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, [all of] [an interest in] the Assignor's rights and obligations under the DIP Credit Agreement equal to the Ratable Portion of the Facility specified in Section 1 of Schedule I hereto. Without limiting the foregoing, the Assignee expressly acknowledges the provisions set forth in Section 12.9 of the DIP Credit Agreement and agrees to such provisions. The Commitment and principal amount of the Revolving Loans assigned to the Assignee are set forth in Section 1 of such
     Schedule I and the Commitment and principal amount of the Revolving Loans retained by the Assignor after giving effect to such sale and assignment are set forth in Section 2 of such Schedule I.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the DIP Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the DIP Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and any Loan Party or the performance or observance by the Borrower and any Loan Party of any of its obligations under the DIP Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; [and (iv) attaches the Note[s] held by the Assignor and requests that the Administrative Agent exchange such Note[s] for [a] new Note[s] in accordance with Section 13.2(e) of the DIP Credit Agreement.]

3. The Assignee (i) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the DIP Credit Agreement; (ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the DIP Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
     (iii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the DIP Credit Agreement are required to be performed by it as a Lender; (iv) represents and warrants that it is an Eligible Assignee; (v) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof; and/1/ (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the DIP Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent (together with an assignment fee in the amount of $3,500 payable by the Assignee to the Administrative Agent pursuant to Section 13.2(b) of the DIP Credit Agreement) for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the Effective Date specified in Section 3 of Schedule I hereto (the "Effective Date").

5. Upon such acceptance and recording by the Administrative Agent, then, as of the Effective Date, (i) the Assignee shall be a party to the DIP Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations under the DIP Credit Agreement of a Lender and, if such Lender were an Issuer, of such Issuer and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) other than those relating to events or circumstances occurring prior to the Effective Date and be released from its obligations under the Loan Documents.

6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Loan Documents in respect of the interest assigned hereby (i) to the Assignee, in the case of amounts accrued with respect to any period on or after the Effective Date, and (ii) to the Assignor , in the case of amounts accrued with respect to any period prior to the Effective Date.

7. This Assignment and Acceptance shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

--------
/1/ Insert if Assignee is a Non-U.S. Lender (as such term is defined in the DIP Credit Agreement).

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                  [ASSIGNOR]


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                                  [ASSIGNEE]


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                                  Domestic Lending Office (and
                                                         address for notices):

                                                  [Address]

                                                  Eurodollar Lending Office:

                                                  [Address]

Accepted this               day
              -------------
of                         ,
   ------------------------  ----

CITICORP USA INC.,
as Administrative Agent


By:
   -------------------------------
   Name:
   Title:

                                   Schedule I
                                       to
                            Assignment and Acceptance

Section 1.

Tranche A Ratable Portion assigned to Assignee:                            %
                                                             --------------

Tranche A Commitment assigned to Assignee:                   $
                                                              -------------

Tranche B Ratable Portion assigned to Assignee:                            %
                                                             --------------

Tranche B Commitment assigned to Assignee:                   $
                                                              -------------

Aggregate Outstanding Principal Amount of
Revolving Loans Assigned to Assignee:                        $
                                                              -------------

Section 2.

Tranche A Ratable Portion retained by Assignee:                             %
                                                             --------------

Tranche A Commitment retained by Assignee:                   $
                                                              -------------

Tranche B Ratable Portion retained by Assignee:                             %
                                                             --------------

Tranche B Commitment retained by Assignee:                   $
                                                              -------------

Aggregate Outstanding Principal Amount of Revolving Loans
retained by Assignor:                                        $
                                                              -------------

Section 3.

Effective Date:                                                       ,
                                                             ---------  ---

                                    Exhibit H
                            Letter of Credit Request

Citibank, N.A., as an Issuer  under the
    DIP Credit Agreement referred to below

CITICORP USA INC.,
    as Administrative Agent under the
    DIP Credit Agreement referred to below
388 Greenwich Street, 19th Floor
New York, New York 10013                                                  [Date]

Attention:

          Re: National Steel Corporation (the "Borrower")
              -------------------------------------------

          Reference is made to the Secured Super Priority Debtor in Possession Credit Agreement, dated as of March 6, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "DIP Credit Agreement"), among the Borrower, the Lenders and Issuers party thereto, Citicorp USA, Inc. as administrative agent for the Lenders and Issuers, Heller Financial, Inc. as collateral monitoring agent, Heller Financial, Inc. and GMAC Business Credit LLC as syndication agents, and Fleet Capital Corporation and The CIT Group / Business Credit, Inc. as documentation agents for the Lenders and Issuers. Capitalized terms used herein and not otherwise defined in this Notice of Borrowing are used herein as defined in the DIP Credit Agreement.

          The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.4(c) of the DIP Credit Agreement that the undersigned requests the issuance of a Letter of Credit by [Issuer] in the form of a [standby] [documentary] letter of credit for the benefit of [Beneficiary], in the amount of [$________], to be
issued on         ,      (the "Issue Date") and having an expiration date of
          --------  ----
         ,     .
---------  ----

          The form of the requested Letter of Credit is attached hereto.

          The undersigned hereby certifies that the following statements are true on the date hereof and shall be true on the Issue Date both before and after giving effect thereto:

          (i) the representations and warranties set forth in Article IV of the DIP Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Issue Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

          (ii) no borrowing base deficiency exists as of the Issue Date; and

          (iii) no Immediate Default or Event of Default has occurred and is continuing on the Issue Date.

                                                     National Steel Corporation


                                                     By:
                                                         -----------------------
                                                         Name:
                                                         Title:

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS

-------------------------------------------------x
In re:                                           :
                                                 :    Chapter 11
NATIONAL STEEL CORPORATION, et al.,              :
                            -- --
                                                 :    Case Nos. 02-08697
                                                 :    through 02-08738
                                                 :
                                                 :    Hon. John H. Squires
                                    Debtors.     :    (Jointly Administered)
-------------------------------------------------x

               INTERIM ORDER (I) AUTHORIZING DEBTORS IN POSSESSION
             TO ENTER INTO POSTPETITION CREDIT AGREEMENT AND OBTAIN
                 POSTPETITION FINANCING PURSUANT TO SECTIONS 363
              AND 364 OF THE BANKRUPTCY CODE, (II) GRANTING LIENS,
              SECURITY INTERESTS AND SUPERPRIORITY CLAIMS AND (III) PROVIDING FOR THE PAYMENT OF SECURED PREPETITION INDEBTEDNESS
          -------------------------------------------------------------

          Upon the motion (the "Motion") dated March 6, 2002 of National Steel Corporation ("National") and its affiliated debtors, as debtors and debtors in possession (each individually a "Debtor" and, collectively, the "Debtors"), (a) for the entry of an Order for authorization to (i) obtain postpetition financing pursuant to sections 363 and 364 of title 11 of the United States Code (the "Bankruptcy Code") by entering into that certain Secured Super-Priority Debtor in Possession Credit Agreement, dated as of March 6, 2002 (as the same may be amended, supplemented or otherwise modified from time to time, the "Postpetition Credit Agreement"),/1/ a copy of which is annexed hereto as Exhibit A, by and among National, as Borrower, the other Debtors, as Guarantors, the lenders and letter of credit issuers from time to time parties thereto (collectively, the "Postpetition

----------
/1/ Unless otherwise defined herein, all capitalized terms used herein have the meanings ascribed to such terms in the Postpetition Credit Agreement.

Lenders"), Citicorp USA, Inc. ("CUSA"), as Administrative Agent (in such capacity, the "Postpetition Agent"), Heller Financial, Inc. ("Heller"), as Collateral Monitoring Agent (in such capacity, the "Postpetition Collateral Monitoring Agent"), Fleet Capital Corporation ("Fleet") and The CIT Group/Business Credit, Inc. ("CIT"), as Documentation Agents (in such capacity, the "Postpetition Documentation Agents"), Heller and GMAC Business Credit, LLC ("GMAC"), as Syndication Agents (in such capacity, the "Postpetition Syndication Agents"), The Fuji Bank, Limited ("Fuji"), as Co-Arranger (in such capacity, the "Postpetition Co-Arranger"), and Salomon Smith Barney Inc. ("Salomon"), as Sole Book Manager and Sole Lead Arranger (in such capacity, the "Postpetition Lead Arranger" and, together with the Postpetition Agent, the Postpetition Collateral Monitoring Agent, the Postpetition Documentation Agents, the Postpetition Syndication Agents and the Postpetition Co-Arranger, the "Postpetition Agents"), subject to the terms and conditions set forth therein, (ii) grant mortgages, security interests, liens and superpriority claims to the Postpetition Agent on behalf of and for the benefit of the Postpetition Agents and the Postpetition Lenders (including a priority pursuant to section 364(c)(l) of the Bankruptcy Code, liens pursuant to sections 364(c)(2) and (3) of the Bankruptcy Code and priming liens pursuant to section 364(d) of the Bankruptcy Code), (iii) provide for the payment of the secured prepetition indebtedness owed to the Prepetition Agents and the Prepetition Lenders (each as hereinafter defined) as provided herein and in the Postpetition Credit Agreement, and (iv) pending a final hearing on the Motion (the "Final Hearing"), obtain emergency postpetition loans under the Postpetition Credit Agreement to and including the date on which the Final Order (as hereinafter defined) is entered (the "Interim Facility"), and
(b) in accordance with Rule 4001(c)(2) of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), requesting that this Court schedule the Final Hearing and approve notice with respect thereto; and the Court having considered the Motion and the Exhibits attached thereto, including, without limitation, the Postpetition Credit Agreement; and in accordance with Bankruptcy Rule 4001(c)(2) and (c)(3), due and proper notice of the Motion having been given; and a hearing to consider approval of the Interim Facility having been held and concluded on the date hereof (the "Interim Hearing"); and upon all of the pleadings filed with the Court and all of the proceedings held before the Court; and after due deliberation and consideration and good and sufficient cause appearing therefor, THE COURT HEREBY FINDS:

          A. On March 6, 2002 (the "Petition Date") the Debtors each filed with this Court voluntary petitions for relief under chapter 11 of the Bankruptcy Code. The Debtors are operating their businesses and managing their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No request has been made for the appointment of a trustee or examiner, and no official committee has yet been appointed in the Debtors' chapter 11 cases.

          B. This Court has jurisdiction over this matter pursuant to 28 U.S.C.Sections 157 and 1334. This is a core proceeding pursuant to 28 U.S.C.Section 157(b)(2). The statutory predicates for the relief sought herein are Sections 105, 362, 363 and 364 of the Bankruptcy Code and Bankruptcy Rule 4001(c). Venue of the Debtors' chapter 11 cases and this Motion in this District is proper pursuant to 28 U.S.C. Sections 1408 and 1409.

          C. Pursuant to that certain Credit Agreement, dated as of September 28, 2001 (as amended from time to time, the "Prepetition Credit Agreement", and together with all agreements, documents, notes, instruments and any other agreements (including Hedging Contracts) delivered pursuant thereto or in connection therewith, the "Prepetition Financing Documents"), among National, as Borrower, CUSA, as Administrative Agent (in such capacity, the "Prepetition Agent"), Fleet and CIT, as Documentation Agents, Heller and GMAC, as Syndication Agents, Fuji, as Co-Arranger, and Salomon, as Sole Book Manager and Sole Lead Arranger (collectively in such capacities, the "Prepetition Agents" and, together with the Postpetition Agents, the "Agents"), and the lenders and letter of credit issuers from time to time party thereto (the "Prepetition Lenders" and, collectively with the Postpetition Lenders, the "Lenders"), the Prepetition Lenders made loans and advances to, issued letters of credit for and/or provided other financial accommodations (collectively, the "Prepetition Indebtedness") to National to, inter alia, fund the operations of National and its affiliates. Each of Debtors, National Steel Pellet Company, National Steel Funding Company, NS Holdings Corporation and Pro Coil Corporation (collectively, the "Prepetition Guarantors") have jointly and severally unconditionally guaranteed all of National's obligations under the Prepetition Financing Documents (the "Prepetition Guarantees"). The Debtors admit that as of the Petition Date the aggregate principal amount of approximately $310,000,000 was outstanding in respect of loans made and letters of credit issued by the Prepetition Lenders pursuant to the Prepetition Credit Agreement, plus interest thereon and fees and expenses incurred in connection therewith as provided in the Prepetition Financing Documents. For purposes of this Order, each of the terms Postpetition Indebtedness (as hereinafter defined) and Prepetition Indebtedness shall include the principal of, and all interest, fees and other charges owing in respect of, such loans or indebtedness (including any reasonable attorneys', accountants' and financial advisors' fees that are chargeable or reimbursable under the relevant agreements relating to such loans or other indebtedness relating to periods prior and subsequent to the Petition Date).

          D. To secure the Prepetition Indebtedness and the Prepetition Guarantees, each of National and the Prepetition Guarantors granted to the Prepetition Agent, on behalf of and for the benefit of the Prepetition Agents and the Prepetition Lenders liens on and security interests in (collectively, "Liens") substantially all of their personal property (other than the assets that secure the Public Bonds and Project Financings, each as defined in the Motion), wherever located, then owned or thereafter acquired or arising, and the proceeds, products, rents and profits of all of the foregoing (all of the foregoing collateral generally described above, together with all of the proceeds, products, rents and profits thereof shall be referred to herein collectively as the "Prepetition Collateral" and such Liens shall be referred to herein as the "Prepetition Liens").

          E. The Debtors acknowledge and agree that the Prepetition Liens constitute valid, binding, enforceable (other than in respect of the stay of enforcement arising from Bankruptcy Code section 362) and perfected first priority Liens on the Prepetition Collateral subject only to prior Liens expressly permitted by the Prepetition Credit Agreement, and are not subject to avoidance or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law. The Debtors acknowledge and agree that the Prepetition Indebtedness and the obligations under the Prepetition Guarantees constitute legal, valid and binding obligations of National and the Prepetition Guarantors, enforceable in accordance with their terms (other than in respect of the stay of enforcement arising from Bankruptcy Code section 362), no offsets, defenses or counterclaims to the Prepetition Indebtedness or the obligations under the Prepetition Guarantees exist, and no portion of the Prepetition Indebtedness or the obligations under Prepetition Guarantees is subject to avoidance or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law.

          F. An immediate and critical need exists for the Debtors to obtain funds in order to continue the operation of their businesses. Without such funds, the Debtors will not be able to pay their payroll and other direct operating expenses and obtain goods and services needed to carry on their businesses during this sensitive period in a manner that will avoid irreparable harm to the Debtors' estates. At this time, the ability of the Debtors to finance their operations and the availability to them of sufficient working capital and liquidity through the incurrence of new indebtedness for borrowed money and other financial accommodations are vital to the confidence of the Debtors' vendors and suppliers of other goods and services, to their customers and employees and to the preservation and maintenance of the going concern value of the Debtors' estates. The Debtors are unable to obtain the required funds in the form of unsecured credit or unsecured debt allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense pursuant to section 364(a) or (b) of the Bankruptcy Code, unsecured debt having the priority afforded by section 364(c)(l) of the Bankruptcy Code or debt secured only as described in section 364(c)(2) or (3) of the Bankruptcy Code.

          G. The Debtors acknowledge and agree that substantially all of the personal property of the Debtors (other than the assets that secure the Public Bonds and Project Financings) is subject to the Prepetition Liens. The Prepetition Lenders have objected to (i) the use by the Debtors of their Prepetition Collateral, including their cash collateral, except to the extent that all cash held or received by the Debtors shall be applied in payment of the Prepetition Indebtedness, and (ii) the priming of any of their Liens by any lender.

          H. The Prepetition Agents and the Prepetition Lenders have indicated a willingness to consent and agree to the Debtors' entering into the financing arrangements contemplated by this Order and the Postpetition Financing Documents (as hereinafter defined), and the Postpetition Agents and Postpetition Lenders are willing to provide the additional financing contemplated herein, all subject to the terms and conditions set forth herein and in the other Postpetition Financing Documents and the provisions of this Order assuring that the Postpetition Indebtedness, the Postpetition Liens and the various other claims, super-priority claims and other protections granted pursuant to this Order and the other Postpetition Financing Documents will not be affected by any subsequent reversal or modification of this Order or any other order, as provided in section 364(e) of the Bankruptcy Code, which is applicable to the postpetition financing arrangements contemplated by this Order. Each of the Postpetition Agents, each of the Postpetition Lenders, each of the Prepetition Agents and each of the Prepetition Lenders has acted in good faith in consenting to and in agreeing to provide the postpetition financing contemplated by this Order and the other Postpetition Financing Documents and the reliance of each of the Postpetition Agents, each of the

Postpetition Lenders, each of the Prepetition Agents and each of the Prepetition Lenders on the assurances referred to above is in good faith.

          I. The treatment requested by the Debtors for the Lenders and provided by this Order will minimize disputes and litigation over collateral values, priming, use of cash collateral, and the need to segregate the Prepetition Collateral and the proceeds thereof from the Postpetition Collateral (as hereinafter defined) and the proceeds thereof.

          J. Notice of the Interim Hearing on the Motion and this Order has been provided (by hand or telecopy) to counsel to the Prepetition Agents, counsel to the Prepetition Lenders, counsel to NUF LLC, the United States Trustee, and the holders of the fifty largest unsecured claims against the Debtors. In view of the urgency of the relief requested, such notice constitutes sufficient notice under Bankruptcy Rule 4001 and no other notice need be given.

          K. Good cause has been shown for the entry of this Order. Among other things, entry of this Order will minimize disruption of the Debtors' businesses and operations and permit them to meet payroll and other operating expenses, obtain needed supplies and retain customer and supplier confidence by demonstrating an ability to maintain normal operations. The financing arrangements authorized hereunder are vital to avoid immediate and irreparable harm to the Debtors' estates. Consummation of such financing arrangements is therefore in the best interests of the Debtors' estates.

          L. The financing and other arrangements authorized hereunder have been negotiated in good faith and at arm's length among the Debtors, the Postpetition

Agents, each of the Postpetition Lenders and each of the Prepetition Agents on behalf of themselves and the Prepetition Lenders, and the terms of such financing arrangements are fair and reasonable under the circumstances, reflect the Debtors' exercise of prudent business judgment consistent with their fiduciary duties and are supported by reasonably equivalent value and fair consideration.

          M. The Debtors have requested immediate entry of this Order pursuant to Bankruptcy Rule 4001(c)(2). The permission granted herein to (i) enter into the Postpetition Financing Documents and obtain funds, incur indebtedness and other financial accommodations thereunder and (ii) repay the Prepetition Indebtedness is necessary to avoid immediate and irreparable harm to the Debtors. This Court concludes that entry of this Order is in the best interests of the Debtors and their estates and creditors as its implementation will, among other things, allow for the continued operation and rehabilitation of the Debtors' existing businesses.

          N. The Debtors (other than National) are jointly and severally unconditionally guaranteeing the Postpetition Indebtedness and all other obligations under the Postpetition Financing Documents.

          THEREFORE, IT IS HEREBY ORDERED AND ADJUDGED THAT:

          1. The Debtors be, and hereby are, authorized to enter into the Postpetition Credit Agreement (the Postpetition Credit Agreement, together with all agreements (including those related to Letters of Credit and Hedging Contracts), documents, notes and instruments delivered pursuant hereto or thereto or in connection herewith or therewith, including the Projections, this Order and the Final Order (as hereinafter defined), are hereinafter referred to as the "Postpetition Financing Documents"), and to borrow money, incur indebtedness and perform their obligations hereunder and thereunder in accordance with, and subject to, the terms of this Order and the other Postpetition Financing Documents. The Debtors are authorized to enter into such modifications and amendments to the Postpetition Financing Documents (including, without limitation, the Projections), without further order of this Court, as may be agreed upon in writing by the Debtors, the Postpetition Agents and all of the Postpetition Lenders (or a majority or supermajority subgroup thereof, as applicable under the terms of the Postpetition Financing Documents), except for (i) any increase in the aggregate of the Postpetition Lenders' Commitments, (ii) any increase in the applicable interest rates on the Revolving Loans, (iii) any modification of the maturity of the Revolving Loans or (iv) any other modification which imposes any additional material burden on the Debtors. Upon execution and delivery of the Postpetition Financing Documents, the Postpetition Financing Documents shall constitute valid and binding obligations of the Debtors, enforceable against the Debtors in accordance with their terms; provided, however, that notwithstanding
                                        --------  -------
any other provision of this Order or of the other Postpetition Financing Documents, the Debtors shall not prior to entry of a final order (the "Final Order") approving the Postpetition Financing Documents incur Postpetition Indebtedness in excess of $230,000,000, which amount represents the Debtors' estimate of the face amount of Letters of Credit issued or deemed issued or outstanding or deemed outstanding under the Postpetition Financing Documents and Prepetition Hedging Amounts (as hereinafter defined)), plus amounts of Prepetition Indebtedness that will be repaid subsequent to the Petition Date and prior to the final hearing referred to in paragraph 23, plus $25,000,000. Effective immediately on the occurrence of the Effective Date under the Postpetition Credit Agreement, (i) all letters of credit outstanding pursuant to the Prepetition Credit Agreement shall be from and after such date deemed to be and become for all purposes Letters of Credit issued or outstanding under the Postpetition Financing Documents, and all obligations thereunder or relating thereto shall be and shall be deemed to be Postpetition Indebtedness and (ii) all obligations owed, or that become owed, by the Debtors to the Prepetition Agent or any Prepetition Lenders under or relating to, or any other claims held by the Prepetition Agent or any Prepetition Lenders with respect to, Hedging Contracts in effect as of the Petition Date shall be deemed to be Postpetition Indebtedness (the amounts of such obligations, the "Prepetition Hedging Amounts").

          2. Except as expressly provided in the Postpetition Credit Agreement, from and after the Petition Date (as hereinafter defined) until (i) the indefeasible payment in full in cash of the Postpetition Indebtedness, including the Revolving Loans, all obligations constituting unreimbursed drawings under Letters of Credit (and the replacement or the cash collateralization of outstanding Letters of Credit) and all obligations owing under or relating to Hedging Contracts as in effect on or after the Petition Date, in accordance with the Postpetition Credit Agreement, (ii) the indefeasible payment in full of the Prepetition Indebtedness, and (iii) the termination of any commitments or obligations on the part of the Postpetition Lenders to make Revolving Loans and to issue Letters of Credit or with respect to outstanding Hedging Contracts, the Debtors are hereby authorized and required to remit to the Postpetition Agent immediately upon the Debtors' receipt thereof or otherwise in accordance with the

Debtors' current practices, all cash in their possession or control or otherwise arising or collected in connection with their operations or business other than
(a) that portion of the proceeds of the Prepetition Indebtedness that does not constitute the cash collateral of the Prepetition Agents and the Prepetition Lenders up to a maximum of $9,000,000, and (b) the proceeds of the Postpetition Indebtedness. Cash remitted to the Postpetition Agent shall be applied as provided in the Postpetition Credit Agreement, including to the payment of the Prepetition Indebtedness as provided therein.

          3. Any and all payments or proceeds remitted to the Postpetition Agent pursuant to the provisions of paragraph 2 of this Order shall be received by the Postpetition Agent for the benefit of the relevant Lenders or the other Secured Parties (as hereinafter defined) free and clear of any claim, charge, assessment or other liability including, without limitation, any such claim or charge arising out of or based on, directly or indirectly, sections 506(c) (whether asserted or assessed by, through or on behalf of the Debtors) or 552(b) of the Bankruptcy Code.

          4. From and after the Petition Date through the Termination Date and subject to the terms and conditions of this Order, the Debtors are hereby authorized to borrow and reborrow funds and incur indebtedness pursuant to the terms and provisions of this Order and the other Postpetition Financing Documents.

          5. As security for all loans, advances, letters of credit and any other indebtedness or obligations, contingent or absolute which may now or from time to time hereafter be owing by the Debtors to the Postpetition Agents, the Postpetition Lenders and any other parties as provided for under any of the other Postpetition Financing

Documents (such parties, together with the Postpetition Agents and Postpetition Lenders, the "Secured Parties;" and all such loans, advances, letters of credit and other indebtedness or obligations, together with any obligations at any time incurred by the Debtors on or after the Petition Date to any of the Secured Parties in connection with Hedging Contracts or the Debtors' cash management system collectively, the "Postpetition Indebtedness"), the Postpetition Agent is hereby granted for the sole benefit of the Secured Parties valid, binding, enforceable and perfected Liens (the "Postpetition Liens") in the Collateral, including without limitation all currently owned or hereafter acquired property and assets of the Debtors of any kind or nature, whether real or personal, tangible or intangible, wherever located, now owned or hereafter acquired or arising and all proceeds, products, rents and profits thereof, including, without limitation, all cash (including all cash collateral, wherever held), goods, accounts receivable, inventory, cash-in-advance deposits, real estate, machinery, equipment, vehicles, trademarks, trade names, licenses, causes of action, rights to payment including tax refund claims, insurance proceeds and tort claims (including, subject to entry of the Final Order, actions for preferences, fraudulent conveyances, and other avoidance power claims and any recoveries under sections 506(c), 542, 544, 545, 547, 548, 549, 550, 552(b) and
553 of the Bankruptcy Code) and the proceeds, products, rents and profits of all of the foregoing (all of the foregoing, the "Postpetition Collateral"), (i) subject only to the Carveout (as hereinafter defined), the Prepetition Liens and to any other valid, binding, enforceable, perfected and unavoidable Liens of record (other than the liens securing the obligations outstanding under the NUF Credit Agreement (as defined in the Motion)) existing in the Postpetition Collateral on the Petition Date (collectively, the

"Senior Liens"), and (ii) senior and superior pursuant to section 364(d) of the Bankruptcy Code to the Liens securing the obligations outstanding under the NUF Credit Agreement (the "Primed Liens").

          6. The Liens granted in this Order shall not be (i) subject to any Lien which is avoided and preserved for the benefit of the Debtors' estates under section 551 of the Bankruptcy Code or (ii) subordinated to or made pari
                                                                         ----
passu with any other Lien under section 364(d) of the Bankruptcy Code or
-----
otherwise. As used in this Order, "Carveout" means (i) the unpaid fees of the clerk of the Bankruptcy Court and of the United States Trustee pursuant to 28 U.S.C. Section 1930(a) and (b), and (ii) the aggregate allowed unpaid fees and expenses payable under sections 330 and 331 of the Bankruptcy Code to professional persons retained pursuant to an order of the Court by the Debtors or any statutory committee appointed in these chapter 11 cases (other than the fees and expenses, if any, of any such professional persons incurred, directly or indirectly, in respect of, arising from or relating to, the initiation or prosecution of any action for preferences, fraudulent conveyances, other avoidance power claims or any other claims or causes of action against the Agents or the Lenders or with respect to the Postpetition Indebtedness or the Prepetition Indebtedness), paid after the occurrence and during the continuance of an Event of Default not to exceed $7,000,000 in the aggregate. So long as no Event of Default shall have occurred and be continuing, the Debtors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under sections 330 and 331 of the Bankruptcy Code, as the same may be due and payable, and the same shall not reduce the Carveout.

          7. In addition, the Postpetition Indebtedness shall have priority in all of these chapter 11 cases in accordance with the provisions of section 364(c)(l) of the Bankruptcy Code over all administrative expenses of the kind specified in section 503(b) or 507(b) of the Bankruptcy Code ("Superpriority"), subject only to the Carveout. Except for the Carveout, no costs or administrative expenses which have been or may be incurred in the Debtors' chapter 11 cases, in any conversion of the Debtors' chapter 11 cases pursuant to section 1112 of the Bankruptcy Code, or in any other proceeding related thereto, and no priority claims, including, without limitation, any other Superpriority claims, are or will be prior to or on a parity with the (i) claims of the Agents, the Lenders or the other Secured Parties against the Debtors arising out of the Postpetition Indebtedness or any provision of this Order or (ii) Liens granted herein and in the other Postpetition Financing Documents in and to the Postpetition Collateral. Provided that (i) the Obligations under the Postpetition Financing Documents have not become due and payable and the Commitments have not been terminated pursuant to the provisions of Section 9.2 of the Postpetition Credit Agreement, (ii) the Final Order has been issued within forty-five days of the Petition Date and is in effect and (iii) all Prepetition Indebtedness has been paid in full, then notwithstanding the Superpriority claims and Liens granted or afforded pursuant to this Order and the Postpetition Financing Documents and further notwithstanding any other provision hereof, in the Postpetition Financing Documents or the Bankruptcy Code to the contrary, with respect to the amount of the Postpetition Indebtedness equal to the lesser of the amount of (a) Postpetition Indebtedness outstanding on the date of determination or (b) Prepetition Indebtedness repaid subsequent to the Petition Date (such lesser amount of the

Postpetition Indebtedness, the "Repaid Prepetition Indebtedness"), all holders of such claims and Liens shall be bound by the agreement of such holders to the treatment of the Repaid Prepetition Indebtedness in any plan of reorganization proposed by the Debtors if (x) more than one-half of the number of holders of outstanding Prepetition Indebtedness and Repaid Prepetition Indebtedness actually voting on such plan and (y) holders of at least two-thirds in amount of Prepetition Indebtedness and Repaid Prepetition Indebtedness actually voting on such plan accept such plan. Under no circumstances shall any plan of reorganization in any of these cases be confirmed or become effective unless such plan is either (i) proposed by the Debtors and the Repaid Indebtedness is treated in accordance with the foregoing sentence or (ii) provides that the Repaid Prepetition Indebtedness be paid in cash in full on the effective date of such plan. To the extent that the provisions of the preceding two sentences of this paragraph 7 conflict with the terms of the Postpetition Credit Agreement, the terms of the Postpetition Credit Agreement shall govern.

          8. Interest on the Revolving Loans and other Postpetition Indebtedness shall accrue at the rates (including any default rates only after an Event of Default under the Postpetition Financing Documents) and shall be paid at the times as provided in the Postpetition Financing Documents. Interest on the Prepetition Indebtedness shall accrue at the rates (including any default rates only after an Event of Default under the Postpetition Financing Documents) as provided in the Prepetition Financing Documents.

          9. The Debtors shall use the proceeds of the Postpetition Indebtedness, including of the Letters of Credit, solely as provided in this Order and in the Postpetition Financing Documents. From and after the Petition Date, the proceeds of the Postpetition Indebtedness, the issuance of the Letters of Credit and the Postpetition Collateral shall not, directly or indirectly, be used to pay expenses of the Debtors or otherwise disbursed except for (i) those expenses and/or disbursements that are expressly permitted under the Postpetition Financing Documents, (ii) compensation and reimbursement of expenses allowed by this Court to attorneys, accountants, investment bankers, financial advisors or other professional persons retained by the Debtors or any official committees that may be appointed in these chapter 11 cases and (iii) amounts due to the Agents, the Lenders and/or the other Secured Parties and their accountants, attorneys or other professionals hereunder, under the other Postpetition Financing Documents or under the Prepetition Financing Documents; provided that all cash (other than the proceeds of the Postpetition
--------
Indebtedness) shall be used solely as provided for in paragraph 2 of this Order, and provided, further, that the foregoing shall not be construed as consent to
    --------  -------
the allowance of any of the amounts referred to in the preceding clause (ii) and shall not affect the right of the Agents or the Lenders to object to the allowance and payment of any such amounts. Subject to entry of the Final Order, no administrative claims, including fees and expenses of professionals, shall be assessed against or attributed to any of the Agents, the Lenders or the other Secured Parties with respect to their interests in the Prepetition Collateral or the Postpetition Collateral pursuant to the provisions of section 506(c) of the Bankruptcy Code or otherwise by, through or on behalf of the Debtors, without the prior written consent of the Agents and the Lenders, and no such consent shall be implied from any action, inaction or acquiescence by the Agents or the Lenders or otherwise. Except as set forth in the second sentence of this paragraph 9, neither the Lenders nor the Agents have consented or agreed to the use of the proceeds of the Postpetition Indebtedness or the Postpetition Collateral.

          10. The automatic stay extant under section 362(a) of the Bankruptcy Code shall be, and it hereby is, modified to the extent necessary to permit the Agents for the sole benefit of the Lenders and the other Secured Parties to receive, collect and apply payments and proceeds in respect of the Prepetition Collateral and the Postpetition Collateral in accordance with the terms and provisions of this Order, the other Postpetition Financing Documents and the Prepetition Financing Documents.

          11. Notwithstanding anything herein or in the other Postpetition Financing Documents, on the Termination Date the Debtors (i) shall no longer, pursuant to this Order, the other Postpetition Financing Documents, or otherwise, be authorized to borrow funds or incur indebtedness hereunder or under the other Postpetition Financing Documents or to use any proceeds of the Postpetition Indebtedness already received (and any obligations of the Lenders to make loans or advances or issue Letters of Credit hereunder or under the other Postpetition Financing Documents shall be terminated) and (ii) shall cash collateralize all outstanding Letters of Credit.

          12. Notwithstanding anything herein or the occurrence of the Termination Date, all of the rights, remedies, benefits and protections provided to the Agents, the Lenders and the other Secured Parties under this Order and the other Postpetition Financing Documents shall survive the Termination Date. Upon the

Termination Date, the principal of and all accrued interest and fees and all other amounts owed to the Agents, the Lenders or the other Secured Parties hereunder or under the other Postpetition Financing Documents shall be immediately due and payable and the Agents, the Lenders and the other Secured Parties shall have all other rights and remedies provided in the Postpetition Financing Documents and the Prepetition Financing Documents. Notwithstanding anything herein to the contrary, no Postpetition Indebtedness or any proceeds of Prepetition Collateral or Postpetition Collateral or Letters of Credit (collectively, "Lender Funds") may be used by any of the Debtors, any statutory committee or any other person or entity (x) to object to or contest in any manner, or raise any defenses to, the validity, perfection, priority or enforceability of the Prepetition Indebtedness or the Prepetition Liens, or to assert or prosecute any action for preferences, fraudulent conveyances, other avoidance power claims or any other claims or causes of action against any of the Prepetition Lenders or any of the Prepetition Agents or (y) to seek authorization for any party to use the cash collateral of the Agents or the Lenders without the consent of the Agents and the Lenders or to obtain Liens that are senior to, or on a parity with the Liens of the Agents, the Lenders or the other Secured Parties in the Prepetition Collateral, the Postpetition Collateral or any portion thereof; without limitation of the foregoing, (i) at no time shall any such committee or other person or entity have the right to use Lender Funds to prosecute any such claims, causes of action, objections, contests or defenses (collectively, "Claims and Defenses"), (ii) any such committee or other person or entity shall have the right to assert Claims and Defenses only in an action commenced in this Court on or before the 90th day following the Petition Date, (iii) if no such action is commenced on or before such date, all Claims and Defenses shall be deemed, immediately and without further action by the Agents or the Lenders, to have been forever relinquished and waived as to such committee and other person or entity, (iv) if such an action is commenced on or before such date, all Claims and Defenses shall be deemed, immediately and without further action by the Agents or the Lenders, to have been forever relinquished and waived as to such committee and other person or entity, except with respect to Claims and Defenses that are expressly asserted in such action and (v) the terms of this Order pertaining to the repayment of Prepetition Indebtedness shall be without prejudice to the right of any such committee or other person or entity to commence and prosecute Claims and Defenses as set forth above; provided, further, that as to the Debtors, all such Claims and
             --------  -------
Defenses are hereby relinquished and waived as of the Petition Date. If any Claims and Defenses are asserted in accordance with the provisions above, and if a final, non-appealable order is entered upholding or granting any such Claims or Defenses, this Court may enter any order it determines is appropriate to restore the parties to the status quo as of the Petition Date, notwithstanding the payment of the Prepetition Indebtedness. In addition to the foregoing, no Lender Funds may be used by any of the Debtors, any statutory committee or any other entity to object to or contest in any manner the Postpetition Indebtedness, the Postpetition Liens or the payments made in respect of the Prepetition Indebtedness as authorized by this Order, or to assert or prosecute any actions, claims or causes of action against any of the Agents, the Lenders or the other Secured Parties.

          13. If it shall be necessary for the Agents, the Lenders or the other Secured Parties, at any time, to exercise any of their respective rights and remedies hereunder, under the Postpetition Financing Documents, under the Prepetition Financing

Documents or under applicable law in order to effect repayment of the Postpetition Indebtedness or to receive any amounts or remittances due hereunder, including without limitation, foreclosing upon and selling all or a portion of the Prepetition Collateral or the Postpetition Collateral, the Agents, the Lenders and the other Secured Parties shall have the right without any further action or approval of this Court to exercise such rights and remedies as to all or such part of the Prepetition Collateral and the Postpetition Collateral as the Agents, the Lenders and the other Secured Parties shall elect in their sole discretion, subject to the Agents, Lenders or the other Secured Parties, as applicable, having provided the Debtors and any official committee of creditors that may be appointed in these chapter 11 cases with at least five business days' advance written notice. The Agents, the Lenders and the other Secured Parties shall be entitled to apply the payments or proceeds of the Prepetition Collateral and the Postpetition Collateral in accordance with the provisions of this Order and the other Postpetition Financing Documents, and in no event shall any of the Agents, the Lenders or the other Secured Parties be subject to the equitable doctrine of "marshaling" or any other similar doctrine with respect to any of the Prepetition Collateral or Postpetition Collateral or otherwise.

          14. Except as provided in the Postpetition Financing Documents, the Debtors shall be enjoined and prohibited from at any time during their chapter 11 cases granting claims or Liens in the Prepetition Collateral, the Postpetition Collateral or any portion thereof to any other parties pursuant to sections 364(c) and (d), 503(b) or 507(b) of the Bankruptcy Code or otherwise, which claims or Liens are senior to, or on a parity with, the claims of the Agents, the Lenders or the other Secured Parties granted herein or the Liens of the Agents, the Lenders or the other Secured Parties in the Prepetition

Collateral, the Postpetition Collateral or any portion thereof. The Debtors shall be enjoined and prohibited from at any time (i) using the Agents', the Lenders' or the other Secured Parties' cash collateral, except as provided in paragraph 2 of this Order, (ii) using the Postpetition Collateral, except on the terms of this Order and the other Postpetition Financing Documents, and (iii) applying to any court for an order authorizing the use of the Agents', the Lenders' or the other Secured Parties' cash collateral (except as provided in paragraph 2 of this Order) or, except on the terms of this Order and the other Postpetition Financing Documents, the Postpetition Collateral.

          15. The Debtors shall execute and deliver to the Agents and the Lenders all such agreements, financing statements, instruments and other documents as the Agents or any of the Lenders may reasonably request to evidence, confirm, validate or perfect the Liens granted pursuant hereto.

          16. Without limiting the rights of access and information afforded the Agents and the Lenders under the Postpetition Financing Documents, the Debtors shall permit representatives, agents and/or employees of the Agents or the Lenders to have reasonable access to their premises and their records during normal business hours (without unreasonable interference with the proper operation of the Debtors' businesses) and shall cooperate, consult with, and provide to such persons all such non-privileged information as they may reasonably request.

          17. All Liens granted herein and in the other Postpetition Financing Documents to secure repayment of the Postpetition Indebtedness shall pursuant to this Order be, and they hereby are, deemed perfected effective as of the Petition Date, and no further notice, filing or other act shall be required to effect such perfection; provided, however, if the Agents shall, in their sole discretion, choose to file
--------  -------
such mortgages, financing statements, notices of liens and security interests and other similar documents, all such mortgages, financing statements or similar instruments shall be deemed to have been filed or recorded at the time and on the date of entry of this Order.

          18. The provisions of this Order shall be binding upon and inure to the benefit of each of the Agents, the Lenders and the other Secured Parties and the Debtors and their respective successors and assigns (including any trustee or other fiduciary hereafter appointed as a legal representative of the Debtors or with respect to the property of the estates of the Debtors).

          19. Based on the findings set forth in this Order and in accordance with section 364(e) of the Bankruptcy Code, which is applicable to the postpetition financing arrangements contemplated by this Order, in the event that any or all of the provisions of this Order or any other Postpetition Financing Documents are hereafter modified, amended or vacated by a subsequent order of this or any other Court, no such modification, amendment or vacation shall affect the validity, enforceability or priority of any Lien or claim authorized or created hereby or thereby. Notwithstanding any such modification, amendment or vacation, any claim granted to the Agents, the Lenders or the other Secured Parties hereunder or under the other Postpetition Financing Documents arising prior to the effective date of such modification, amendment or vacation shall be governed in all respects by the original provisions of this Order and the other Postpetition Financing Documents, and the Agents, the Lenders and the other Secured Parties, as the case may be, shall be entitled to all of the rights, remedies, privileges and benefits, including the Liens and priorities granted herein and therein, with respect to any such claim.

          20. The Debtors are authorized to do and perform all acts, to make, execute and deliver all instruments and documents (including, without limitation, the execution of additional security agreements, mortgages and financing statements), and shall pay fees and expenses which may be required or necessary for the Debtors' performance under the Postpetition Financing Documents, including, without limitation: (i) the execution of the Postpetition Financing Documents, and (ii) the payment of the fees and other expenses described in the Postpetition Financing Documents as such become due, including, without limitation, agent fees, commitment fees, letter of credit fees and facility fees and reasonable attorneys', financial advisers' and accountants' fees and disbursements as provided for in the Postpetition Financing Documents. None of such reasonable attorneys', financial advisers' and accountants' fees and disbursements shall be subject to the approval of this Court, and no recipient of any such payment shall be required to file with respect thereto any interim or final fee application with this Court.

          21. The obligations of the Debtors in respect of the Postpetition Indebtedness, including the Revolving Loans, all obligations in respect of the Letters of Credit and all obligations owing under or relating to Hedging Contracts in effect on or after the Petition Date, subject to the last three sentences of paragraph 7 hereof, and the Liens granted pursuant to this Order shall not be discharged by the entry of an order confirming a plan of reorganization in any of the Debtors' chapter 11 cases and, pursuant to section 1141(d)(4) of the Bankruptcy Code, the Debtors having hereby waived such discharge. Under no circumstances shall any plan of reorganization in this case be confirmed or become effective unless such plan provides that the Postpetition Indebtedness (other than that portion thereof which is Repaid Indebtedness the treatment of which shall be as provided for in paragraph 7 of this Order) is paid in full in cash on or before the effective date of such plan or as may otherwise be agreed by the Postpetition Lenders in the manner provided in the Postpetition Financing Documents.

          22. Until all obligations and indebtedness owing to the Postpetition Agents, the Postpetition Lenders and the other Secured Parties shall have been indefeasibly paid in full (and, with respect to outstanding Letters of Credit, cash collateralized), neither National nor any Prepetition Guarantor shall seek an order dismissing any of the chapter 11 cases of National or any Prepetition Guarantor. If an order dismissing any of the Debtors' chapter 11 cases under section 1112 of the Bankruptcy Code or otherwise is at any time entered, such order shall provide (in accordance with sections 105 and 349(b) of the Bankruptcy Code) that (i) the Superpriority claims and Liens granted pursuant to this Order shall continue in full force and effect and shall maintain their priorities as provided in this Order until all obligations in respect thereof shall have been indefeasibly satisfied and paid in full in cash (and that such Superpriority claims and Liens shall, notwithstanding such dismissal, remain binding on all parties in interest) and (ii) this Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing the Superpriority claims and Liens referred to in (i) above.

          23. The Debtors shall, on or before March 8, 2002, serve by United States mail, first class postage prepaid, copies of the Motion, this Order and a notice of the hearing (the "Final Hearing Notice") to be held on April 2, 2002 at 8:30 a.m. to consider entry of the proposed Final Order on: (a) the entities set forth on the list of the fifty largest unsecured creditors of the Debtors;
(b) the Office of the United States Trustee; (c) counsel to the Prepetition Agents; (d) counsel to the Prepetition Lenders; (e) counsel to NUF LLC; and (f) counsel to the Postpetition Lenders. Copies of the Motion, this Order and the Final Hearing Notice shall be served upon all persons requesting service of papers pursuant to Bankruptcy Rule 2002 by United States mail, first class postage prepaid, within one business day following the receipt of such request. The Final Hearing Notice shall state that any party in interest objecting to the entry of the proposed Final Order shall file written objections with the United States Bankruptcy Court Clerk for the Northern District of Illinois no later than 4:00 p.m. on March 22, 2002, which objections shall be served so that the same are received on or before such date and time by: (a) Skadden, Arps Slate, Meagher and Flom, LLP, 333 West Wacker Drive, Suite 2100, Chicago, Illinois 60606, Attn: Timothy R. Pohl, Esq., counsel to the Debtors, (b) Piper Marbury Rudnick & Wolfe, 203 North LaSalle Street, Suite 1800, Chicago, Illinois 60601,
Attn: Mark Berkoff, Esq., counsel to the Debtors, (c) Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: Richard P. Krasnow, Esq., counsel to the Postpetition Lenders and Prepetition Lenders; (d) Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661, Attn:
Mark K. Thomas, Esq., counsel to the Postpetition Lenders and Prepetition Lenders; and (e) the Office of the United States Trustee.

          24. Notwithstanding anything herein, but subject only to the last three sentences of paragraph 7 hereof, the entry of this Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly, or otherwise impair, (x) any of the rights of the Agents, the Lenders or the other Secured Parties under the Bankruptcy Code or under non-bankruptcy law, including, without limitation, the right of the Agents, the Lenders or the other Secured Parties to (i) request adequate protection of their interests in the Prepetition Collateral or the Postpetition Collateral or relief from or modification of the automatic stay extant under section 362 of the Bankruptcy Code, (ii) request conversion of any of the Debtors' chapter 11 cases to cases under chapter 7 of the Bankruptcy Code, and (iii) propose, subject to the provisions of section 1121 of the Bankruptcy Code, a chapter 11 plan or plans or
(y) any of the rights, claims or privileges (whether legal, equitable or otherwise) of the Agents, the Lenders or the other Secured Parties.

          25. Any Debtor's Affiliate that hereafter becomes a debtor in a case under chapter 11 of the Bankruptcy Code in this Court shall automatically, immediately upon the filing of a petition for relief for such Affiliate, be deemed to be one of the "Debtors" hereunder in all respects, and all of the terms and provisions of this Order, including, without limitation, those provisions granting Liens and security interests in all assets and properties of each of the Debtors and Superpriority claims in each of the Debtors' chapter 11 cases, shall immediately be applicable in all respects to such Affiliate and its chapter 11 estate.

          26. This Order shall constitute findings of fact and conclusions of law and shall take effect immediately upon execution hereof.

          Dated:   March   , 2002
                         --

                                                --------------------------------
                                                United States Bankruptcy Judge

                                    Exhibit J

                        Deposit Control Account Agreement

                                                                          [Date]

[Deposit Account Bank]
[Address]

Ladies and Gentlemen:

          Reference is made to account no. [__________] maintained with you (the "Bank") by [ ] (the "Company") into which funds are deposited from time to time (the "Account"). The Company has entered into a Secured Super Priority Debtor in Possession Credit Agreement, dated as of March 6, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "DIP Credit Agreement"), among the Borrower, the Lenders and Issuers party thereto, Citicorp USA, Inc. as administrative agent for the Lenders and Issuers (in such capacity the "Administrative Agent"), Heller Financial, Inc. as collateral monitoring agent, Fleet Capital Corporation and The CIT Group/Business Credit, Inc. as documentation agents, and Heller Financial, Inc. and GMAC Business Credit, LLC as syndication agents.

          Pursuant to the DIP Credit Agreement and related documents, the Company has granted to the Administrative Agent, for the benefit of the Secured Parties, a security interest in certain property of the Company, including, among other things, accounts, inventory, equipment, instruments, general intangibles and all proceeds thereof (the "Collateral"). Payments with respect to the Collateral are or hereafter may be made to the Account.

          The Company hereby transfers to the Administrative Agent exclusive ownership and control of, and all of its right, title and interest in and to, the Account and all funds and other property on deposit therein. By your execution of this letter agreement, you (i) agree that you will comply with instructions originated by the Administrative Agent directing disposition of the funds and other property on deposit in the Account without further consent of the Company, and (ii) acknowledge that the Administrative Agent now has exclusive ownership and control of the Account, that all funds in the Account shall be transferred to the Administrative Agent as provided herein, that the Account is being maintained by you for the benefit of the Administrative Agent and that all amounts and other property therein are held by you as custodian for the Administrative Agent.

          Except as provided in paragraphs B.(iii) and D. below, the Account shall not be subject to deduction, set-off, banker's lien, counterclaim, defense, recoupment or any other right in favor of any person or entity other than the Administrative Agent. By your execution of this letter agreement you also acknowledge that, as of the date hereof, you have received no notice of any other pledge or assignment of the Account and have not executed any agreements with third parties covering the disposition of funds in the Account. You agree with the Administrative Agent as follows:

A. Notwithstanding anything to the contrary or any other agreement relating to the Account, the Account is and will be maintained for the benefit of the Administrative Agent, will be entitled "Citicorp USA, Inc. [name of Company] Account" and will be subject to written instructions only from an authorized officer of the Administrative Agent.

     [ A post office box (the "Lockbox") has been rented in the name of the Company at the [___________] post office and the address to be used for such Lockbox is:

                                [Insert address]

     Your authorized representatives will have access to the Lockbox under the authority given by the Company to the post office and will make regular pick-ups from the Lockbox timed to gain maximum benefit of early presentation and availability of funds. You will endorse process all checks received in the Lockbox and deposit such checks (to the extent eligible) in the Account in accordance with the procedures set forth below.

A You will follow your usual operating procedures for the handling of any [checks received from the Lockbox or other] remittance received in the Account that contains restrictive endorsements, irregularities (such as a variance between the written and numerical amounts), undated or postdated items, missing signatures, incorrect payees and the like.

B You will endorse and process all eligible checks and other remittance items not covered by subparagraph (iii) below and deposit such checks and remittance items in the Account.

C You will mail all checks returned unpaid because of uncollected or insufficient funds under appropriate advice to the Company (with a copy of the notification of return to the Administrative Agent). You may charge the Account for the amounts of any returned check that has been previously credited to the Account. To the extent insufficient funds remain in the Account to cover any such returned check, the Company shall indemnify you for the uncollected amount of such returned check upon your demand in the absence of negligence or intentional misconduct on your part. In the case where the proceeds of any returned check have been transferred to the Administrative Agent pursuant to the terms hereof and the Company has not reimbursed you for such returned check, the Administrative Agent agrees to reimburse you for the amount of such returned check; provided, however, that you have delivered a copy of such returned check to the Administrative Agent together with evidence that the proceeds of such check were so forwarded to the Administrative Agent.

D You will maintain a record of all checks and other remittance items received in the Account and, in addition to providing the Company with photostatic copies thereof, vouchers, enclosures and the like of such checks and remittance items on a daily basis, furnish to the Administrative Agent a monthly statement of the Account to: Citicorp USA, Inc., as Administrative Agent, 388 Greenwich Street, New York, New York 10013,
     Attention: Mr. Keith Karako, with a copy to the Company.

E. You will transfer (by wire transfer or other method of transfer mutually acceptable to you and the Administrative Agent) to the Agent, in same day funds, on each business day, the entire balance in the Account to the following account:

                  ABA Number:
                               ----------------------------------
                  Citibank, N.A.
                  388 Greenwich Street
                  New York, New York 10013

                  Account Name:
                                 --------------------------------
                                        Concentration Account
                  Account Number:
                                  -------------------------------
                  Reference:
                             ------------------------------------
                  Attn:
                         ----------------------------------------

     or to such other account as the Administrative Agent may from time to time designate in writing (the "Administrative Agent Concentration Account").

F. All customary service charges and fees with respect to the Account shall be debited to the Account. In the event insufficient funds remain in the Account to cover such customary service charges and fees, the Company shall pay and indemnify you for the amounts of such customary service charges and fees.

          This letter agreement shall be binding upon and shall inure to the benefit of you, the Company, the Administrative Agent, the Secured Parties referred to in the DIP Credit Agreement and the respective successors, transferees and assigns of any of the foregoing. This letter agreement may not be modified except upon the mutual consent of the Administrative Agent, the Company and you. You may terminate the letter agreement only upon 30 days' prior written notice to the Company and the Administrative Agent. The Administrative Agent may terminate this letter agreement upon 10 days' prior written notice to you and the Company. The Company may not terminate this letter agreement except with the written consent of the Administrative Agent. Upon such termination you shall close the Account and transfer all funds in the Account to the Administrative Agent Concentration Account or as otherwise directed by the Administrative Agent in writing. After any such termination, you shall nonetheless remain obligated promptly to transfer to the Administrative Agent Concentration Account or as the Administrative Agent may otherwise direct in writing all funds and other property received in respect of the Account.

          This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement.

          This letter agreement supersedes all prior agreements, oral or written, with respect to the subject matter hereof and may not be amended, modified or supplemented except by a writing signed by the Administrative Agent, the Company and you.

          This letter agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Upon acceptance of this letter agreement it will be the valid and binding obligation of the Company, the Administrative Agent, and you, in accordance with its terms.

                                            Very truly yours,

                                            [___________________________]


                                            By:
                                                 -------------------------------
                                                   Name:
                                                   Title:

Acknowledged and agreed to as of
the date first above written:

Citicorp Usa, Inc., as Administrative Agent


By:
     ---------------------------------------
     Name:
     Title

                                    Exhibit K

                            Control Account Agreement

[Name and Address
of Approved Securities
Intermediary]

                                                     [Date]

Ladies and Gentlemen:

          The undersigned                     (the "Pledgor") together with
                          -------------------
certain of its affiliates are party to a Secured Super Priority Debtor in Possession Credit Agreement, dated as of March 6, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "DIP Credit Agreement"), among the Borrower, the Lenders and Issuers party thereto, Citicorp USA, Inc. (the "Pledgee") as administrative agent for the Lenders and Issuers, Heller Financial, Inc. as collateral monitoring agent, Fleet Capital Corporation and The CIT Group/Business Credit, Inc. as documentation agents, and Heller Financial, Inc. and GMAC Business Credit, LLC as syndication agents, pursuant to which a security interest is granted by the Pledgor in all present and future Assets (hereinafter defined) in Account No.
        of the Pledgor (the "Pledge").
-------

          In connection therewith, the Pledgor hereby instructs you (the "Approved Securities Intermediary") to:

     1.   maintain the Account, as "         - Citicorp USA Control Account";
                                    --------

     2. hold in the Account the assets, including all financial assets, securities, security entitlements and all other property and rights now or hereafter received in such Account (collectively the "Assets"), including without limitation those assets listed in Exhibit A attached hereto and made a part hereof;

     3. provide to the Pledgee, with a duplicate copy to the Pledgor, a monthly statement of Assets and a confirmation statement of each transaction effected in the Account after such transaction is effected; and

     4. honor only the instructions or entitlement orders in regard to or in connection with the Account given by an Authorized Officer of the Pledgee, except that until such time as the Pledgee gives a written notice to the Approved Securities Intermediary that the Pledgor's rights under this sentence have been terminated (on which notice the Approved Securities Intermediary may rely exclusively), the Pledgor acting through an Authorized Officer may (a) exercise any voting rights that it may have with respect to any of the Assets, (b) give instructions to enter into purchase or sale transactions in the Account and (c) withdraw and receive for its own use all regularly scheduled interest [and dividends] paid with respect to the

          Assets [and all cash proceeds of any sale of Assets] ("Permitted Withdrawals"); provided, however, that unless the Pledgee has consented to the specific transaction, the Pledgor shall not instruct the Approved Securities Intermediary to deliver and, except as may be required by law or by court order, the Approved Securities Intermediary shall not deliver, cash and/or securities, or proceeds from the sale of, or distributions on, such securities out of the Account to the Pledgor or to any other person or entity other than Permitted Withdrawals.

          By its signature below, the Approved Securities Intermediary agrees to comply with the entitlement orders and instructions of an Authorized Officer of the Pledgee (including without limitation any instructions with respect to sales, trades, transfers and withdrawals of cash or other of the Assets) without the consent of the Pledgor or any other person (it being understood and agreed by the Pledgor that the Approved Securities Intermediary shall have no duty or obligation whatsoever of any kind or character to have knowledge of the terms of the DIP Credit Agreement or to determine whether or not an event of default exists thereunder). The Pledgor hereby agrees to indemnify and hold harmless the Approved Securities Intermediary, its affiliates, officers and employees from and against any and all claims, causes of action, liabilities, lawsuits, demands and/or damages, including any and all court costs and reasonable attorney's fees, that may result by reason of the Approved Securities Intermediary complying with such instructions of the Pledgee. In the event that the Approved Securities Intermediary is sued or becomes involved in litigation as a result of complying with the above stated written instructions, the Pledgor and the Pledgee agree that the Approved Securities Intermediary shall be entitled to charge all costs and fees it incurs in connection with such litigation to the Assets in the Account and withdraw such sums as the costs and charges accrue.

          The Authorized Officer of the Pledgee who shall give oral instructions hereunder shall confirm the same in writing to the Approved Securities Intermediary within five days after such oral instructions are given.

          For the purpose of this Agreement, the term "Authorized Officer of the
Pledgor" shall refer in the singular to                     or
                                        -------------------
                    (each of whom is, on the date hereof, an officer or director
-------------------
of the Pledgor) and "Authorized Officer of the Pledgee" shall refer in the singular to any person who is a vice president or managing director of the Pledgee. In the event that the Pledgor shall find it advisable to designate a replacement of any of its Authorized Officers, written notice of any such replacement shall be given to the Approved Securities Intermediary and the Pledgee.

          Except with respect to the obligations and duties as set forth herein, this Agreement shall not impose or create any obligations or duties upon the Approved Securities Intermediary greater than or in addition to the customary and usual obligations and duties of the Approved Securities Intermediary to the Pledgor.

          As long as the Assets are pledged to the Pledgee: (i) the Approved Securities Intermediary will not invade the Assets to cover margin debits or calls in any other accounts of the Pledgor and (ii) the Approved Securities Intermediary agrees that, except for liens resulting from customary commissions, fees, or charges based upon transactions in the Account, it subordinates in favor of the Pledgee any security interest, lien or right of setoff the Approved Securities Intermediary may have. The Approved Securities Intermediary acknowledges that it has not received notice of any other security interest in the Account or the Assets. In the event any such notice is received, the Approved Securities Intermediary will promptly notify the Pledgee. The Pledgor herein represents that the Assets are free and clear of any lien or encumbrances and agrees that, with the exception of the security interest granted to the Pledgee, no lien or encumbrance will be placed by it on the Assets without the express written consent of both the Pledgee and the Approved Securities Intermediary.

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and it and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, and the law of the Approved Securities Intermediary's jurisdiction for the purposes of Section 8-110 of the Uniform Commercial Code in effect in the State of New York (the "UCC") shall be, the law of the State of New York.

          The Approved Securities Intermediary will treat all property at any time held by the Approved Securities Intermediary in the Account as financial assets within the meaning of the UCC. The Approved Securities Intermediary acknowledges that this Agreement constitutes written notification to the Approved Securities Intermediary, pursuant to the UCC and any applicable federal regulations for the Federal Reserve Book Entry System, of the Pledgee's security interest in the Assets. The Pledgor, Pledgee and Approved Securities Intermediary are entering into this Agreement to provide for the Pledgee's control of the Assets and to confirm the first priority of the Pledgee's security interest in the Assets. [The Approved Securities Intermediary agrees to promptly make and thereafter maintain all necessary entries or notations in its books and records to reflect the Pledgee's security interest in the Assets.]

          If any term or provision of this Agreement is determined to be invalid or unenforceable, the remainder of this Agreement shall be construed in all respects as if the invalid or unenforceable term or provision were omitted. This Agreement may not be altered or amended in any manner without the express written consent of the Pledgor, the Pledgee and the Approved Securities Intermediary. This Agreement may be executed in any number of counterparts, all of which shall constitute one original agreement.

          This Agreement may be terminated by the Approved Securities Intermediary upon 30 day's prior written notice to the Pledgor and the Pledgee. Upon expiration of such 30-day period, the Approved Securities Intermediary shall be under no further obligation except to hold the Assets in accordance with the terms of this Agreement, pending receipt of written instructions from the Pledgor and the Pledgee, jointly, regarding the further disposition of the pledged Assets.

          The Pledgor acknowledges that this Agreement supplements any existing agreements of the Pledgor with the Approved Securities Intermediary and, except as expressly provided herein, is in no way intended to abridge any rights that the Approved Securities Intermediary might otherwise have.

          In Witness Whereof, the Pledgor and the Pledgee have caused this Agreement to be executed by their duly authorized officers all as of the date first above written.

                                     [Pledgor]


                                     By:
                                          --------------------------------------
                                           Name:
                                           Title:


                                     Citicorp Usa, Inc., as Administrative Agent


                                     By:
                                          --------------------------------------
                                           Name:
                                           Title:


ACCEPTED AND AGREED:

[Approved Financial Intermediary]


By:
     ----------------------------------
      Name:
      Title:

                                    EXHIBIT A
                                    ---------

                       Pledged Collateral Account Number:
                                                         ------------------

                                     ASSETS
                                     ------